Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

NOTE PURCHASE AGREEMENT
dated as of October 1, 2021
among
CENTESSA PHARMACEUTICALS PLC
as Issuer,
THE OTHER OBLIGORS PARTY HERETO,

THE PURCHASERS PARTY HERETO,
and
COCOON SA LLC
as Purchaser Agent

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(continued)
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ii

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(continued)
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iii

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SCHEDULES:
Schedule 1.1        Purchasers and Commitments
Schedule 3.7        Restricted Licenses
Schedule 5.11(a)    Product Intellectual Property
Schedule 13.1        Disqualified Lender List
EXHIBITS:
Exhibit A-1    Description of Collateral
Exhibit A-2    Agreed Security Principles
Exhibit A-3    English Collateral Documents
Exhibit A-4    French Collateral Documents
Exhibit A-5    German Collateral Documents
Exhibit B    Form of Purchase Notice
Exhibit C    Compliance Certificate
Exhibit D    Form of Note
Exhibit E    Form of Guarantee Assumption Agreement
Exhibit F    Customary Subordination Terms
Exhibit G    Form of Press Release
Exhibit H    Form of Revenue Report
Exhibit I    Form of QPP Certificate
Exhibit J    Form of Authorizing Resolutions

v

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NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) is made and dated as of October 1, 2021 (the “Effective Date”) among the Purchasers listed on Schedule 1.1 hereof or otherwise a party hereto from time to time (each a “Purchaser” and collectively, the “Purchasers”), Cocoon SA LLC, a Delaware limited liability company, as agent for the Purchasers (in such capacity, “Purchaser Agent”), Centessa Pharmaceuticals plc, a public company incorporated under the laws of England & Wales having its registered office at 3rd floor, 1 Ashley Road, Altrincham, Cheshire, UK, WA14 2DT (“Issuer”), and the other Obligors from time to time party hereto. The parties agree as follows:
Article I
ACCOUNTING AND OTHER TERMS
Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined have the meanings given to them in accordance with GAAP as in effect from time to time, provided that if Issuer notifies Purchaser Agent and the Purchasers that Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that all terms of an accounting or financial nature (including the definitions of Capital Lease Obligations and Indebtedness) shall be construed without giving effect to (i) any changes to the current GAAP accounting model for leases of the type described in ASU 2016-02, Leases (Topic 842) issued by the FASB, (ii) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Issuer or any Subsidiary at “fair value,” as defined therein and (iii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Article XV.
All other capitalized terms contained in this Agreement that are not defined in this Agreement or Article XV, unless otherwise indicated, shall have the meaning provided by the UCC to the extent such terms are defined therein.
All references to “Dollars” or “$” are United States Dollars, unless otherwise noted. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any notice or delivery to Purchasers shall be satisfied by notice or delivery (as applicable) to Purchaser Agent. Unless the context otherwise requires, references herein to:

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(x) Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement and (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, amended and restated, supplemented and modified from time to time to the extent permitted by the provisions thereof.
Article II
NOTES; TERMS OF PAYMENT; REVENUE PARTICIPATION; MILESTONE PAYMENT
Section II.1Purchase and Sale of Notes.
(a)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.2 and 3.6), on the First Purchase Date, the Purchasers agree, severally and not jointly, to purchase Notes from Issuer, and Issuer agrees to issue and sell Notes to each Purchaser, in an aggregate principal amount of Seventy Five Million Dollars ($75,000,000) in one (1) purchase according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto for a purchase price equal to 100% of the principal amount thereof (the “First Purchase”).
(b)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.3 and 3.6), on the Second Purchase Date, at the sole option (but without obligation) of Issuer, the Purchasers agree, severally and not jointly, to purchase Notes from Issuer, and Issuer agrees to issue Notes to each Purchaser, in an aggregate principal amount of Seventy Five Million Dollars ($75,000,000), in one (1) purchase according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto for a purchase price equal to 100% of the principal amount thereof (the “Second Purchase”).
(c)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.4 and 3.6), on the Third Purchase Date, at the sole option (but without obligation) of Issuer, the Purchasers agree, severally and not jointly, to purchase Notes from Issuer, and Issuer agrees to issue Notes to each Purchaser, in an aggregate principal amount of Fifty Million Dollars ($50,000,000), in one (1) purchase according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto for a purchase price equal to 100% of the principal amount thereof (the “Third Purchase”).
(d)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.5 and 3.6), on the Fourth Purchase Date, at the sole option (but without obligation) of Issuer and subject to the approval of the Purchasers in their sole discretion (and without obligation), each Purchaser may, severally and not jointly, purchase Notes from Issuer, and Issuer agrees to issue Notes to each Purchaser, in an aggregate principal amount of up to One Hundred Million Dollars ($100,000,000) in no more than four (4) minimum increments of Twenty Million Dollars ($20,000,000) according to each Purchaser’s Fourth Purchase Percentage for a purchase price equal to 100% of the principal amount thereof (each, a “Fourth Purchase”; together with the First Purchase, any Second Purchase and any Third Purchase, individually, a “Purchase” and collectively the “Purchases”), in each case for the purpose of financing a Permitted Acquisition.
Notwithstanding anything to the contrary herein, each Purchaser’s Commitments shall expire on the applicable Commitment Termination Date and no Purchaser shall be committed to purchase any Notes as part of the Fourth Purchase.

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Section II.2Payments of Principal, Revenue Participation Payments, Milestone Amount and the Final Payment Amount.
(a)Repayment of the Notes. The outstanding principal amount of the Notes, together with all accrued and unpaid interest thereon, shall be due and payable in full on the earlier of (x) the Maturity Date and (y) the date that all Obligations are accelerated and become due and payable pursuant to Section 9.1 or otherwise. To the extent redeemed or otherwise repaid, the Notes may not be re-issued and the principal amount thereunder may not be re-borrowed.
(b)Voluntary Redemption and Payment. Issuer shall have the option to redeem all, but not less than all, of the outstanding Notes (if any) and pay all other outstanding Obligations under this Agreement, provided Issuer provides at least ten (10) days’ advance written notice to Purchaser Agent of the date of such redemption and payment. On the applicable date, Issuer shall repurchase the Notes and pay all other Obligations by paying the Final Payment Amount, plus all accrued and unpaid default interest, Reimbursable Expenses and all other Obligations to the Purchasers. Notwithstanding anything to the contrary contained in this Agreement, Issuer may rescind any notice of redemption and payment pursuant to this Section 2.2(b) if such redemption would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed; provided that Issuer must provide Purchaser Agent with a new notice at least five (5) days prior to any redemption date if Issuer has rescinded the prior notice. Upon redemption of the Notes pursuant to this Section 2.2(b), the Purchasers’ remaining Commitments shall immediately and irrevocably terminate.
(c)Asset Sale Repurchase Events. In the event of any Asset Sale Repurchase Event, Issuer shall provide ten (10) days’ prior written notice of the anticipated date of such Asset Sale Repurchase Event to Purchaser Agent and the Purchasers. In connection with any Asset Sale Repurchase Event, the Required Purchasers in their sole discretion (and without obligation) may require Issuer to pay in cash an amount equal to the Applicable Redemption Percentage of Net Proceeds from such Asset Sale Repurchase Event to repurchase all or a portion of the Notes and prepay the Obligations in connection with all or such portion, as applicable, of the Notes. If the Required Purchasers require Issuer to repurchase all or a portion of the Notes and prepay the other Obligations in connection with such Notes being repurchased pursuant to this Section 2.2(c), the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof no later than five (5) days after receipt of Issuer’s notice of an Asset Sale Repurchase Event and Issuer shall apply the Applicable Redemption Percentage of Net Proceeds from such Asset Sale Repurchase Event to repurchase the Notes and prepay the other Obligations within two (2) Business Days of each date on which such Net Proceeds are received (or such later date as is acceptable to the Required Purchasers in their sole discretion (and without obligation)) with such amount of Net Proceeds being allocated first, to the Reimbursable Expenses then due and payable; second, to any outstanding and unpaid default interest; third, to repurchase such principal amount of the Notes equal to the product of such Net Proceeds (after deducting amounts paid pursuant to the first and second clauses immediately above) multiplied by the quotient obtained by dividing (x) the outstanding principal amount of the Notes by (y) the Final Payment Amount (in each case of the proceeding prongs (x) and (y), as determined immediately prior to such payment); and fourth, to the remaining Obligations payable under Section 2.2(g) (the amount so prepaid pursuant to this clause fourth, the “Prepaid Amount”). For the avoidance of doubt, to the extent an Asset Sale Repurchase Event also constitutes a Change of Control, Section 2.2(f) shall apply in lieu of this Section 2.2(c).
(d)Revenue Participation Payments.
(i)From and after the commencement of the Revenue Participation Period, Issuer shall pay to the Purchasers the Revenue Participation Payments quarterly in cash on each Payment

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Date, until the earlier of (x) payment in full of the Obligations and (ii) the end of the Revenue Participation Period.
(ii)With respect to each fiscal quarter, the relevant amount payable in respect of the Revenue Participation Payments for such fiscal quarter shall be paid on the applicable Payment Date, with such payment to be calculated (x) with respect to Issuer and its Subsidiaries, based on the Cash Receipts for the period ending two (2) Business Days prior to the end of such fiscal quarter or (y) with respect to any Lixivaptan Transferee, Net Sales reported by such Person for the prior fiscal quarter; provided that all payments in respect of any fiscal quarter in respect of Net Sales by Issuer and its Subsidiaries shall be subject to reconciliation based on the final Net Sales for the applicable fiscal quarter on the Payment Date for the subsequent fiscal quarter, with such reconciliation being prepared by Issuer and delivered to the Purchasers as part of the Revenue Report for such fiscal quarter, and based on Net Sales for the applicable fiscal year in which such fiscal quarter occurs based on, in the case of Net Sales by Issuer and its Subsidiaries, the audited consolidated financial statements of Issuer for the applicable fiscal year. With respect to each reconciliation, any overpayments shall be credited against, and any underpayments shall be added to, the immediately subsequent payment in respect of the Revenue Participation Payments. For the avoidance of doubt, the Purchasers shall not be required to refund any Revenue Participation Payments.
(iii)All Revenue Participation Payments and other payments pursuant to this Section 2.2(d) shall be made to each Purchaser in accordance with its Pro Rata Share.
(e)Milestone Payments.
(i)Upon the occurrence of the Milestone Event, Issuer shall pay to the Purchasers the Milestone Amount in twenty (20) (or, if fewer than five (5) years remain prior to the End of Term, such lesser number equal to the number of Payment Dates remaining prior to the End of Term) equal quarterly installments on each Payment Date, commencing with the first Payment Date following the earlier of (i) the six month anniversary of the Milestone Event and (ii) the date of the First Commercial Sale of the Included Product subject to such Milestone Event (the “Milestone Period”).
(ii)Upon the issuance of additional Notes after the occurrence of the Milestone Event, each Milestone Payment due thereafter shall be increased to take into account of such issuance of additional Notes and paid ratably over the remaining Milestone Period.
(iii)All Milestone Payments shall be made to each Purchaser in accordance with its Pro Rata Share.
(f)Change of Control. In the event of any Change of Control, Issuer shall provide thirty (30) days’ prior written notice of the anticipated date of such Change of Control to Purchaser Agent and the Purchasers. In connection with any Change of Control, the Required Purchasers in their sole discretion (and without obligation) may require Issuer to repurchase the outstanding Notes (if any) and pay all other outstanding Obligations under this Agreement. If the Required Purchasers require Issuer to repurchase the outstanding Notes (if any) and pay all other Obligations, the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof no later than fifteen (15) days after receipt of Issuer’s notice of a Change of Control. If the Required Purchasers have elected to require Issuer to repurchase the Notes (if any) and pay all other Obligations, Issuer shall make such repurchase and payment on the effective date of such Change of Control (or such later date as is acceptable to the Required Purchasers in their sole discretion (and without obligation)) by paying the Final Payment Amount, plus all accrued and unpaid default interest, Reimbursable Expenses and all other Obligations to the Purchasers.

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(g)Final Payment Amount. The Final Payment Amount, together with any accrued and unpaid default interest, Reimbursable Expenses and all other Obligations, shall be due and payable in full on the earliest of (v) the End of Term, (w) the election of Issuer to redeem all outstanding Notes and pay all other Obligations pursuant to Section 2.2(b), (x) upon the repurchase or redemption of all of the Notes pursuant to Section 2.2(c), (y) the election of the Required Purchasers to require such payment pursuant to Section 2.2(f) or Section 3.7(h)(iii), and (z) the date that all Obligations are accelerated and become due and payable pursuant to Section 9.1 or otherwise. Notwithstanding anything to the contrary herein, upon the termination or expiration of all Commitments and the receipt by the Purchasers of an aggregate amount of principal and interest (other than payments of default interest) on the Notes issued under this Agreement, Revenue Participation Payments, Milestone Payments and any Prepaid Amount equal to the then-applicable Capped Payment Amount, no further payments (except as provided in Article XIV) shall be due and payable by the Obligors under Section 2.2. If at any time there are no Notes outstanding and Issuer has paid the Capped Payment Amount, Issuer may finally and irrevocably terminate the Commitments by written notice to Purchaser Agent.
Section II.3Payment of Interest
(a)Interest Payments. Issuer shall make quarterly payments of interest in arrears on each outstanding Note and any other Obligations commencing on the first (1st) Payment Date following the First Purchase Date and continuing on each successive Payment Date thereafter through and including the Payment Date immediately preceding the Maturity Date.
(b)Interest Rate. Subject to Section 2.3(c), the principal amount outstanding under the Notes and any other Obligations shall accrue interest at per annum rate equal to the Applicable Rate, which interest shall be payable quarterly in arrears in accordance with Sections 2.3(a) and 2.3(f). Interest shall accrue on each Note commencing on, and including, the Purchase Date of such Note, and shall accrue on the principal amount outstanding under such Note through and including the day on which such Note is paid in full. Interest shall accrue on all other Obligations commencing on, and including, the date that such Obligations are due, and shall accrue on the unpaid amount of such Obligations through and including the day on which such Obligations are paid in full.
(c)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all outstanding Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Purchaser Agent or any Purchaser.
(d)360Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.
(e)Inability to Determine Rates; Illegality; Effect of Benchmark Transition Event.
(i)Inability to Determine Rates. If, on or prior to the first day of any Interest Period (an “Affected Interest Period”), Purchaser Agent determines (which determination shall be conclusive and binding on Issuer and the other Obligors absent manifest error) that, by reason of circumstances affecting the London interbank eurodollar market, Base LIBOR cannot be determined pursuant to the definition thereof, Purchaser Agent will promptly so notify Issuer in writing. For each Affected Interest Period thereafter, until Purchaser Agent provides written notice that Base LIBOR is

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available for the Interest Period immediately following the date of such notice, all Notes shall bear interest at the Applicable Rate using the following adjustments:
(1)the Prime Rate shall replace LIBOR and the Prime Rate Floor shall replace the LIBOR Floor; and
(2)the Applicable Margin shall be adjusted to equal (1) 7.75% minus (2) the difference between the Prime Rate and LIBOR in effect as of the immediately preceding Interest Period.
(ii)Illegality. If Purchaser Agent or any Purchaser determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Purchaser or its applicable lending office to purchase or hold Notes whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of any Purchaser to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon written notice thereof by Purchaser Agent to Issuer, any obligation of the Purchasers to purchase or hold Notes whose interest is determined by reference to LIBOR shall be suspended until Purchaser Agent notifies Issuer that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice that it is illegal for any Purchaser to make or maintain loans whose interest is determined by reference to LIBOR, all Notes shall thereafter bear interest at the Applicable Rate subject to the adjustments provided pursuant to Section 2.3(e)(i)(1) and Section 2.3(e)(i)(2).
(iii)Effect of Benchmark Transition Event.
(1)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Note Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Purchaser Agent and Issuer may, by mutual agreement, amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Purchaser Agent has posted such proposed amendment to all Purchasers and Issuer so long as Purchaser Agent has not received, by such time, written notice of objection to such amendment from Purchasers comprising the Required Purchasers. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Purchasers comprising the Required Purchasers have delivered to Purchaser Agent written notice that such Required Purchasers accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.3(e)(iii) will occur prior to the applicable Benchmark Transition Start Date.
(2)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Purchaser Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(3)Notices; Standards for Decisions and Determinations. Purchaser Agent will notify Issuer and the Purchasers of (1) any occurrence of a Benchmark Transition Event (other than a Benchmark Transition Event that occurred prior to the Effective Date) or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period.

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Any determination, decision or election that may be made by Purchaser Agent or Purchasers pursuant to this Section 2.3(e)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.3(e)(iii).
(4)Benchmark Unavailability Period. Upon Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, all Notes shall bear interest at the Applicable Rate subject to the adjustments provided in Sections 2.3(e)(i)(1) and 2.3(e)(i)(2).
(f)Debit of Accounts. Purchaser Agent and each Purchaser may debit (or ACH) the Designated Deposit Account, or, to the extent adequate funds are not available in the Designated Deposit Account, any other Deposit Account maintained by Issuer or any of its Subsidiaries, including for principal and interest payments or any other amounts Issuer owes the Purchasers under the Note Documents when due. Any such debits (or ACH activity) shall not constitute a setoff.
(g)Payments. Except as otherwise expressly provided herein, all payments by Issuer under the Note Documents shall be made to the respective Purchaser to which such payments are owed (or in the case of any Obligations owed to Purchaser Agent, to Purchaser Agent), at such Purchaser’s office (or if applicable, Purchaser Agent’s office) in immediately available funds on the date specified herein. Payments received after 1:00 pm Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next preceding Business Day. All payments to be made by Issuer or any Guarantor hereunder or under any other Note Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without setoff, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
Section II.4Form of Notes; Note Record. The Notes shall be substantially in the form attached as Exhibit D hereto, and the terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein; provided that in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control. Issuer irrevocably authorizes each Purchaser to make or cause to be made, on or about the Purchase Date of any Notes or at the time of receipt of any payment of principal on such Purchaser’s Note, an appropriate notation on such Purchaser’s Note Record reflecting the purchase of such Notes or (as the case may be) the receipt of such payment. The outstanding amount of each Note set forth on such Purchaser’s Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Purchaser, but the failure to record, or any error in so recording, any such amount on such Purchaser’s Note Record shall not limit or otherwise affect the obligations of Issuer under any Note or any other Note Document to make payments of principal of or interest on, or the Final Payment Amount in respect of, any Note when due. Upon receipt of an affidavit of an officer of a Purchaser as to the loss, theft, destruction, or mutilation of its Note, Issuer shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and of like tenor.
Section II.5Reimbursable Expenses. Issuer shall pay to Purchaser Agent all Reimbursable Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due. It is the intention of the parties hereto that Issuer shall pay Reimbursable Expenses directly. In the event Purchaser Agent or any Purchaser pays any of such expenses directly, Issuer will reimburse Purchaser Agent or such Purchaser for such expenses and interest on such expenses shall accrue beginning on the third (3rd) Business Day following written notice to Issuer of such expenses until reimbursed at the interest rate specified in Section 2.3(b) (or, subject to Section 2.3(c), the Default Rate).

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Article III
CONDITIONS
Section III.1Conditions Precedent to the Effective Date. The effectiveness of this Agreement is subject to the condition precedent that Purchaser Agent and each Purchaser shall consent to or shall have received, in form and substance satisfactory to Purchaser Agent and each Purchaser, such documents, and completion of such other matters, as Purchaser Agent and each Purchaser may have reasonably requested, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion (and without obligation), including, without limitation:
(a)this Agreement, duly executed by Issuer and each Guarantor, as applicable;
(b)an irrevocable Purchase Notice delivered by Issuer in respect of the First Purchase; and
(c)a completed Perfection Certificate for Issuer and each of its Subsidiaries.
Section III.2Conditions Precedent to the First Purchase Date. The obligation of each Purchaser to make the First Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion (and without obligation):
(a)duly executed Control Agreements, with respect to any U.S. Collateral Accounts maintained by Issuer or any of its Subsidiaries;
(b)UCC-1 financing statements in proper form for filing against each Obligor in its Jurisdiction of Organization (determined in accordance with the UCC) or in the District of Columbia with respect to each Obligor organized outside of the United States;
(c)short-form security agreements for Intellectual Property in proper form for filing against each Obligor with the United States Patent and Trademark Office or the United States Copyright Office, as applicable;
(d)the English Collateral Documents, duly executed and perfected;
(e)insurance certificates in form and substance reasonably satisfactory to Purchaser Agent;
(f)the Operating Documents of each Obligor, certified by the secretary or an assistant secretary or director or, in case of an Obligor incorporated in the Federal Republic of Germany, managing director of the applicable Obligor, and, to the extent available in the jurisdiction of incorporation of that Obligor, good standing certificates of each Obligor certified by the Secretary of States (or equivalent agency) of such Obligor’s jurisdiction of organization or formation and each material jurisdiction in which each Obligor is qualified to conduct business, each as of a date no earlier than thirty (30) days (or in the case of an Obligor incorporated in the Federal Republic of Germany, fourteen (14) days) prior to the First Purchase Date;
(g)in the case of an Obligor incorporated in the Federal Republic of Germany, an up to date certified list of all members of the supervisory board, the advisory board or any other board (if any) and a copy of the rules of procedure of the supervisory board and the advisory board (if any);

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(h)certified copies of resolutions duly approved by the board of directors (or other governing body, and in the case of an Obligor incorporated in the Federal Republic of Germany, including any resolution of the supervisory board, the advisory board and/or any other board) of the Obligors and any resolutions, consent or waiver duly approved by the requisite holders of each Obligor’s Equity Interests and any other person or board under the relevant agreements, if applicable (or, other than in relation to an Obligor incorporated in the Federal Republic of Germany, certifying that no such resolutions, consent or waiver is required), authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party;
(i)in the case of an Obligor incorporated in the Federal Republic of Germany, evidence that all necessary exemptions from section 181 BGB have been validly granted;
(j)certified copies, dated as of date no earlier than thirty (30) days (or in the case of an Obligor incorporated in England and Wales, one (1) Business Day) prior to the First Purchase Date, of lien searches (or in the case of an Obligor incorporated in England and Wales, searches of any security registered at Companies House), as Purchaser Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens revealed from such searches either constitute Permitted Liens or have been or, in connection with Notes issued on the First Purchase Date, will be terminated or released;
(k)one or more duly executed legal opinions of counsel to the Obligors including (without limitation), in the case of any Obligor incorporated under the laws of the Federal Republic of Germany, a legal capacity opinion of counsel to the Obligors, in each case dated as of the First Purchase Date and in form and substance satisfactory to Purchaser Agent;
(l)Issuer shall pay all Reimbursable Expenses then due and payable; and
(m)an ACH authorization with respect to each Deposit Account and Securities Account of the Obligors in form and substance satisfactory to Purchaser Agent.
Section III.3Conditions Precedent to the Second Purchase Date. The obligation of each Purchaser to make the Second Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion (and without obligation):
(a)the First Purchase shall have occurred; and
(b)the Second Purchase Date shall occur on or prior to the applicable Commitment Termination Date.
Section III.4Conditions Precedent to the Third Purchase Date. The obligation of each Purchaser to make the Third Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion (and without obligation):
(a)the Second Purchase shall have occurred; and
(b)the Third Purchase Date shall occur on or prior to the applicable Commitment Termination Date.

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Section III.5Conditions Precedent to any Fourth Purchase Date. In addition to the approval of each Purchaser, in its sole discretion (and without obligation), each Fourth Purchase is subject to the satisfaction of the following condition precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion (and without obligation):
(a)the terms and conditions of the Permitted Acquisition relating to the applicable Fourth Purchase shall have been satisfied and Issuer shall have delivered evidence satisfactory to Purchaser Agent of the occurrence of such Permitted Acquisition (or the occurrence thereof substantially concurrently with such Fourth Purchase). It is understood and agreed that the making of any Fourth Purchase shall be at each Purchaser’s sole discretion (and without obligation).
Section III.6Conditions Precedent to all Note Purchases. The obligation of each Purchaser to make any Purchase is subject to the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion (and without obligation):
(a)within the time period required by Section 3.9 (or such shorter period as agreed in writing by Purchaser Agent and the Purchasers), receipt by Purchaser Agent of an executed Purchase Notice in the form of Exhibit B attached hereto;
(b)the representations and warranties in Article V hereof shall be true, accurate and complete in all material respects on the date of the Purchase Notice and on the Purchase Date of each purchase of Notes; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date,
(c)no Event of Default shall have occurred and be continuing or result from the purchase of Notes;
(d)there has not been any event or circumstance, either individually or in the aggregate, that has resulted in or could reasonably be expected to result in a Material Adverse Change;
(e)duly executed Notes, in number, form and content reasonably acceptable to each Purchaser, and in favor of each Purchaser with respect to the Notes purchased by such Purchaser in such Purchase;
(f)Issuer shall have provided updates, if any, to the information in the Perfection Certificate since the Effective Date or the most recent updated thereto and all financial statements, reports or notices required under the Note Documents prior to the applicable Purchase Date, including, without limitation, those required under Section 6.2; and
(g)payment of Reimbursable Expenses then due as specified in Section 2.5 hereof.
Section III.7Post-Closing Items. After the Effective Date, Issuer agrees to deliver to Purchaser Agent the following documents:
(a)No later than five (5) days after the Effective Date, (i) evidence satisfactory to Purchaser Agent of the ratification by Issuer’s Board of Directors of resolutions in the form attached as Exhibit J authorizing the execution, delivery and performance of this Agreement, the English Collateral Documents and the transactions contemplated hereby and thereby and (ii) an unqualified legal capacity opinion of counsel to either the Obligors or the Purchaser Agent with respect to each Obligor incorporated in England and Wales, in form and substance satisfactory to Purchaser Agent;

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(b)No later than ten (10) days after the Effective Date, the certificate(s) for the Shares (in each case to the extent certificated), together with Assignment(s) Separate from Certificate, duly executed in blank, in each case subject to the Agreed Security Principles;
(c)No later than twenty-one (21) days after the Effective Date, confirmation satisfactory to Purchaser Agent of completion of registration of the security granted by any Obligor incorporated in England and Wales;
(d)No later than thirty (30) days after the Effective Date, Issuer’s additional insured, lender’s loss payee and notice of cancellation insurance endorsements;
(e)No later than thirty (30) days after the Effective Date, a landlord consent executed in favor of Purchaser Agent in respect of Issuer’s headquarters located at 5 Walnut Grove Drive, Suite 120, Horsham, PA 19044;
(f)No later than thirty (30) days after the Effective Date:
(i)a process agent appointment letter in Germany;
(ii)the German Collateral Documents and the French Collateral Documents, in each case duly executed and perfected, and evidence that (i) all relevant notices and acknowledgements (including waivers) to be delivered under the German Collateral Documents have been received and (ii) all relevant registrations under the German Collateral Documents have been made successfully;
(iii)documents and evidences as per Sections 3.2(f) through (i) in each case dated as of the date of the German Collateral Documents, provided that any resolution which has been validly passed prior to or on the First Purchase Date and were attached to the relevant certificate of the managing directors is not required to be updated in case it is neither superseded nor amended as well as suffices to authorize the entering into and the performance under the German Collateral Documents; and
(iv)one or more duly executed legal opinions of counsel to the Obligors in customary form and scope for transactions of this type, in each case dated as of the date of the German Collateral Documents or French Collateral Documents, as applicable, and in form and substance satisfactory to Purchaser Agent; provided that legal opinions as to enforceability with respect to the German Collateral Documents and the French Collateral Documents shall be delivered by counsel to Purchasers and Purchaser Agent;
(g)No later than one hundred and twenty (120) days after the Effective Date, consents in form and substance reasonably acceptable to Purchaser Agent with respect to the Restricted Licenses set forth on Schedule 3.7; and
(h)French Subsidiary Restructuring Requirement
(i)No later than one (1) year after the Effective Date, (w) evidence satisfactory to Purchaser Agent in its sole discretion that (A) the French Subsidiary shall have been re-domiciled in the United States or England and Wales or (B) the business and assets of the French Subsidiary shall have been transferred in full to a Subsidiary established in the United States or England and Wales for reasonably equivalent value in a manner that would not impair the priority and value of the Liens to be granted to the Purchaser Agent pursuant to the Note Documents on such transferred business and assets, (x) a Guarantee Assumption Agreement, duly executed by such re-domiciled or successor Subsidiary, (y) in the case of a re-domicile or successor Subsidiary in England and Wales, collateral and security documents consistent with the English Collateral Documents, duly executed by such re-

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domiciled or successor Subsidiary, and (z) such other collateral and security documents and other actions as would be required for a new Subsidiary pursuant to Section 6.12, in each case reasonably satisfactory to Purchaser Agent.
(ii) Notwithstanding the requirements set forth in the above Section 3.7(h)(i), if the requirements of Section 3.7(h)(i) have not been met within one (1) year after the Effective Date, then in lieu of compliance with such requirements, Issuer shall establish a Deposit Account that is subject to a blocked Control Agreement in favor of the Purchaser Agent, in form and substance satisfactory to Purchaser Agent (the “Blocked Account”) and deposit $25,000,000 in such Blocked Account, in each case no later than one (1) year after the Effective Date. Purchaser Agent shall have sole dominion and control over all funds deposited in the Blocked Account and such funds may be withdrawn therefrom only with the consent of Purchaser Agent. The Blocked Account and the blocked Control Agreement covering such Block Account shall remain in place until the receipt of the Marketing Approval from the FDA or EMA of any Included Product of an Obligor other than the French Subsidiary. For the avoidance of doubt, this Section 3.7(h)(ii) does not substitute, replace or release the Obligors from any other obligations under the Transaction Documents, including, without limitation, those under Section 6.6.
(iii) In the event that (x) the requirements of Section 3.7(h)(i) have not been met within one (1) year after the Effective Date and (y) Marketing Approval from FDA or EMA shall have been obtained for any of the Included Products of the French Subsidiary prior to receipt of Marketing Approval from the FDA or EMA for any of the Included Products of the other Obligors (the date that both events specified in clauses (x) and (y) have occurred, the “Specified Repurchase Trigger Date”), the Required Purchasers in their sole discretion (and without obligation) may require Issuer to repurchase the outstanding Notes (if any) and pay all other outstanding Obligations under this Agreement. If the Required Purchasers require Issuer to repurchase the outstanding Notes (if any) and pay all other Obligations, the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof within thirty (30) days of the Specified Repurchase Trigger Date and the repurchase date shall be the one year anniversary of the receipt of such Marketing Approval from the FDA or EMA. If the Required Purchasers have elected to require Issuer to repurchase the Notes (if any) and pay all other Obligations, Issuer shall make such repurchase and payment on the repurchase date specified in this Section 3.7(h)(iii) by paying the Final Payment Amount, plus all accrued and unpaid default interest, Reimbursable Expenses and all other Obligations to the Purchasers.
Section III.8Covenant to Deliver. Issuer agrees to deliver to Purchaser Agent and the Purchasers each item required to be delivered to Purchaser Agent under this Agreement as a condition precedent to any purchase of Notes. Issuer expressly agrees that a purchase of Notes made prior to the receipt by Purchaser Agent or any Purchaser of any such item shall not constitute a waiver by Purchaser Agent or any Purchaser of Issuer’s obligation to deliver such item, and any such purchase of Notes in the absence of a required item shall be made in each Purchaser’s sole discretion (and without obligation).
Section III.9Procedures for Issuance and Purchase. Subject to the prior satisfaction of all other applicable conditions to the purchase of Notes set forth in this Agreement, to issue Notes, Issuer shall notify the Purchasers (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time, in the case of the First Purchase, on the Effective Date or, in the case of any other Purchase, fifteen (15) Business Days (or such shorter periods as agreed in writing by Purchaser Agent and the Purchasers) prior to the date the Notes are to be issued. Together with any such electronic, or telephonic notification, Issuer shall deliver to the Purchasers by electronic mail a completed Purchase Notice executed by a Responsible Officer or his or her designee. The Purchasers may rely on any telephone notice given by a person whom a Purchaser reasonably believes is a Responsible Officer or designee. On each Purchase Date, each Purchaser shall credit and/or transfer (as applicable) to the Designated Deposit Account or such other Deposit Account of Issuer to which Purchaser Agent agrees in

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its sole discretion (without obligation), an amount equal to the purchase price of the Notes purchased by such Purchaser on such Purchase Date.
Section III.10Material Weakness. Issuer shall use its reasonable best efforts to address any findings of material weakness in its internal controls identified prior to the Effective Date prior to the end of the fiscal year ending December 31, 2022.
Article IV
CREATION OF SECURITY INTEREST
Section IV.1Grant of Security Interest. Each Obligor hereby grants Purchaser Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in all of such Obligor’s right, title and interest in, to and under the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Each Obligor represents, warrants and covenants that, upon the filing of applicable financing statements by the Purchasers, the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Purchaser Agent’s Lien. If any Obligor shall acquire a Commercial Tort Claim, such Obligor shall promptly notify Purchaser Agent in a writing signed by Issuer, as the case may be, of the general details thereof (and further details as may be reasonably required by Purchaser Agent) and grant to Purchaser Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Purchaser Agent.
If this Agreement is terminated, Purchaser Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity or reimbursement obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity or reimbursement obligations) and at such time as the Commitments have been terminated, Purchaser Agent shall, at the sole cost and expense of the Obligors, release its Liens in the Collateral and all rights therein shall revert to the Obligors. Upon such termination, and from time to time thereafter, Purchaser Agent shall, at the sole cost and expense of the Obligors, execute and deliver such instruments, documents and filings the Obligors reasonably request to evidence such termination and release.
Section IV.2Authorization to File Financing Statements. Each Obligor hereby authorizes Purchaser Agent to file financing statements, make any registration, or take any other necessary action (as determined by Purchaser Agent), without notice to any Obligor, with all jurisdictions deemed necessary (as determined by Purchaser Agent) to perfect or protect Purchaser Agent’s interest or rights under the Note Documents. Each Obligor incorporated in the Federal Republic of Germany hereby (i) releases the Purchaser Agent and the Purchasers from the restrictions of section 181 German Civil Code (Bürgerliches Gesetzbuch), and (ii) authorizes the Purchaser Agent and the Purchasers to delegate their powers of attorney, including the exemption from the restriction in section 181 German Civil Code (Bürgerliches Gesetzbuch). Each Obligor represents to each of the Purchaser Agent and the Purchasers that the release hereby granted is effective under the term of its constitutional documents.
Section IV.3Pledge of Collateral. Each Obligor hereby pledges, collaterally assigns and grants to Purchaser Agent, for the benefit of the Secured Parties, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the First Purchase Date, or, to the extent not certificated as of the First Purchase Date, within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Purchaser

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Agent, accompanied by an instrument of assignment duly executed in blank by the applicable Obligor. To the extent required by the terms and conditions governing the Shares, the Obligors shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Purchaser Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Purchaser Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Purchaser Agent or its transferee. Each Obligor will execute and deliver such documents, and take or cause to be taken such actions, as Purchaser Agent may, insofar as the law governing the security interest concerned so permits, according to the terms and conditions of the relevant security interest, reasonably request to perfect or continue the perfection of Purchaser Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, each Obligor shall be entitled, insofar as the law governing the security interest concerned so permits, according to the terms and conditions of the relevant security interest, to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. Except as otherwise set forth in the Foreign Collateral Documents, all such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. The terms of this Section 4.3 shall, in each case, be subject to the Agreed Security Principles.
Article V
REPRESENTATIONS AND WARRANTIES
Each Obligor represents and warrants to Purchaser Agent and the Purchasers as follows:
Section V.1Due Organization, Authorization: Power and Authority. Issuer and each of its Subsidiaries is duly existing and (other than with respect to Obligors incorporated in England and Wales and/or in the Federal Republic of Germany) in good standing as a Registered Organization in its jurisdictions of organization, incorporation or formation and Issuer and each of its Subsidiaries is qualified and licensed to do business and (other than with respect to Obligors incorporated in England and Wales or in the Federal Republic of Germany) is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. In connection with this Agreement, Issuer on behalf of itself and its Subsidiaries has delivered to Purchaser Agent a completed perfection certificate signed by an officer of Issuer (the “Perfection Certificate”). Each Obligor represents and warrants that (a) such Obligor’s exact legal name is that which is indicated on the Perfection Certificate and on the signature page of each Note Document to which it is a party; (b) each Obligor is an organization of the type and is organized or incorporated in the jurisdiction set forth on the Perfection Certificate; (c) the Perfection Certificate accurately set forth each Obligor’s organizational or company identification number or accurately states that such Obligor has none; (d) the Perfection Certificate accurately sets forth each Obligor’s place of business, or, if more than one, its chief executive office as well as each Obligor’s mailing address (if different than its chief executive office); (e)  each Obligor (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization or incorporation, organizational structure or type, or any organizational or company number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to the Obligors and the Subsidiaries, is accurate and complete in all material respects (it being understood and agreed that Issuer and each of its Subsidiaries shall from time to time update certain information in the Perfection Certificate after the Effective Date) pursuant to Section 3.6 and/or Section 6.2; such updated Perfection Certificate subject to the review and approval of Purchaser Agent. If Issuer or any of its Subsidiaries is not now a Registered Organization but later becomes one, Issuer shall notify Purchaser Agent of such occurrence and provide Purchaser Agent with such Person’s

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organizational identification number within five (5) Business Days of receiving such organizational or company identification number.
The execution, delivery and performance by each Obligor of the Note Documents to which it is a party have been duly authorized, and do not (i) conflict with such Obligors’ organizational or organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Issuer or such Obligor, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Issuer or any of such Obligor, or their respective properties, is bound. No Obligor is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to result in a Material Adverse Change.
Section V.2Collateral.
(a)Each Obligor has good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Note Documents, free and clear of any and all Liens except Permitted Liens, and no Obligor has any Deposit Accounts, Securities Accounts, Commodity Accounts or other bank or investment accounts other than the Collateral Accounts and the Excluded Accounts, if any, described in the Perfection Certificate delivered to Purchaser Agent in connection herewith with respect of which Issuer or such Obligor has given Purchaser Agent notice and, other than with respect to the Excluded Accounts, taken such actions as are necessary to give Purchaser Agent a perfected security interest therein. Each Account owned by any Obligor is a bona fide, existing obligation of the applicable Account Debtor.
(b)On the Effective Date, and except as disclosed on the Perfection Certificate, the Collateral (other than (i) mobile equipment such as laptop computers and personal digital assistants in the possession of any Obligor’s employees or agents and (ii) other Collateral with a fair market value not to exceed (a) One Million Dollars ($1,000,000) in any single location or (b) Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate in all locations, excluding, for purposes of this clause (ii)(b), any single location holding Collateral with a fair market value of less than One Hundred and Seventy Five Thousand Dollars ($175,000) in the aggregate) is not in the possession of any third party bailee (such as a warehouse). None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificate on the Effective Date or as permitted pursuant to Section 6.10.
(c)All Inventory, if any, owned by any Obligor is free from material defects and, with respect to any goods held for sale, is in all material respects of good and marketable quality.
(d)Except as noted on the Perfection Certificate, no Obligor is a party to, nor is bound by, any Restricted License. Issuer shall provide written notice to Purchaser Agent and each Purchaser within ten (10) days of any Obligor entering into or becoming bound by any material license or material agreement with respect to which an Obligor is the licensee (other than overthecounter software that is commercially available to the public).

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(e)As of the Effective Date, neither Issuer nor any of its Subsidiaries owns or has title to or interest in, any real property, except for leasehold interest in the real property leased by it as is necessary or desirable to the conduct of its business.
Section V.3Litigation. Except as disclosed (i) in the Perfection Certificate or (ii) in accordance with Section 6.9 hereof, there are no actions, audits, suits, investigations, or proceedings (including any Environmental Claims) pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Issuer or any of its Subsidiaries involving more than One Million Dollars ($1,000,000). Except as disclosed on the Perfection Certificate delivered on or prior to the Effective Date, there are no actions, audits, suits, investigations or proceedings (including any Environmental Claims) pending or threatened in writing by or against Issuer or any of its Subsidiaries, which either (x), if adversely determined, could reasonably be expected to result in a Material Adverse Change or (y) is not covered by independent third party insurance as to which liability has been accepted by the carrier providing such insurance.

Section V.4No Material Deterioration in Financial Condition; Financial Statements.
(a)All consolidated financial statements for Issuer and its Subsidiaries and the consolidated financial statements for each Subsidiary for the periods prior to the acquisition thereof by Issuer delivered to Purchaser Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Issuer and its Subsidiaries or such Subsidiary, as applicable, and the consolidated results of operations of Issuer and its Subsidiaries or such Subsidiary, as applicable as of the date thereof and for the periods covered thereby. There has not been any material deterioration in the consolidated financial condition of Issuer and its Subsidiaries since the date of the most recent financial statements submitted to any Purchaser.
(b)Since January 29, 2021, as of the Effective Date and each Purchase Date, there has not been any Transfer by Issuer or any Subsidiary of any material part of the business or property of Issuer or such Subsidiary and there has been no Investment or acquisition of any business or property by Issuer or any Subsidiary, in each case that has not been reflected in the most recent consolidated financial statements for Issuer.
Section V.5Solvency. Each Obligor is, and will be, after giving effect to the issuance of the Notes, Solvent.
Section V.6Compliance with Laws.
(a)Neither Issuer nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Issuer nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Issuer and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.
(b)Neither Issuer nor any of its Subsidiaries is an AIF or an AIFM.
(c)No Issuer nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in a Material Adverse Change. Neither Issuer nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a

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“subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Issuer’s nor any of its Subsidiaries’ properties or assets has been used by Issuer or such Subsidiary or, to the Knowledge of Issuer and its Subsidiaries, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Issuer and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
(d)None of Issuer, any of its Subsidiaries, or any of Issuer’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any AntiTerrorism Law or Anti-Corruption Laws, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any AntiTerrorism Law or Anti-Corruption Laws, or (iii) is a Sanctioned Person. None of Issuer, any of its Subsidiaries or, to the Knowledge of Issuer and its Subsidiaries, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked or sanctioned pursuant to any Sanctions (including Executive Order No. 13224, any similar executive order), other AntiTerrorism Law or other Anti-Corruption Laws; provided that this Section 5.6(d) shall not be interpreted or applied in relation to it, Issuer, any of its Subsidiaries, or any of Issuer’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, the Purchaser Agent or any Purchaser to the extent that the representations made under this Section 5.6(d) violate or expose such entity or any director, officer or employee thereof to any liability under any applicable anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union and/or any of its member states or the United Kingdom that are applicable to such entity (including EU Regulation (EC) No 2271/96) and/or Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with Section 4 of the German Foreign Trade Act (Außenwirtschaftsgesetz).
Section V.7Investments. Neither Issuer nor any of its Subsidiaries owns any Equity Interests except for Permitted Investments.
Section V.8Tax; Pension Contributions.
(a)Issuer and each of its Subsidiaries has timely filed, or submitted extensions for, all required tax returns and reports, and Issuer and each of its Subsidiaries, has timely paid, or submitted extensions for, all foreign, federal, state, provincial and local taxes, assessments, deposits and contributions owed by Issuer and such Subsidiaries, in all jurisdictions in which Issuer or any such Subsidiary is subject to taxes, including the United States and Canada, unless (i) such taxes are being contested in accordance with the following sentence or (ii) such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Three Hundred Fifty Thousand Dollars ($350,000).
(b)Issuer and each of its Subsidiaries, may defer payment of any contested taxes, provided that Issuer or such Subsidiary, (i) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Purchaser Agent in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes

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from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Neither Issuer nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Issuer’s or such Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by Issuer or any of its Subsidiaries.
(c)Issuer is not required to make any Tax Deduction (as defined in Section 14.1) from any payment it may make under any Note Document to a Purchaser which is:
(i)a Qualifying Purchaser (as defined in Section 14.1): (x) falling within clause (a)(i) of the definition of “Qualifying Purchaser”; or (y) except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within clause (a)(ii) of the definition of “Qualifying Purchaser”; or (z) falling within clause (b) of the definition of “Qualifying Purchaser”;
(ii)a Treaty Purchaser and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488); or
(iii)a QPP Purchaser.
(d)Under the law of each Obligors’ jurisdiction of organization or incorporation it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Note Documents or the transactions contemplated thereby (excluding any assignment or transfer of any Notes or other divestment of an interest in any Notes by a Finance Party).
(e)Issuer and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans, if any, in accordance with their terms, and neither Issuer nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Issuer or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
Section V.9Use of Proceeds. Issuer shall use the proceeds of the Notes (other than Notes issued in respect of the Fourth Purchase) solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes. Any Notes issued on any Fourth Purchase Date shall be used by Issuer to fund Permitted Acquisitions including the payment of Acquisition Costs and provide working capital to fund the general business requirements of acquired companies, and not for personal, family, household or agricultural purposes.
Section V.10Shares. Each Obligor has full power and authority to create a first lien on the Shares pledged by it pursuant to the Note Documents and no disability or contractual obligation exists that would prohibit Issuer from pledging the Shares pursuant to the Note Documents. To the Knowledge of Issuer and its Subsidiaries, there are no subscriptions, warrants, except as set forth in the Perfection Certificate, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and nonassessable. To the Knowledge of Issuer and its Subsidiaries, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Issuer knows of no reasonable grounds for the institution of any such proceedings.

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Section V.11Intellectual Property.
(a)Schedule 5.11(a) sets forth, as of the Effective Date, a true and complete list of all (i) Patents, including the jurisdiction and patent number and indicating which Subsidiary owns or has license to such Patents, (ii) Trademarks, (iii) registered Copyrights or applications for registered Copyrights and (iv) domain name registrations and websites, in each case with respect to clauses (i), (ii), (iii) and (iv) above in this clause (a) that constitute Product Intellectual Property. Except as disclosed therein, (A) each issued Patent and Trademark listed on Schedule 5.11(a) is subsisting and has not lapsed, expired, been cancelled or become abandoned, except in the ordinary course of business or where such lapse or abandonment, either individually or in the aggregate, could not reasonably be likely to result in a Material Adverse Change, and (B) each pending Patent listed on Schedule 5.11(a) is subsisting and has not lapsed, expired, been cancelled or become abandoned, except in the ordinary course of business or where such lapse or abandonment could not reasonably be likely to result in a Material Adverse Change.
(b)To the Knowledge of Issuer and its Subsidiaries, neither Issuer nor any Subsidiary has in the past three (3) years infringed or misappropriated, nor are such Persons infringing or misappropriating (including with respect to its current use and Development of Included Products) any Patents or other Intellectual Property that is owned or controlled by a Third Party. To the Knowledge of Issuer and its Subsidiaries as of each date this representation is made (or in the case of Included Products that are in pre-clinical development, to the actual Knowledge (without a duty of inquiry) of Issuer and its Subsidiaries as of the Effective Date), the use, Development, Manufacture, import or Commercialization by Issuer and its Subsidiaries of the Included Products as currently contemplated does not and will not infringe any Patents or misappropriate any other Intellectual Property that is owned or controlled by a Third Party and to which Issuer and/or its Subsidiaries do not have a license.
(c)There are no unpaid maintenance, annuity or renewal fees currently overdue for any of the Patents that constitute Product Intellectual Property.
(d)Except as disclosed in the Perfection Certificate, there is no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, claim, lawsuit, declaratory judgment, administrative post-grant review proceeding, other administrative or judicial proceeding, hearing, investigation, complaint, arbitration, mediation, International Trade Commission investigation, decree, or any other filed claim (collectively referred to hereinafter as “Disputes”) related to any of the Patents that constitute Product Intellectual Property has any such Dispute been threatened in writing challenging the legality, validity, enforceability or ownership of any Patents that constitute Product Intellectual Property. There are no Disputes by any Person or Third Party against Issuer, its Affiliates or its Licensees or its licensor, and Issuer has not received any written notice or claim of any such Dispute as pertaining to the Included Products.
(e)Issuer and its Affiliates have taken commercially reasonable measures and precautions to protect and maintain (i) the confidentiality of all trade secrets with respect to any Included Product that it owns or exclusively licenses and (ii) the value of all Intellectual Property related to any Included Product, except where such failure to take action, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
(f) No material trade secret owned or controlled by Issuer or any of its Affiliates with respect to any Included Product has been published or disclosed to any Person except pursuant to a written agreement requiring such Person to keep such trade secret confidential and except where such disclosure could not reasonably be expected to result in a Material Adverse Change.

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(g)The Patents included in the Product Intellectual Property have all been assigned by the inventors to Issuer (either directly or through its Subsidiaries) (“Assigned Patents”) or, to the Knowledge of Issuer and its Subsidiaries, to the applicable licensor (“Licensed Patents”); either Issuer, or one of its Subsidiaries, or, to the Knowledge of Issuer, the applicable licensor is currently recorded (for applications that have been filed at the United States Patent and Trademark Office), or will be recorded (for applications that are to be filed at the United States Patent and Trademark Office at National Phase entry) at the United States Patent and Trademark Office as the sole assignee of such Assigned Patents or Licensed Patents; to the Knowledge of Issuer and its Subsidiaries, there are no currently asserted or unasserted claims of any persons disputing the inventorship or ownership of any of such Patents; and there are no liens, security interests or encumbrances that have been filed against any of such Patents.
Section V.12Regulatory Approvals.
(a)Issuer and its Affiliates and Licensees have made available to Purchaser Agent any written reports or other written communications received from a Governmental Authority that would indicate that any Regulatory Authority (i) is likely to revise or revoke any current Regulatory Approval granted by any Regulatory Authority with respect to any Included Product or (ii) is likely to pursue any material compliance actions against any Obligor. To the Knowledge of Issuer and its Subsidiaries, there are no other facts or circumstances that would reasonably be expected to (A) indicate that any of the events specified in the immediately preceding clauses (i) or (ii) may occur or (B) cause Issuer or any of its Subsidiaries to voluntarily revise, withdraw or not apply for any Regulatory Approval.
(b)Issuer and its Subsidiaries possess all Regulatory Approvals issued or required by the Regulatory Agencies, which Regulatory Approvals are necessary to conduct the business relating to the Included Products as of each date this representation is made, including to conduct the current Clinical Trials relating to the Included Products, and neither Issuer nor its Subsidiaries has received any notice of proceedings relating to, and there are no facts or circumstances to the Knowledge of Issuer and its Subsidiaries that would reasonably be expected to lead to, the revocation, suspension, termination or modification of any such Regulatory Approvals. All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Approval from the FDA or other Regulatory Authority relating to Issuer or any Subsidiary, their business operations and Included Products, when submitted to the FDA or other Regulatory Authority were true, complete and correct in all material respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Regulatory Authority. None of the officers or directors, or, to the Knowledge of Issuer and its Subsidiaries, employees or Affiliates of Issuer or any Subsidiary or any agent or consultant has (i) made an untrue statement of material fact or fraudulent statement to any Regulatory Authority or failed to disclose a material fact required to be disclosed to a Regulatory Authority; or (ii) committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991).
(c)Issuer and its Affiliates and Licensees are in compliance with, and have complied with, all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing its business, including all regulations promulgated by each Regulatory Authority, the failure of compliance with which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; Issuer and its Affiliates and Licensees have not received any written notice citing action or inaction by any of them that would constitute any non-compliance with any applicable federal, state, local and foreign laws, rules, regulations, or standards, which could reasonably be expected to result in a Material Adverse Change.

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(d)Non-clinical investigations and Clinical Trials conducted on behalf of Issuer or its Affiliates or Licensees relating to each Included Product were conducted in all material respects in compliance with applicable laws and, in all material respects, in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards. The descriptions and the results of such trials provided to Purchaser Agent are accurate in all material respects. Neither Issuer nor its Affiliates and Licensees has received any written notices, written correspondence or, to the Knowledge of Issuer and its Subsidiaries, other communications from any Regulatory Authority or comparable authority (including any independent data monitoring committee or similar oversight body) requiring or recommending the termination, suspension, clinical hold or material modification of any Clinical Trials conducted by or on behalf of Issuer or its Affiliates and Licensees with respect to any Included Product.
(e)Neither Issuer nor any of its Affiliates or Licensees have received any written notices from, or had any written or oral communications with, (i) any Governmental Authority or (ii) any pricing and reimbursement representative of any Person, in each case exercising authority with respect to pricing and reimbursement for the Included Products, that have resulted in, or would reasonably be expected to result in, any non-coverage decision in respect of, or material reduction in the expected pricing of, the Included Products.
(f)All manufacturing operations conducted by or on behalf of Issuer and its Affiliates and Licensees relating to the Included Products have been and are being conducted in compliance with current good manufacturing practices set forth in 21 C.F.R. Parts 210 and 211 and applicable FDA guidance documents and any other applicable current good manufacturing practices in all material respects. Without limiting the generality of the foregoing, with respect to any Included Product being tested or manufactured by Issuer and its Subsidiaries, as of the Effective Date, to the Knowledge of Issuer and its Subsidiaries, neither Issuer nor any Subsidiary has received any written notice from any applicable Governmental Authority (including the FDA) that such Governmental Authority is conducting an investigation or review of (i) Issuer and its Subsidiaries’ (or any third party contractors therefor) manufacturing facilities and processes for manufacturing such Included Product or the marketing and sales of such Included Product, in each case which have identified any material deficiencies or violations of any Requirement of Law or any permit related to the manufacture, marketing and/or sales of such Included Product that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (ii) any such Regulatory Approval that could be reasonably expected to result in a revocation or withdrawal of such Regulatory Approval, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing, manufacturing, marketing or sales of such Included Product by Issuer and its Subsidiaries should cease or that such Included Product should be withdrawn from the marketplace. Neither Issuer nor any Subsidiary of Issuer has experienced any significant failures in the manufacturing of any Included Product for commercial sale that has had or could reasonably be expected to have, if such failure occurred again, a Material Adverse Change.
(g)Neither Issuer nor any Subsidiary has received from the FDA, a Warning Letter, Form FDA-483, “Untitled Letter,” or similar written correspondence or notice alleging violations of laws and regulations enforced by the FDA, or any comparable correspondence from any other Governmental Authority with regard to any Included Product or the manufacture, processing, packaging or holding thereof, the subject of which communication is unresolved and if determined adversely to Issuer or such Subsidiary could reasonably be expected to result in a Material Adverse Change.
(h)(i) there have been no Safety Notices, (ii) to the Knowledge of Issuer and its Subsidiaries, there are no unresolved material product complaints with respect to the Included Products which could reasonably be expected to result in a Material Adverse Change, and (iii) to the Knowledge of

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Issuer and its Subsidiaries, there are no facts that would be reasonably likely to result in (A) a material Safety Notice with respect to the Included Products, (B) a material change in the expected labeling of any of the Included Products.
(i)Neither Issuer nor its Affiliates nor their respective officers or employees nor, to the Knowledge of Issuer and its Subsidiaries, its agents, has been convicted of any crime or engaged in any conduct for which (i) debarment is mandated by 21 U.S.C. § 335a(a) or authorized by 21 U.S.C. § 335a(b); or (ii) exclusion is required pursuant to 42 U.S.C. § 1320a-7b and related regulations, nor, to the Knowledge of Issuer and its Subsidiaries, is any such debarment or exclusion threatened in writing or pending.
(j)Issuer and its Affiliates are in material compliance with all applicable federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions, including the Health Insurance Portability and Accountability Act (HIPAA), and has implemented adequate policies and procedures designed to assure continued compliance and to detect non-compliance.
(k)Issuer has made available to the Purchasers all Regulatory Approvals and all material correspondence with Governmental Authorities (including the FDA) with respect to such Regulatory Approvals, with respect to the Included Products and all requested documents related to the Included Products in each case in the possession and control of Issuer or its Subsidiaries.
Section V.13Material Agreements. Issuer has made available to Purchasers true and complete copies of all Material Agreements. Neither Issuer nor its Affiliates is in material breach of any Material Agreement or in material default under any Material Agreement. There is no event or circumstance that would reasonably be expected to (a) constitute a material breach or default by Issuer and/or its Affiliates, (b) give any Person the right to receive or require a material rebate, or chargeback (in each case, except in the ordinary course of business contemplated by such Material Agreement), or penalty (excluding interest for late payment in the ordinary course) or results in material, non-ordinary course delay (and excluding causes of delays impacting the industry as a whole) in the overall project delivery schedule (and not, for the avoidance of doubt, a component thereof) under any Material Agreement, (c) give any Person the right to accelerate the maturity or performance of any Material Agreement in any material respect or (d) give any Person the right to cancel, terminate or materially adversely modify any Material Agreement. Neither Issuer nor its Affiliates has received any written notice or, to the Knowledge of Issuer and its Subsidiaries, any threat of termination of any such Material Agreement. To the Knowledge of Issuer and its Subsidiaries, no other party to a Material Agreement is in material breach of or in default under such Material Agreement. All Material Agreements are valid and binding on Issuer and its Affiliates (as applicable) and, to the Knowledge of Issuer and its Subsidiaries, on each other party thereto, and are in full force and effect.
Section V.14Broker Fees. There are no brokerage commissions payable in connection with the financing described in this Agreement and the services of a broker have not been engaged by Issuer or any of its Subsidiaries or Affiliates in connection with the financing described in this Agreement.
Section V.15Full Disclosure. No written representation, warranty or other statement of Issuer or any of its Subsidiaries in any certificate or written statement given to Purchaser Agent or any Purchaser, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements, in light of the circumstances in which they are made, given to Purchaser Agent or any Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Issuer in good faith and

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based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
Section V.16Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), each Obligor incorporated
(a)in England and Wales has its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;
(b)in France has its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in France and has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction; and
(c)in the Federal Republic of Germany has its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in the Federal Republic of Germany and has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;
Section V.17Insurance. All policies of insurance maintained by or on behalf of such Obligor and its Subsidiaries are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of the size and character of such Obligor and its Subsidiaries. All policies of insurance maintained by Issuer and its Subsidiaries are correctly set forth in the Perfection Certificate.
Section V.18ERISA Compliance, Employee and Labor Matters.
(a)Except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the Knowledge of Issuer and its Subsidiaries, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the Knowledge of Issuer and its Subsidiaries, threatened in writing claims (other than routine claims for benefits in the ordinary course), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Change.
(c)No ERISA Event has occurred, and neither Issuer nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Change.

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(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of Issuer or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(e)To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change. Neither Issuer nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of Issuer or any of its Subsidiaries, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
(f)Neither Issuer or any of its Subsidiaries (i) is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 (U.K.)), and (ii) is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (U.K.)) such an employer. Neither Issuer or any of its Subsidiaries has any liability under ERISA or the Code with respect to any citizen of the United States who performs services outside of the United States.
(g)There are no collective bargaining agreements covering employees of any Obligor or any of its Subsidiaries
Section V.19Environmental Matters.
(a)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither such Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has Knowledge of any basis for any Environmental Liability.
(b)The operations and property of each Obligor and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Change.
Section V.20Definition of “Knowledge.” For purposes of the Note Documents, whenever a representation or warranty is made to Issuer’s or a Subsidiary’s knowledge or awareness, to the “best of” Issuer’s or Subsidiary’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers or the President, Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Scientific Officer, Chief Technology Officer or other officers with responsibilities equivalent to those of the foregoing officers of such Person, as applicable.

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Section V.21Designated Deposit Account. The Designated Deposit Account is Issuer’s primary operating account.
Article VI
AFFIRMATIVE COVENANTS
Each Obligor shall, and shall cause each of its Subsidiaries to, do all of the following:
Section VI.1Government Compliance.
(a)Maintain its and all its Subsidiaries’ legal existence and good standing (to the extent such concept is recognized in its or its Subsidiaries’ jurisdiction of incorporation) in their respective jurisdictions of organization or incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change. Comply with all Requirement of Law, the noncompliance with which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
(b)Obtain and keep in full force and effect, all of the material Governmental Approvals, including those from or by the FDA, the EMA or the MHRA, necessary for the performance by Issuer and its Subsidiaries of their respective businesses and obligations under the Note Documents and the grant of a security interest to Purchaser Agent for the benefit of the Secured Parties, in all of the Collateral.
Section VI.2Financial Statements, Reports, Certificates.
(a)Deliver to Purchaser Agent and each Purchaser:
(i)as soon as available, but no later than forty-five (45) days after the last day of each of the first three (3) calendar quarters of each fiscal year, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Issuer and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Purchaser Agent, together with a duly completed Compliance Certificate signed by a Responsible Officer;
(ii)as soon as available, but no later than ninety (90) days after the last day of Issuer’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based; provided that any qualification resulting solely from the scheduled maturity of the Notes occurring within one year from the date such opinion is delivered shall be permitted) on the financial statements from a top four independent certified public accounting firm (Deloitte, Ernst and Young, KPMG, and PricewaterhouseCoopers) or such other independent certified public accounting firm reasonably acceptable to Purchaser Agent, together with a duly completed Compliance Certificate signed by a Responsible Officer;
(iii)to the extent Issuer is obligated to produce pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as soon as available but no later than ninety (90) days after the last day of Issuer’s fiscal year or within five (5) days of filing with the SEC, an auditor attestation, and report, on Issuer’s internal controls together with Issuer’s plan for addressing any material weaknesses identified therein. For the avoidance of doubt, the existence of a material weakness shall not solely in itself be considered an Event of Default;

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(iv)no later than forty-five (45) days after the end of each of the first three calendar quarters of each fiscal year and no later than ninety (90) days after the last day of Issuer’s fiscal year, as applicable, (a) a reasonably detailed quarterly report setting forth, with respect to such same period, the Clinical Updates, the Regulatory Updates, the Commercial Updates, and the Intellectual Property Updates, (b) updates to the Perfection Certificate to reflect any amendments, modifications and updates, if any, to the information in the Perfection Certificate since the Effective Date or the most recent update thereto (to the extent not covered in the Intellectual Property Update), (c) cash flow projections for the four quarter period following such fiscal quarter set forth in a quarter-by-quarter format, and (d) a financial “DashBoard” report which shall include unrestricted cash and Cash Equivalents, marketable securities, revenue for the reporting month, and year-to-date revenue. Issuer shall also provide Purchaser Agent with such additional information regarding the updates included in each such quarterly report as Purchaser Agent may reasonably request from time to time;
(v)as soon as available after approval thereof by Issuer’s Board of Directors, but no later than thirty (30) days after the last day of each of Issuer’s fiscal years, Issuer’s annual financial projections for the entire current fiscal year as approved by Issuer’s Board of Directors, which may consist of compiled budgets for Issuer and each of its Subsidiaries or such other format, in each case, as submitted and approved by Issuer’s Board of Directors for annual budgeting purposes and which shall be set forth in a quarter-by-quarter format (such annual financial projections as originally delivered to Purchaser Agent and the Purchasers are referred to herein as the “Annual Projections”; provided that any revisions of the Annual Projections submitted to and/or approved by Issuer’s Board of Directors shall be delivered promptly to Purchaser Agent and the Purchasers and in any event no later than five (5) Business Days after such approval);
(vi)within five (5) Business Days of delivery, copies of all statements, reports and notices made available to Issuer’s security holders, or required to be delivered to the holders (or their agent or trustee) of Permitted Convertible Notes;
(vii)promptly and in any event no later than five (5) Business Days after each regularly-scheduled meeting of Issuer’s Board of Directors, the board kit (or board pack) and other materials delivered to the directors in connection with any such meeting; provided that, if Issuer, upon the advice of counsel, reasonably determines that any such information constitutes attorney-client privileged information and the disclosure thereof would adversely impair the attorney-client privilege between Issuer and such counsel with respect to such information, then Issuer will promptly permit Purchaser Agent and the Purchasers to enter into a customary common interest agreement with respect to such information and, unless and until Purchaser Agent and the Purchasers have entered into such agreement, Issuer shall be entitled to withhold delivery of, or redact, any such information (and only such information) from Purchaser Agent and the Purchasers; provided, further, that any such board kit, board pack or other material delivered to the directors may be redacted in a readily identifiable manner by Issuer to exclude (x) information relating to a proposed refinancing of the Notes and Issuer’s strategy regarding the Notes and (y) personal data (as defined in the UK General Data Protection Regulation (the “UK GDPR”)) where disclosure by Issuer of such personal data is not permitted by the UK GDPR.
(viii)until Issuer has successfully addressed all findings of material weakness in its internal controls identified prior to the Effective Date, substantially concurrently with the delivery to the Audit Committee of the Board of Directors or any other committee of the Board of Directors engaged in addressing such findings of material weakness, all materials delivered to such committee in respect of such material weakness.
(ix)prompt notice (and in any event within five (5) Business Days) of any change to the name of Issuer of any of its Subsidiaries, and concurrently with the delivery of Compliance

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Certificates under Section 6.2(a)(i), notice of any other amendments of or changes to the Operating Documents of Issuer or any of its Subsidiaries, in each case, together with any copies reflecting such amendments or changes with respect to the Operating Documents of Issuer or the applicable Subsidiary;
(x)prompt notice (and in any event no later than ten (10) Business Days) of any event that could reasonably be expected to materially and adversely affect the value of the Product Intellectual Property;
(xi)notice of any Asset Sale Repurchase Event or Change of Control (no later than fifteen (15) days prior to the anticipated date of such event (but only to the extent Issuer becomes aware of such anticipated Change of Control)), together with a description of such Asset Sale Repurchase Event or Change of Control event, copies of such documents entered into in connection with the transaction giving rise to the event as Purchaser Agent may request and in the case of Asset Sale Repurchase Event, calculations in form reasonably acceptable to Purchaser Agent of the amount of Net Proceeds, if any, arising from such Asset Sale Repurchase Event;
(xii)prompt notice (and in any event no later than five (5) Business Days) of any Milestone Event;
(xiii)prompt notice (and in any event no later than five (5) Business Days) of (A) the termination of any Material Agreement (other than upon the expiration thereof in accordance with its terms); (B) the receipt by Issuer or any of its Subsidiaries of any material notice under any Material Agreement; (C) the entering into of any new Material Agreement by an Obligor; or (D) any material amendment to a Material Agreement;
(xiv)as soon as possible, and in any event within five (5) Business Days after the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding One Million Dollars ($1,000,000) prior to the Milestone Event or Two Million Five Hundred Thousand Dollars ($2,500,000) after the Milestone Event;
(xv)as soon as possible, and in any event within five (5) Business Days after receipt thereof, true and correct copies of all Form 483s, notices of adverse finding, warning letters, untitled letters and other written correspondence or written notices from the FDA, the EMA, the MHRA or any other Governmental Authority having jurisdiction over the facilities or business of Issuer or any of its Subsidiaries;
(xvi)promptly (and in any event no later than five (5) Business Days) following receipt thereof, copies of all non-privileged written environmental reports submitted to a Governmental Authority, whether prepared by personnel of any Obligor or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility that could be reasonably expected to result in a Material Adverse Change or with respect to any Environmental Claims that could be reasonably expected to result in a Material Adverse Change.
(xvii)to the extent not delivered pursuant to Sections 6.2(a)(xiii) and (a)(xiv) above, within five (5) days after the same are sent or received by any Obligor or Subsidiary or Affiliate thereof, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Issuer’s business or otherwise could reasonably be expected to result in a Material Adverse Change;

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(xviii)promptly (and in any event no later than ten (10) Business Days) following Purchaser Agent’s request from time to time, such information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors pursuant to or in response to any environmental, social and governance policies and questionnaires of Purchaser Agent or any Purchaser; and
(xix)other information as reasonably requested by Purchaser Agent or any Purchaser.
Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (A) Issuer posts such documents, or provides a link thereto, on Issuer’s website on the internet at Issuer’s website address or (B) such documents are posted on Issuer’s behalf on the internet or an intranet website, if any, to which Purchaser Agent and the Purchasers have access.
Any documents required to be delivered pursuant to Section 6.2(a)(vii) or (viii) may be delivered to the Person specified as receiving notices for the Purchaser Agent in accordance with Article X or uploaded in downloadable form to a data room or data portal to which such Person has access and download privileges; provided that such Person shall have received notice that such documents are available for download (it being agreed that such materials shall be shared with personnel of Purchaser Agent and the Purchasers on a need-to-know basis, as determined by the general counsel of Oberland Capital Management LLC; provided, that for the avoidance of doubt, all professionals involved with the management of this Agreement and the Purchasers’ investment hereunder have a need to know such information).
(b)Promptly following the end of each fiscal quarter (but in any event no later than forty-five (45) days after the end of each of the first three fiscal quarters and ninety (90) days after the end of each fiscal year) during the Revenue Participation Period, deliver to the Purchasers a written report in the form set forth on Exhibit H (the “Revenue Report”) setting forth (i) the calculation of the Revenue Participation Payments payable to the Purchasers for such fiscal quarter and each other fiscal quarter in the same fiscal year identifying Net Sales by Issuer and its Subsidiaries for such fiscal quarter, and Net Sales for the prior fiscal quarter by any Lixivaptan Transferee; (ii) quarterly and the year-to-date Revenue Participation Payments as of the end of such fiscal quarter; and (iii) the difference of (x) the amount the Purchasers have received with respect to such fiscal quarter (and each other fiscal quarter in such fiscal year) in payments from Issuer under Section 2.2(d) in respect of the fiscal year, minus (y) the actual Revenue Participation Payments owed to the Purchasers calculated based on Net Sales by Issuer and its Subsidiaries for such fiscal quarter and Net Sales by Lixivaptan Transferees for the prior fiscal quarter (the “Revenue Participation True-Up Amount”). Each Revenue Report shall attach the Lixivaptan Transferee Reports received by Issuer or any Subsidiary since the last delivery of a Revenue Report hereunder.
(c)After delivery of the financial statements pursuant to Section 6.2(a) at the request of Purchaser Agent, Issuer shall cause its chief financial officer to participate in a conference call with Purchaser Agent and the Purchasers to discuss, among other things, the financial condition of each Obligor, any financial or earnings reports and the other reports delivered pursuant to this Section 6.2; provided that such conference call shall be held during normal business hours and, so long as no Event of Default has occurred and is continuing, not more frequently than once per fiscal quarter.
(d)Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in

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relation to its business and activities. Commencing respect to the preparation of the financial statements for the fiscal year ending December 31, 2021 and at all times thereafter, Issuer shall, and shall cause each of its Subsidiaries to (i) maintain effective disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
(e)Allow, at the sole cost of Issuer, Purchaser Agent or any Purchaser, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its Books, to conduct a collateral audit and analysis of its operations and the Collateral and to conduct an audit of Net Sales (and audit, or cause Issuer or any Subsidiary to exercise any audit rights in respect of Net Sales by any Lixivaptan Transferee) and the application of proceeds from Asset Sale Repurchase Events. Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.
Section VI.3Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment (if any) necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except, in each case, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.
Section VI.4Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file or submit extensions for, all required federal and other material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all applicable foreign, federal, state and local taxes, assessments, deposits and contributions owed by Issuer or its Subsidiaries, except for deferred payment of any taxes permitted pursuant to the terms of Section 5.8 hereof, and shall deliver to Purchasers, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans (if any) in accordance with the terms of such plans.
Section VI.5Insurance.
(a)Keep Issuer’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Issuer’s and its Subsidiaries’ industry and location. Insurance policies shall be in amounts that are reasonably satisfactory to Purchaser Agent and Purchasers. All property policies (if any) shall have a lender’s loss payable endorsement showing Purchaser Agent as lender loss payee and waive subrogation against Purchaser Agent, and all liability policies shall show, or have endorsements showing, Purchaser Agent, as additional insured. Purchaser Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Purchaser Agent, that it will give Purchaser Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled; provided that, if any such provider does not agree to provide such notice, then Issuer shall not materially alter or cancel any such policy or policies without giving Purchaser Agent

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thirty (30) days prior written notice. At Purchaser Agent’s reasonable request, Issuer shall deliver certified copies of policies and evidence of all premium payments.
(b)So long as no Event of Default has occurred and is continuing, Issuer shall have the option of applying the proceeds of any casualty policy toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Purchaser Agent has been granted a first priority (except to the extent such replaced or repaired property was for property subject to a Permitted Lien) security interest. After the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the sole option (but without obligation) of Purchaser Agent, be payable to Purchaser Agent, for the benefit of the Secured Parties, on account of the Obligations.
(c)If Issuer or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Purchaser Agent and/or any Purchaser may make, at Issuer’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Purchaser Agent or such Purchaser, acting reasonably, deems prudent.
Section VI.6Operating Accounts.
(a)Maintain all of Obligors’ Collateral Accounts in accounts which are subject to a Control Agreement in favor of Purchaser Agent or other appropriate instrument with respect to such Collateral Account to perfect Purchaser Agent’s Lien in such Collateral Account in accordance with the terms under this Agreement or other Note Documents, which in case of a Collateral Account is maintained in the Federal Republic of Germany or United Kingdom includes the respective bank’s or financial institution’s acknowledgement of the notice receipt (including a waiver of several rights as set out in the Note Documents).
(b)Issuer shall provide Purchaser Agent five (5) Business Days’ prior written notice before any Obligor or any of its Subsidiaries establishes any Collateral Account at or with any Person other than the institutions identified to Purchaser Agent in the Perfection Certificate delivered by Issuer as of the Effective Date. In addition, for each Collateral Account that an Obligor or any of its Subsidiaries, at any time establishes after the Effective Date, such Obligor or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Purchaser Agent’s Lien in such Collateral Account and/or any other relevant security interest in accordance with the terms hereunder (which in case of a Collateral Account is maintained in the Federal Republic of Germany or United Kingdom includes the respective bank’s or financial institution’s acknowledgement of the notice receipt (including a waiver of several rights as set out in the Note Documents)) prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Purchaser Agent.
(c)No Obligor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).
(d)Maintain the Designated Deposit Account as Issuer’s primary operating account at all times.

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Section VI.7Regulatory Approvals; Protection of Intellectual Property Rights.
(a)Maintain, in full force and effect in all material respects, each Regulatory Approval required to conduct their respective businesses as presently conducted; provided that such Obligor or such Subsidiary shall not be required to preserve any such Regulatory Approval if such Obligor or such Subsidiary shall determine in its reasonable good faith judgment that the preservation thereof is no longer necessary in the conduct of the Commercialization, Development or Manufacture of any Included Product.
(b)Issuer shall, at its sole expense, either directly or by causing any Subsidiary or Licensee (subject to all restrictions and limitations contained in any applicable license agreement) to do so, use commercially reasonable efforts (including taking legal action to specifically enforce the applicable terms of any License Agreement) to prepare, execute, deliver, file and have registered any and all agreements, documents or instruments which are necessary to diligently maintain the Product Intellectual Property. Issuer shall use commercially reasonable efforts to ensure that all Patent applications corresponding to the Product Intellectual Property are diligently prosecuted with the intent to protect the Included Products. Issuer shall use commercially reasonable efforts to diligently defend or assert all Intellectual Property owned by or licensed to Issuer and relating to the Included Products against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability (including, without limitation, by bringing any legal action for infringement or defending any claim of invalidity or action of a third party for declaratory judgment of non-infringement or non-enforceability), except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. Issuer shall not, and shall use its commercially reasonable efforts to cause any Licensee (subject to all restrictions and limitations contained in any applicable license agreement) not to, disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, the Product Intellectual Property, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
(c)In the event that Issuer becomes aware that any Included Product infringes or violates any Intellectual Property that is owned or controlled by a Third Party, Issuer shall use commercially reasonable efforts to attempt to secure the right to use such intellectual property on behalf of itself and any affected Licensee, as applicable, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
(d)Issuer shall directly, or through a Subsidiary or Licensee (subject to all restrictions and limitations contained in any applicable license agreement), take all commercially reasonable actions and prepare, execute, deliver and file any and all agreements, documents or instruments to secure and maintain, all applicable Regulatory Approvals, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
(e)In the event that any Obligor or any of its Subsidiaries acquires Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute part of the Collateral under this Agreement, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein). For the avoidance of doubt, this Section 6.7(e) shall not supersede or replace the Obligor’s obligation to provide Intellectual Property Updates pursuant to Section 6.2(a)(iii).

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Section VI.8Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Purchaser Agent and the Purchasers, without expense to Purchaser Agent or the Purchasers, Issuer and each of Issuer’s officers, employees and agents and Books, to the extent that Purchaser Agent or any Purchaser may reasonably deem them necessary to prosecute or defend any thirdparty suit or proceeding instituted by or against Purchaser Agent or any Purchaser with respect to any Collateral or relating to Issuer.
Section VI.9Notices of Litigation and Default. Issuer will give prompt written notice (and in any event within five (5) Business Days) to Purchaser Agent and the Purchasers of any litigation or governmental proceedings pending or threatened (in writing) against Issuer or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to result in damages or costs to Issuer or any of its Subsidiaries of One Million Dollars ($1,000,000) or more prior to the Milestone Event or Two Million Five Hundred Thousand Dollars ($2,500,000) or more after the Milestone Event or which, if adversely determined, could reasonably be expected to result in a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Issuer becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Issuer shall give written notice to Purchaser Agent and the Purchasers of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.
Section VI.10Landlord Waivers; Bailee Waivers. In the event that any Obligor, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the new location is the chief executive office of such Obligor, or the value of Collateral at any such new location has a fair market value in excess of One Million Dollars ($1,000,000) or the fair market value of Collateral at all locations that are not subject to landlord or bailee waivers exceeds Two Million Five Hundred Thousand ($2,500,000) (excluding any single location holding Collateral with a fair market value of less than One Hundred and Seventy Five Thousand Dollars ($175,000)), at the request of Purchaser Agent, such Obligor shall use commercially reasonable efforts to obtain a bailee waiver or landlord waiver, as applicable, from such bailee or landlord in form and substance reasonably satisfactory to Purchaser Agent.
Section VI.11Material Agreements.
(a)Each of Issuer and its Affiliates shall comply with all material terms and conditions of and fulfill all of its material obligations under all Material Agreements. Upon the occurrence of a breach of any Material Agreements by any other party thereto, Issuer shall seek to enforce all of its (and cause its Affiliates to seek to enforce all of their) rights and remedies thereunder if such breach, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
(b)Neither Issuer nor any of its Subsidiaries shall, without the prior consent of Purchaser Agent, not to be unreasonably withheld, delayed or conditioned, (i) amend, modify, restate, cancel, supplement, terminate or waive any provision of any Material Agreements, or grant any consent thereunder, or agree to do any of the foregoing, in each case which, either individually or in the aggregate, could reasonably be expected to impair the rights and remedies of Purchaser Agent and the Purchasers, increase in any material respect the amount of milestone payments, royalty and/or similar payment obligations of Issuer and its Subsidiaries, or result in a Material Adverse Change or (ii) enter into any Restricted License.

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Section VI.12Creation/Acquisition of Subsidiaries. In the event Issuer, or any of its Subsidiaries creates or acquires any Subsidiary, Issuer shall provide prior written notice to Purchaser Agent and each Purchaser of the creation or acquisition of such new Subsidiary and shall promptly (and in any case within thirty (30) days of such formation or acquisition) take all such action as may be reasonably required by Purchaser Agent or any Purchaser to cause each such Subsidiary (other than any Excluded Subsidiary) to guarantee the Obligations of Issuer under the Note Documents (including, without limitation, the execution and delivery of a Guarantee Assumption Agreement, supplement(s) to or granting new Foreign Collateral Documents (perfected and, if applicable, evidence that (i) all relevant notices and acknowledgements to be delivered under any Foreign Collateral Documents have been received; and (ii) all relevant registrations under any Foreign Collateral Documents have been made), officer’s certificate and, if reasonably requested by Purchaser Agent, an opinion of counsel) and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A-1 hereto); and Issuer (or its Subsidiary, as applicable) shall grant and pledge to Purchaser Agent, for the benefit of the Secured Parties, a perfected security interest in the Shares of each such newly created or acquired Subsidiary; provided, however, that any foreign guarantees (including any Guarantee Assumption Agreement by a foreign Subsidiary), foreign security and pledge of foreign Shares shall be limited or not required as, and to the extent, set forth in the Agreed Security Principles.
Section VI.13Pari Passu Ranking. Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Secured Party against it under the Note Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to such Obligor.
Section VI.14Employee and Pension Matters.
(a)Issuer shall ensure that all pension schemes operated by or maintained for the benefit of members of Issuer and its Subsidiaries and/or any of their employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 and operated in accordance with applicable law, that all pension remittances for members of Issuer and its Subsidiaries and/or any of their employees are made in accordance with applicable law, and that no action or omission is taken by any member of Issuer and its Subsidiaries in relation to such a pension scheme which has or is reasonably likely to result in a Material Adverse Change (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any Obligor or Subsidiary ceasing to employ any member of such a pension scheme).
(b)Issuer shall ensure that no member of Issuer and its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 of the United Kingdom) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 of the United Kingdom) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 of the United Kingdom) such an employer.
(c)Issuer shall deliver to Purchaser Agent (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to Issuer), actuarial reports in relation to all pension schemes mentioned in clause (a) above and (ii) prompt notification of any material change in the rate of contributions to any pension schemes mentioned in clause (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).
(d)No Issuer or any ERISA Affiliate shall sponsor, establish, maintain, participate in or incur any liability in respect of any “employee benefit plan” as defined in Section 3(3) of ERISA which

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is, or within the preceding six years was, sponsored, maintained or contributed to by, or required to be contributed by, any member of Issuer and its Subsidiaries or any of their respective ERISA Affiliates.
Section VI.15People with Significant Control Regime. Each Obligor incorporated in England and Wales shall (and shall ensure that any of its Subsidiary incorporated in England and Wales will):
(a)within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the security interest granted under the Note Documents; and
(b)promptly provide Purchaser Agent with a copy of that notice.
Section VI.16Further Assurances. Execute any further instruments and take further action as Purchaser Agent or any Purchaser reasonably requests to perfect or continue Purchaser Agent’s Lien in the Collateral or to effect the purposes of this Agreement, subject to the Agreed Security Principles.
Article VII
NEGATIVE COVENANTS
Each Obligor shall not, and not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Purchasers:
Section VII.1Transfers. Convey, sell, lease, license (including by way of covenants not to sue), transfer, assign, contribute or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or permit any of its Subsidiaries to issue any Equity Interests (other than to an Obligor), except for (a) Transfers of Inventory in the ordinary course of business; (b) Transfers of Equipment, Inventory and other Goods that are worn out, obsolete, or surplus; (c) Transfers from a Subsidiary of an Obligor to an Obligor or from one Obligor to another Obligor, provided that any assets so Transferred will continue to be subject to a first priority security interest in favor of Purchaser Agent (subject to Permitted Liens) and Transfers from Full Guarantors to Limited Guarantors shall be for Fair Market Value cash consideration; (d) Permitted Liens (other than clause (i)(b) of the definition thereof), Permitted Investments and Permitted Licenses; (e) the use of Cash in the ordinary course of business in a manner not otherwise prohibited by this Agreement, and for Permitted Acquisitions and Permitted Investments; and (f) any Transfer, or issuance of Equity Interests, that constitutes an Asset Sale Repurchase Event; provided that, in the case of this clause (f), (i) no Default or Event of Default has occurred and is continuing or would reasonably be expected to occur as a result of such Transfer, (ii) the Obligor or the applicable Subsidiary receives the consideration for such Transfer equal to the Fair Market Value of the asset subject to such Transfer, (iii) at least 75% of the consideration is, or will be when paid, in the form of Cash, and (iv) the Net Proceeds thereof will be applied in accordance with Section 2.2(c); provided that, notwithstanding anything to the contrary in this Agreement, neither any Obligor nor Subsidiary shall Transfer, or permit the Transfer of, any Lixivaptan Product unless each applicable Lixivaptan Transferee agrees in a writing to provide Lixivaptan Transferee Reports and to provide customary audit rights to the applicable Obligor or Subsidiary and the Purchaser Agent with respect to any Net Sales by such Lixivaptan Transferee.
Section VII.2Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Issuer and such Subsidiary, as applicable, as of the Effective Date or reasonably related thereto; or (b) liquidate or dissolve (other than (x) as permitted by Section 7.3 or (y) with respect to any German Obligor, to the extent explicitly permitted under the applicable German Collateral Documents).

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No Obligor shall, without at least ten (10) days’ prior written notice to Purchaser Agent: (A) add any new offices or locations where Collateral is located, including warehouses (unless the Purchaser Agent would not have a right to request a bailee waiver or landlord waiver pursuant to Section 6.10 with respect to such new officers or locations and such new offices or locations (i) contain less than One Million Dollars ($1,000,000) in assets or property of Issuer or any of its Subsidiaries and (ii) are not Issuer’s or its Subsidiaries’ chief executive office), (B) change its jurisdiction of organization or incorporation, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational or company number (if any) assigned by its jurisdiction of organization or incorporation. No Obligor incorporated under the laws of the Federal Republic of Germany shall enter into a silent partnership within the meaning of sections 230 German Commercial Code (Handelsgesetzbuch) et seqq. or any other (typical or atypical) silent participations in a business operated by a person (including any jouissance rights (Genussrechte)), irrespective of the laws the relevant silent partnership or other participation is governed by.
Section VII.3Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person; provided that, (a) nothing herein shall prohibit any Obligor from effecting such a transaction to the extent it qualifies as a “Permitted Acquisition” or to the extent it qualifies as an Asset Sale Repurchase Event permitted pursuant to Section 7.1, and (b) an Obligor or a Subsidiary of an Obligor may merge, consolidate, liquidate or dissolve into another Obligor or Subsidiary of an Obligor (provided that (x) if any such Obligor is Issuer, Issuer is the surviving legal entity, (y) if such Subsidiary is an Obligor, the surviving Subsidiary shall be an Obligor, and (z) if such Subsidiary is a Full Guarantor, the surviving Subsidiary shall be a Full Guarantor), in each case so long as no Event of Default is occurring prior thereto or arises as a direct result therefrom and, in the case of any merger or consolidation with respect to any German Obligor, such merger or consolidation is explicitly permitted pursuant to the applicable German Collateral Documents. Without limiting the foregoing, Issuer shall not, without Purchaser Agent’s prior written consent, not to be unreasonably withheld, delayed or conditioned, enter into any legally binding contractual arrangement with any Person to facilitate a merger or acquisition of Issuer, unless (i) no Event of Default exists when such agreement is entered into by Issuer, and (ii) such agreement does not give such Person the right to claim any fees, payments or damages from Issuer in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) prior to the repayment of the Obligations.
Section VII.4Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.
Section VII.5Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Purchaser Agent’s Lien or to the extent provided in the Agreed Security Principles), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Purchaser Agent, for the benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting Issuer, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Issuer’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.
Section VII.6Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

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Section VII.7Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in Equity Interests of Issuer) or make any distribution or payment in respect of or redeem, retire or purchase any Equity Interests (other than Permitted Distributions); (b) directly or indirectly make any Investment other than Permitted Investments; or (c) use the proceeds of the Notes to finance or refinance the acquisition of any Equity Interests of any Person incorporated or organized under the laws of France.
Section VII.8Domination and/or profit and loss absorption agreements. Enter into any domination and/or profit and loss absorption agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) governed by the laws of the Federal Republic of Germany.
Section VII.9Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Issuer or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Issuer’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Issuer or such Subsidiary than would be obtained in an arm’s length transaction with a nonaffiliated Person), (b) sales of equity securities (other than Disqualified Equity Interests) that are not prohibited by the terms of this Agreement, (c) customary compensation and other benefits arrangements (including retirement, health, stock option, and other benefit plans and indemnification arrangements approved by the relevant board of directors, board of managers or equivalent corporate body) with Issuer’s and its Subsidiaries’ employees, officers, directors and managers approved by Issuer’s or such Subsidiary’s board of directors, and (d) transactions permitted pursuant to Section 7.7.
Section VII.10Permitted Convertible Notes. (a) Repurchase or redeem (or call for redemption) any Permitted Convertible Notes or settle any conversions of any Permitted Convertible Notes in cash (other than cash in lieu of fractional shares), or (b) amend any provision in any document relating to the Permitted Convertible Notes which would increase the amount thereof, accelerate the principal or other payment in respect thereof, increase the interest rate or premiums payable thereon or adversely affect the subordination thereof to Obligations owed to the Purchasers.
Section VII.11Compliance with Laws.
(a)Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, and/or under any other similar applicable law in any relevant jurisdiction, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any issuance of Notes for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Issuer or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
(b)Cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Pension Plan or Multiemployer Plan or any similar Lien under applicable law in the relevant jurisdictions or (b) any other ERISA Event that, in the aggregate, could reasonably be expected to result in a Material Adverse Change.

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(c)Take (or omit to take) any action to the extent that doing so will, or is reasonably likely to, result in an Obligor or any of its Subsidiary being an AIF or an AIFM.
(d)Purchaser Agent hereby notifies Issuer and each of its Subsidiaries that pursuant to the requirements of AntiTerrorism Laws and Anti-Corruption Laws, and Purchaser Agent’s policies and practices, Purchaser Agent is required to obtain, verify and record certain information and documentation that identifies Issuer and each of its Subsidiaries and their principals, which information includes the name and address of Issuer and each of its Subsidiaries and their principals and such other information that will allow Purchaser Agent to identify such party in accordance with AntiTerrorism Laws and/or Anti-Corruption Laws.
(e)Neither Issuer nor any of its Subsidiaries shall, nor shall Issuer or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Sanctioned Person. Issuer and each of its Subsidiaries shall immediately notify Purchaser Agent if Issuer or such Subsidiary has knowledge that Issuer, or any Subsidiary or Affiliate of Issuer, is an Sanctioned Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Neither Issuer nor any of its Subsidiaries shall, nor shall Issuer or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or Sanctioned pursuant to any Sanctions (including Executive Order No. 13224 or any similar executive order), other AntiTerrorism Law or other Anti-Corruption Laws, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions (including Executive Order No. 13224 or any similar executive order), other AntiTerrorism Law or other Anti-Corruption Laws.
(f)Each Obligor will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with all Environmental Laws. If Purchaser Agent at any time has a reasonable basis to believe that there is any material violation by an Obligor of any Environmental Law, each Obligor will, and will cause each Subsidiary to, (i) cause the performance of such environmental audits and testing, and preparation of such environmental reports, at Issuer’s sole cost and expense, as Purchaser Agent may from time to time reasonably request with respect to any parcel of real property subject to a Note Document that is a mortgage, deed of trust or similar instrument, which shall be conducted by Persons reasonably acceptable to Purchaser Agent and shall be in form and substance reasonably acceptable to Purchaser Agent, and (ii) permit Purchaser Agent or its representatives to have access to all such real property for the purpose of conducting, at Issuer’s sole cost and expense, such environmental audits and testing as Purchaser Agent shall reasonably deem appropriate.
(g)Each Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.
Section I.12Limitation of Negative Covenants to German Obligors.
(a)The restrictions imposed under Sections 7.1, 7.2 (except for the second sentence thereof) and 7.3 above shall not apply to any Obligor incorporated in the Federal Republic of Germany (a “German Obligor”).

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(b)Issuer and each German Obligor shall give the Purchaser Agent notice in writing and in good time of the intention of it or of any its subsidiaries incorporated in the Federal Republic of Germany to carry out any of the acts or take any of the steps prohibited under any of the clauses referred to in the foregoing Section 7.12(a) to be carried out or to be taken by any Obligor. Any such notification shall render an explanation if and how such steps might affect the financial situation of an Obligor, or the Purchasers’ and Purchaser Agent’s risk and security position, and it shall not be made later than twenty (20) Business Days before such measure shall be implemented, or in case of urgent matters requiring an implementation on shorter notice, immediately after the need for the relevant measure arises; provided, that the reasons for such urgent implementation are described in the notification.
(c)The Purchaser Agent shall be entitled within eight (8) Business Days of receipt of the relevant German Guarantor’s notice under Section 7.12(a) to request the relevant German Obligor to supply to the Purchaser Agent any relevant information in connection with the proposed action or steps referred to in such notice.
(d)The Purchaser Agent shall notify the relevant German Obligor, within fifteen (15) Business Days of receipt of the relevant German Obligor’s notice under Section 7.12(a) or, if additional information has been requested by the Purchaser Agent under Section 7.12(c), within fifteen (15) Business Days of receipt of such information, whether the proposed action or steps under Section 7.12(b) is, or is in the reasonable opinion of the Purchaser Agent, likely to have material adverse consequences for the Purchasers’ risk or security position.
(e)If the proposed action or steps under Section 7.12(b) is considered by the Purchaser Agent to be likely to have material adverse consequences for the Purchasers’ risk or security position and the relevant German Obligor nevertheless takes such action or steps or if the relevant German Obligor takes such actions or steps before expiry of the time period described under Section 7.12(b), this shall constitute an immediate Event of Default and the Purchaser Agent shall consequently be entitled to any or all of its rights and remedies under the Note Documents.
Article VIII
EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
Section VIII.1Payment Default.
(a)Issuer fails to (i) make any payment of principal or any Milestone Payments when such payment is due, or (ii) make any payment of interest on any Notes or any Revenue Participation Payment within two (2) Business Days of when such payment is due; or
(b)Issuer fails to pay any other Obligations within five (5) Business Days after such Obligations are due and payable (which five (5) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof).
Section VIII.2Covenant Default.
(a)Issuer or any of its Subsidiaries fails or neglects to perform any obligations in Section 3.7, 3.10, 6.1, 6.2, 6.6, 6.7, 6.9, 6.11 or 6.12 or violates any covenant in Article VII; or
(b)Issuer, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Note

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Documents, and as to any Default (other than those specified in this Article VIII) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the Default within fifteen (15) Business Days after the occurrence thereof; provided that if the Default cannot by its nature be cured within the (15) Business Day period or cannot after diligent attempts by Issuer be cured within such (15) Business Day period, and such Default is likely to be cured within a reasonable time, then Issuer shall have an additional period (which shall not in any case exceed thirty (30) days or such longer period as Purchaser Agent may agree in its sole discretion (without obligation)) to attempt to cure such Default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Notes shall be purchased during such cure period). Grace periods provided under this Section 8.2(b) shall not apply, among other things, to financial covenants, if any, or any other covenants set forth in Section 8.2(a) above.
Section VIII.3Material Adverse Change. A Material Adverse Change occurs.
Section VIII.4Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Issuer or any of its Subsidiaries or of any entity under control of Issuer or its Subsidiaries on deposit with any bank or other institution at which Issuer or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Issuer or any of its Subsidiaries or their respective assets by any government agency, or any analogous process in any jurisdiction and the same under subclauses (i) and (ii) hereof are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided that, no Notes shall be purchased during any twenty (20) day cure period; and
(b)(i) Any material portion of Issuer’s or any of its Subsidiaries’ assets is attached, expropriated, sequestrated, seized, levied on, or comes into possession of a trustee or receiver or any analogous process in any jurisdiction, or (ii) any court order enjoins, restrains, or prevents Issuer or any of its Subsidiaries from conducting any material part of its business.
Section VIII.5Insolvency. (a) Issuer or any of its Subsidiaries is or becomes Insolvent; (b) Issuer or any of its Subsidiaries begins an Insolvency Proceeding; (c) an Insolvency Proceeding is begun against Issuer or any of its Subsidiaries and not dismissed or stayed within fortyfive (45) days (or in the case of an Obligor or a Subsidiary incorporated in England and Wales twenty one (21) days; or in the case of an Obligor or a Subsidiary incorporated in the Federal Republic of Germany ten (10) days) of commencement; or (d) a moratorium is declared in respect of any indebtedness of any Obligor and for the avoidance of doubt, if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
Section VIII.6Other Agreements. There is a default in any agreement to which Issuer or any of its Subsidiaries is a party with a third party or parties (a) that could entitle or permit such third party or parties, after the giving of notice or the expiration of any applicable grace periods, to accelerate the maturity of any Indebtedness in an aggregate amount in excess of Five Million Dollars ($5,000,000) (even if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or other similar agreement) or (b) that could reasonably be expected to result in a Material Adverse Change.
Section VIII.7Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Million Dollars ($5,000,000) (not covered by independent thirdparty insurance as to which liability has been accepted by such insurance

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carrier) shall be rendered against Issuer or any of its Subsidiaries and shall remain unsatisfied, unvacated or unstayed for a period of twenty (20) Business Days after the entry thereof.
Section VIII.8Misrepresentations. Any representation, warranty or statement made or deemed made by or on behalf of any Obligor in or in connection with any Note Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Note Document or any amendment or modification hereof or thereof shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Change qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Change qualifier.
Section VIII.9Permitted Convertible Notes. A default, breach or other event that could trigger any mandatory repurchases or redemptions in excess of Five Million Dollars ($5,000,000) occurs under the indenture or such other document governing the terms of the Permitted Convertible Notes, whether or not such default or breach that would allow the holders or the trustee (on behalf of the holders) to declare an event of default or accelerate the Indebtedness under the Permitted Convertible Notes or the holders or the trustee (on behalf of the holders) has required Issuer to repurchase or redeem the Permitted Convertible Notes pursuant to such event.
Section VIII.10Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any circumstance described in Section 8.3, 8.4, 8.5, 8.7 or 8.8 occurs with respect to any Guarantor, or (c) the liquidation, winding up, or termination of existence of any Guarantor (except as expressly permitted by Section 7.3(b)).
Section VIII.11Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or nonrenewal has resulted in or could reasonably be expected to result in a Material Adverse Change.
Section VIII.12Lien Priority. Any Lien created hereunder or by any other Note Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement.
Section VIII.13Delisting. The ordinary shares or American Depository Shares (“ADS”) of Issuer are delisted from the Nasdaq Global Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares or ADSs not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the Nasdaq Global Market.
Article IX
RIGHTS AND REMEDIES
Section IX.1Rights and Remedies.
(a)Upon the occurrence and during the continuance of an Event of Default, Purchaser Agent may, and at the written direction of Required Purchasers shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Issuer, (ii) by notice to Issuer declare the Final Payment Amount and all other Obligations immediately due and payable (but if

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an Event of Default described in Section 8.5 occurs the Final Payment Amount and all other Obligations shall be immediately due and payable without any action by Purchaser Agent or the Purchasers) or (iii) by notice to Issuer suspend or terminate the Commitments (but if an Event of Default described in Section 8.5 occurs all Commitments shall be immediately terminated without any action by Purchaser Agent or the Purchasers).
(b)Without limiting the rights of Purchaser Agent and the Purchasers set forth in Section 9.1(a) above, and subject to any limitations and further requirements (if any) set forth in any applicable Foreign Collateral Documents, upon the occurrence and during the continuance of an Event of Default, Purchaser Agent shall have the right at the written direction of the Required Purchasers, without notice or demand, to do any or all of the following:
(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;
(ii)apply to the Obligations any (a) balances and deposits of Issuer that Purchaser Agent or any Purchaser holds or controls, or (b) any amount held or controlled by Purchaser Agent or any Purchaser owing to or for the credit or the account of Issuer;
(iii)commence and prosecute an Insolvency Proceeding or consent to any Obligor commencing any Insolvency Proceeding; and/or
(iv)exercise all of its rights and remedies as provided under the Foreign Collateral Documents.
(c)Without limiting the rights of Purchaser Agent and the Purchasers set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Purchaser Agent shall have the right, without notice or demand, to do any or all of the following:
(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Purchaser Agent considers advisable, notify any Person owing Issuer money of Purchaser Agent’s security interest in such funds, and verify the amount of such account;
(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Each Obligor shall assemble the Collateral if Purchaser Agent requests and make it available in a location Purchaser Agent reasonably designates. Purchaser Agent may peaceably enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Obligor grants Purchaser Agent a license to enter and occupy any of its premises, without charge by Issuer, to exercise any of Purchaser Agent’s rights or remedies;
(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Purchaser Agent is hereby granted a nonexclusive, royaltyfree license or other right to use, without charge, each Obligor and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Purchaser Agent’s exercise of its rights under this Section 9.1, each Obligor’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Purchaser Agent, for the benefit of the Secured Parties;

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(iv)place a “hold” on any account maintained with Purchaser Agent or the Purchasers and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(v)demand and receive possession of any Obligor’s Books;
(vi)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Issuer or any of its Subsidiaries; and
(vii)subject to Sections 9.1(a) and (b), exercise all rights and remedies available to Purchaser Agent and each Purchaser under the Note Documents or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof).
Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Purchaser Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Purchasers following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” is any event or circumstance that, in the reasonable judgment of Purchaser Agent, imminently threatens the ability of Purchaser Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Issuer or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Purchaser Agent, could reasonably be expected to result in a material diminution in value of the Collateral. For the avoidance of doubt the Final Payment Amount shall be due and payable at any time the Obligations become due and payable or are otherwise accelerated hereunder for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Issuer in accordance with Section 9.1(a), or automatically, in accordance with the parenthetical to Section 9.1(a)(ii)), by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Notes or Note Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of the Purchasers in receiving the full benefit of their bargained-for Final Payment Amount). The Obligors acknowledge and agree that none of the Final Payment Amount shall constitute unmatured interest, whether under section 502(b)(2) of the United States Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Purchasers receive the benefit of their bargain under the terms of this Agreement. The Obligors acknowledge and agree that the Purchasers shall be entitled to recover the full amount of the Final Payment Amount in each and every circumstance such amount is due pursuant to or in connection with this Agreement, including in the case of any Insolvency Proceeding affecting Issuer or any of its Subsidiaries, so that the Purchasers shall receive the benefit of their bargain hereunder and otherwise receive full recovery as agreed under every possible circumstance, and each of the Obligors hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Obligors further acknowledge and agree, and waive any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Purchasers may suffer or incur resulting from or arising in connection with any breach hereof or thereof by any Obligor shall constitute secured obligations owing to the Purchasers.
Section IX.2Power of Attorney. Each Obligor hereby irrevocably appoints Purchaser Agent by way of security as its lawful attorneyinfact, exercisable only upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Obligor’s or any of its Subsidiaries’ name on any

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checks or other forms of payment or security; (b) sign such Obligor’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Purchaser Agent determines reasonable; (d) make, settle, and adjust all claims under Issuer’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Purchaser Agent or a third party as the UCC or any applicable law permits. Each Obligor hereby appoints Purchaser Agent as its lawful attorneyinfact to sign such Obligor’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Purchaser Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity or reimbursement obligations) have been satisfied in full and Purchaser Agent and the Purchasers are under no further obligation to purchase Notes hereunder. Purchaser Agent’s foregoing appointment as each Obligor’s or any of its Subsidiaries’ attorney in fact, and all of Purchaser Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity or reimbursement obligations) have been fully repaid and performed and Commitments have been terminated.
Section IX.3Protective Payments. If Issuer or any of its Subsidiaries fail to timely obtain the insurance called for by Section 6.5 or fails to timely pay any premium thereon or fails to timely pay any other amount which Issuer or any of its Subsidiaries is obligated to pay under this Agreement or any other Note Document and provided any applicable grace period has expired, Purchaser Agent may, by written notice to Issuer at least five (5) Business Days prior, obtain such insurance or make such payment, and all amounts so paid by Purchaser Agent are Reimbursable Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Purchaser Agent will make reasonable efforts to provide Issuer with notice of Purchaser Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Purchaser Agent are deemed an agreement to make similar payments in the future or Purchaser Agent’s waiver of any Event of Default.
Section IX.4Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Obligor irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Purchaser Agent from or on behalf of any Obligor or any of its Subsidiaries of all or any part of the Obligations, and, as between the Obligors on the one hand and Purchaser Agent and Purchasers on the other, Purchaser Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Purchaser Agent may deem advisable notwithstanding any previous application by Purchaser Agent, and (b) to the extent permitted by applicable law, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Reimbursable Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Obligors owing to Purchaser Agent or any Purchaser under the Note Documents. Any balance remaining shall be delivered to applicable Obligor or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Purchasers of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly

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provided otherwise. Purchaser Agent, or if applicable, each Purchaser, shall promptly remit to the other Purchasers such sums as may be necessary to ensure the ratable repayment of each Purchaser’s portion of any Note and the ratable distribution of interest, fees and reimbursements paid or made by any Obligor. Notwithstanding the foregoing, a Purchaser receiving a scheduled payment shall not be responsible for determining whether the other Purchasers also received their scheduled payment on such date; provided that, if it is later determined that a Purchaser received more than its ratable share of scheduled payments made on any date or dates, then such Purchaser shall remit to Purchaser Agent or other Purchasers such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Purchaser Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Purchaser in excess of its ratable share, then the portion of such payment or distribution in excess of such Purchaser’s ratable share shall be received by such Purchaser in trust for and shall be promptly paid over to the other Purchaser for application to the payments of amounts due on the other Purchasers’ claims. To the extent any payment for the account of an Obligor is required to be returned as a voidable transfer or otherwise, the Purchasers shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Purchaser shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Purchaser Agent and other Purchasers for purposes of perfecting Purchaser Agent’s security interest therein.
Section IX.5Liability for Collateral. So long as Purchaser Agent and the Purchasers comply with reasonable banking practices and applicable law regarding the safekeeping of any Collateral, as applicable, in the possession or under the control of Purchaser Agent and the Purchasers, Purchaser Agent and the Purchasers shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Except as a result of Purchaser Agent’s or any Purchaser’s gross negligence or willful misconduct, the Obligors bear all risk of loss, damage or destruction of the Collateral.
Section IX.6Licenses Related to Included Products. For the purpose of enabling Purchaser Agent and Purchasers to exercise rights and remedies under this Article 9 and the other Note Documents (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Obligor hereby grants to Purchaser Agent an irrevocable, nonexclusive, assignable license (which license may be exercised only upon the occurrence and during the continuance of an Event of Default and for the purposes of, or in connection with, the exercise of remedies under this Article 9 and the other Note Documents), without payment of royalty, return on net sales, revenue share or other compensation to Issuer or any of its Subsidiaries or Affiliates, including the right to practice, use, sublicense or otherwise exploit, solely in connection with the Included Products or other items in the Collateral, any Intellectual Property owned or controlled by such Person, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license is not prohibited by any applicable law. Any license, sublicense or other transaction entered into by Purchaser Agent in accordance with the provisions of this Section 9.6 will be binding upon any applicable Obligor, notwithstanding any subsequent cure of an Event of Default.
Section IX.7Distressed Disposal. If a Distressed Disposal is being effected, Purchaser Agent is irrevocably authorized (at the cost of Issuer and without the consent, sanction, authority or further confirmation of Issuer or any Subsidiary) to release any intercompany loans, claims or other liabilities owed to Issuer or any Subsidiary, on the one hand, by Issuer or any Subsidiary, on the other, whose shares or Equity Interests are the subject of that Distressed Disposal. Issuer irrevocably undertakes to promptly do all such things and execute all such documents (or to procure that the relevant Subsidiary does all such

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things and executes all such documents) requested by Purchaser Agent necessary to give effect to the provisions of this Section 9.7.
Section IX.8No Waiver; Remedies Cumulative. Failure by Purchaser Agent or any Purchaser, at any time or times, to require strict performance by the Obligors of any provision of this Agreement or any other Note Document shall not waive, affect, or diminish any right of Purchaser Agent or any Purchaser thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Purchaser Agent and the Required Purchasers and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Purchaser Agent and the Purchasers under this Agreement and the other Note Documents are cumulative. Purchaser Agent and the Purchasers have all rights and remedies provided under the UCC, any applicable law, by law, or in equity. The exercise by Purchaser Agent or any Purchaser of one right or remedy is not an election, and Purchaser Agent’s or any Purchaser’s waiver of any Event of Default is not a continuing waiver. Purchaser Agent’s or any Purchaser’s delay in exercising any remedy is not a waiver, election, or acquiescence.
Section IX.9Demand Waiver. Each Obligor waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, documents, Instruments, Chattel Paper, or guarantees held by Purchaser Agent or any Purchaser on which Issuer or any Subsidiary is liable.
Article X
NOTICES; SERVICE OF PROCESS
All notices, consents, requests, approvals, demands or other communication (collectively, “Communication”) by any party to this Agreement or any other Note Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile or email transmission as evidenced by a transmission confirmation sheet or server delivery confirmation notice, as applicable; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if handdelivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number or email address indicated below. Any of Purchaser Agent, the Purchasers or Issuer may change its mailing address, email address, or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article X.

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If to any Obligor:	c/o Centessa Pharmaceuticals plc 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT Attention: General Counsel Email: [***]

with a copy (which shall not constitute notice) to:	Goodwin Procter LLP 100 Northern Ave. Boston, MA, 02210 Attention: Mark D. Smith Email: [***]

If to Purchaser Agent:	Cocoon SA LLC c/o Oberland Capital Management LLC 1700 Broadway, 37th Floor New York, NY 10019 Attn: Kristian Wiggert Facsimile: [***] Telephone: [***] E-mail: [***]

with a copy (which shall not constitute notice) to:	Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 Attention: Gian-Michele a Marca Fax: [***] Email: [***]

If to any Purchaser:	As specified on the applicable signature page hereto.

Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Note Document, in the manner provided for notices in this Article X. Nothing in this Agreement or any other Note Document will affect the right of any party hereto to serve process in any other manner permitted by applicable laws. Each of Issuer and other Foreign Obligor hereby irrevocably appoints Centessa Pharmaceuticals, Inc. as its agent for service of process with respect to all of the Note Documents and all other related agreements to which it is a party (the “Process Agent”) and Centessa Pharmaceuticals, Inc. hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to Issuer and such other Foreign Obligor, as applicable, all legal process addressed to Issuer and such other Foreign Obligor, as applicable, received by the Process Agent.
Article XI
CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
This Agreement and the other Note Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Note Document (except as may be expressly otherwise provided in any Note Document) shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

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Each Obligor, Purchaser Agent and each Purchaser each submit to the exclusive jurisdiction of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York and any appellate court thereof and agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court; provided that the foregoing shall not preclude Purchaser Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE XI.
Article XII
GUARANTY
Section XII.1The Guarantee. Each Guarantor hereby jointly and severally with each other Guarantor guarantees to Purchaser Agent and the Purchasers, and their successors and assigns, (i) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Notes, all fees and other amounts and Obligations from time to time owing to Purchaser Agent and the Purchasers by Issuer and each other Obligor under the Notes, this Agreement or any other Note Document and (ii) the full and prompt performance and observance by Issuer and the other Guarantors of each and all of the covenants, liabilities, obligations and agreements required to be performed or observed by such Obligors under the Notes, this Agreement or any other Note Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor hereby further jointly and severally with each other Guarantor agrees that if Issuer or any other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment, or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section XII.2Obligations Unconditional. The Guaranteed Obligations of the Guarantors are absolute and unconditional, joint and several, independent and irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Issuer under the Notes, this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any

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one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to the Guarantors, the manner, place, time for any payment, performance of or compliance with any of the Guaranteed Obligations shall be extended, amended, modified or waived;
(b)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted or any failure, lack of diligence, omission or delay on the part of Purchaser Agent or any Purchaser to enforce, assert or exercise any right, power or remedy conferred on it thereunder;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
(d)any Lien or security interest granted to, or in favor of, Purchaser Agent as security for any of the Guaranteed Obligations shall fail to be perfected or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;
(e)any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to any Obligor or any other guarantor of the Guaranteed Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;
(f)any merger or consolidation of any Obligor into or with any entity, or any sale, lease or transfer of any of the assets of any Obligor or any other guarantor of the Guaranteed Obligations to any other person or entity;
(g)any change in the ownership of any Obligor or any change in the relationship between any Obligor or any other guarantor of the Guaranteed Obligations, or any termination of any such relationship;
(h)the existence of any claim, set-off or other right which any Guarantor may have at any time against any Obligor, Purchaser Agent, any Purchaser or any other Person;
(i)any failure by Purchaser Agent or any Purchaser to disclose to the Guarantors any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor now or hereafter known to Purchaser Agent or any Purchaser;
(j)any obligations or liabilities the Obligors or any other guarantor of the Guaranteed Obligations owed to any Guarantor;
(k)the acceptance or the availability of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;
(l)any default, act or omission to act or delay of any kind (willful or otherwise) by any Obligor, Purchaser Agent, any Purchaser or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the

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Guarantors’ obligations hereunder (except that the Guarantors may assert the defense of payment in full of the Guaranteed Obligations); or
(m)any notice of any sale, transfer or other disposition of any right, title or interest of Purchaser Agent or any Purchasers under the Notes, this Agreement or any other Note Document.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, notice of acceptance, notice of non-performance, nonpayment, default, acceleration, dishonor, protest and any other notices whatsoever, which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Guarantors with respect to or under the Notes, this Agreement or any other Note Document or any failure on the part of any Obligor, Guarantors or any other guarantor of the Guaranteed Obligations to perform or comply with any covenant, agreement, term or condition of the Notes, this Agreement or any other Note Document. The Guarantors further expressly waive any requirement that Purchaser Agent or any Purchaser exhaust any right, power or remedy or proceed against Issuer under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or against or exhaust any security or collateral for, any of the Guaranteed Obligations.
Section XII.3Reinstatement. The obligations of the Guarantors under this Article XII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify Purchaser Agent and the Purchasers on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section XII.4Subrogation. The Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.1, whether by subrogation or otherwise, against Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
Section XII.5Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and Purchaser Agent and the Purchasers, on the other hand, the obligations of Issuer under the Notes, this Agreement and under the other Note Documents may be declared to be forthwith due and payable as provided in Section 9.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.1) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Issuer and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Issuer) shall forthwith become due and payable by the Guarantors for purposes of Section 12.1.
Section XII.6Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XII constitutes an Instrument for the payment of money, and consents and agrees that Purchaser Agent and the Purchasers, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

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Section XII.7Continuing Guarantee. The guarantee in this Article XII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
Section XII.8Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Fair Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 12.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article XII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this Section 12.8, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Fair Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Fair Share of such Guaranteed Obligations and (iii) “Fair Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Issuer and the Guarantors hereunder and under the other Note Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.
Section XII.9General Limitation on Guarantee Obligations.
(a)In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise, taking into account the provisions of Section 12.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, Purchaser Agent, any Purchaser or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section XII.10Guarantee Limitations for German Guarantors
(a)Subject to Sections 12.10(b) through 12.10(g), the enforcement of the Guarantee Obligations shall be limited in relation to German Guarantors as follows:
(i)Each Secured Party agrees not to enforce the Guarantee Obligations if and to the extent:

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(1)    the Guarantee Obligations relate to any obligations of, or amounts owed by, an Affiliate of a German Guarantor (other than such German Guarantor’s Subsidiaries (each an “Upstream Affiliate”); and
(2)such enforcement would cause the German Guarantor’s Net Assets to be reduced below zero or further reduced if already below zero (such circumstances constituting a “Share Capital Impairment”).
(ii)For the purposes of the calculation of the Net Assets, the following balance sheet items shall be adjusted as follows:
(1)the amount of any increase of the registered share capital (Stammkapital) of the German Guarantor, after the date of this Agreement that has been effected without the prior written consent of the Purchaser Agent shall be deducted from the relevant registered share capital (Stammkapital);
(2)in case the registered share capital of the German Guarantor is not fully paid up (nicht voll eingezahlt), the amount which is not paid up shall be deducted from the relevant registered share capital (Stammkapital);
(3)loans and other liabilities which are subordinated (including, without limitation, pursuant to this Agreement or section 39 sub-section 1 no. 5 InsO) to any Indebtedness outstanding under this Agreement (including liabilities in respect of guarantees for loans or other liabilities which is so subordinated) shall be disregarded; and
(4)loans or other liabilities incurred in violation of the provisions of this Agreement shall be disregarded.
(b)In relation to the limitations applicable in case of a Share Capital Impairment pursuant to Section 12.10(a), the German Guarantor hereby undertakes vis-à-vis the Secured Parties to deliver to the Purchaser Agent, within 10 Business Days after receipt from the Purchaser Agent of a notice stating that the Purchaser Agent intends to demand payment of the Guarantee Obligations from a German Guarantor, (i) an up-to-date balance sheet of the German Guarantor together with (ii) a detailed calculation (satisfactory to the Purchaser Agent of the amount of the Net Assets of the German Guarantor taking into account the adjustments set forth in Section 12.10(a)(ii) (a “Net Asset Determination”). Any such balance sheet and Net Asset Determination shall be prepared in accordance with the Accounting Principles as consistently applied and shall be, upon the Purchaser Agent's request, confirmed by the German Guarantor’s Auditors within a period of 20 Business Days following such request. Based upon the Net Asset Determination (as and to the extent confirmed by the German Guarantor’s Auditors, if such confirmation has been requested by the Purchaser Agent), the German Guarantor shall fulfil its Guarantee Obligations, and each Secured Party shall be entitled to enforce the Guarantee Obligations, in an amount which would, in accordance with the Net Asset Determination (as and to the extent confirmed by the German Guarantor’s Auditors, if such confirmation has been requested by the Purchaser Agent), not cause a Share Capital Impairment on the German Guarantor’s part.
(c)If the Guarantee Obligations, based upon the relevant Net Asset Determination (as and to the extent confirmed by the German Guarantor’s Auditors, if such confirmation has been requested by the Purchaser Agent), may not be fully enforced for reasons of a Share Capital Impairment of the German Guarantor, the German Guarantor shall, within three months after a written request of the Purchaser Agent, convert into money (in Geld umsetzen), to the extent legally permitted, any and all of its assets shown in the German Guarantor’s, balance sheet with a book value (Buchwert) that is substantially

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lower than the market value of the relevant assets. After the expiry of the three-months period, the German Guarantor shall, within three (3) Business Days, (i) notify the Purchaser Agent of the amount of the net proceeds obtained from the relevant sale or other disposition by means of which the conversion into cash was effected and (ii) submit to the Purchaser Agent an updated Net Asset Determination in relation to the German Guarantor itself, taking into account such proceeds. Any such updated Net Asset Determination shall supersede that Net Asset Determination previously applicable for the limitations of the enforcement of the Guarantee Obligations for reasons of a Share Capital Impairment pursuant to Section 12.10(b). Upon the Purchaser Agent’s request, any such updated Net Asset Determination shall be confirmed by the German Guarantor's Auditors within a period of 20 Business Days following the request and, once confirmed, it shall be superseding as aforementioned to the extent so confirmed.
(d)The limitations set out in Section 12.10(a) in relation to Share Capital Impairments shall not apply:
(i)to any Guarantee Obligations which relate to any monies borrowed under this Agreement which (i) have been on-lent or otherwise made available to the German Guarantor or any of its Subsidiaries and (ii) are still outstanding whereas each German Guarantor shall at any time upon the Purchaser Agent's request produce evidence to the Purchaser Agent (in form and substance satisfactory to the Purchaser Agent as to whether any monies borrowed under this Agreement have been on-lent or otherwise made available to it or any of its Subsidiaries; or
(ii)if, at the time of enforcement of the Guarantee Obligations a domination agreement (Beherrschungsvertrag) and/or a profit transfer agreement (Gewinnabführungsvertrag) (either directly or through an unbroken chain of domination and/or profit absorption agreements) is effective or should be effective pursuant to the terms and conditions of any Note Document, respectively, between the German Guarantor and:
(1)in case the German Guarantor is a Subsidiary of the relevant Upstream Affiliate whose obligations are secured by the relevant Guarantee Obligations, that Upstream Affiliate; or
(2)in case the German Guarantor and the relevant Upstream Affiliate whose obligations are secured by the relevant Guarantee Obligations are both Subsidiaries of a joint (direct or indirect) Holding, such Holding as dominating entity (beherrschendes Unternehmen);
(iii)if and to the extent any payment of Guarantee Obligations demanded by the Purchaser Agent from, and due to be made by, a German Guarantor is covered (gedeckt) by means of a fully recoverable claim for consideration or return (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the German Guarantor against the Upstream Affiliate whose obligations are secured by the relevant Guarantee Obligations.
(e)The limitations set out in Section 12.10(a) in relation to Share Capital Impairments shall further not apply:
(i)for so long as the German Guarantor has not complied with (in case of a Share Capital Impairment) its obligations pursuant to Section 12.10(b) and Section 12.10(c); and/or
(ii)if and to the extent, at the time of enforcement of the Guarantee Obligations, such limitations are not required to protect the managing directors of the German Guarantor from the risk of personal liability arising from such enforcement of the Guarantee Obligations.

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(f)For the avoidance of doubt, nothing in this Section 12.10 shall be interpreted as a restriction or limitation of (i) the enforcement of the Guarantee Obligations to the extent the relevant Guarantee Obligations guarantee or relate to obligations of a German Guarantor itself in its capacity as Issuer or obligations of any of its direct or indirect Subsidiaries including, in each case, their legal successors or (ii) the enforcement of any claim of any Secured Party against an Issuer (in such capacity) under this Agreement.
(g)No reduction of the amount enforceable under the Guarantee Obligations in accordance with the above limitations will prejudice the rights of the Secured Parties to continue enforcing the Guarantee Obligations (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the guaranteed claims.
Article XIII
GENERAL PROVISIONS
Section XIII.1Successors and Assigns.
(a)This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Issuer may not transfer, pledge or assign this Agreement or any rights or obligations under it without Purchaser Agent’s and each Purchaser’s prior written consent (which may be granted or withheld in Purchaser Agent’s and each Purchaser’s sole discretion (without obligation), subject to Section 13.6). The Purchasers have the right, without the consent of or notice to Issuer, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation or grant of a participation, a “Purchaser Transfer”) all or any part of, or any interest in, the Notes and the Purchasers’ obligations, rights, and benefits under this Agreement and the other Note Documents to any Person. Issuer and Purchaser Agent shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned until Purchaser Agent shall have received and accepted an effective assignment or transfer agreement in form satisfactory to Purchaser Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding the recipient of a Purchaser Transfer as Purchaser Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Default or Event of Default has occurred and is continuing, no Purchaser Transfer (other than a Purchaser Transfer in connection with (x) assignments by a Purchaser due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Purchaser’s own financing or securitization transactions) shall be permitted, without Issuer’s consent, to any Person that is not an Eligible Assignee.
(b)Purchaser Agent, acting solely for this purpose as a non-fiduciary agent of Issuer, shall maintain at its office referred to in Article X a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the commitments of, and principal amounts (and stated interest) of the Obligations owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Issuer, Purchaser Agent and each Purchaser shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of the Note Documents. The Register shall be available for inspection by Issuer and each Purchaser, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, (i) each Note issued pursuant to this Agreement is a registered obligation, (ii) the right, title and interest of each Purchaser and its assignees in and to such Notes shall be transferable only upon notation of such transfer in the Register and (iii) no assignment thereof or participation therein shall be effective until recorded therein. This Section 13.1(b) shall be construed so that each Note is at all times maintained in “registered

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form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.
(c)If: (i) a Purchaser assigns or transfers any of its rights or obligations under the Note Documents or changes its applicable Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the recipient of a Purchaser Transfer or Purchaser acting through its new Facility Office under Article XIV, then the recipient of the Purchaser Transfer or Purchaser acting through its new Facility Office is only entitled to receive payment under that Article XIV to the same extent as the assigning or transferring Purchaser or Purchaser acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Section 13.1(c) shall not apply in relation to Section 14.2, to a Treaty Purchaser that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Section 14.2(g)(ii) if the Obligor making the payment has not made an Issuer DTTP Filing in respect of that Treaty Purchaser.
Section XIII.2Indemnification. Issuer agrees to indemnify, defend and hold Purchaser Agent and the Purchasers and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Purchaser Agent or the Purchasers (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party (including Issuer or any of its Subsidiaries) in connection with, related to, following, or arising from, out of or under, (i) the transactions contemplated by the Note Documents, (ii) any Notes or the use or proposed use of the proceeds therefrom or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor or any of its Subsidiaries, or any Environmental Liability related in any way to any Obligor or any of its Subsidiaries; and (b) all losses or Reimbursable Expenses incurred, or paid by Indemnified Person in connection with, related to, following, or arising from, out of or under, the transactions contemplated by the Note Documents between Purchaser Agent, and/or the Purchasers and Issuer (including reasonable attorneys’ fees and expenses), except for Claims and/or losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have directly resulted from such Indemnified Person’s gross negligence or willful misconduct. Issuer hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Issuer or any of its Subsidiaries, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Purchaser Agent or Purchasers) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Notes except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.
Section XIII.3Time of Essence. Without prejudice to any grace periods contained in this Agreement, time is of the essence for the performance of all Obligations in this Agreement.
Section XIII.4Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

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Section XIII.5Correction of Note Documents. Purchaser Agent and the Purchasers may correct patent errors and fill in any blanks in this Agreement and the other Note Documents consistent with the agreement of the parties.
Section XIII.6Amendments in Writing; Integration.
(a)No amendment, modification, termination or waiver of any provision of this Agreement or any other Note Document, no approval or consent thereunder, or any consent to any departure by Issuer or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Issuer, Purchaser Agent and the Required Purchasers provided that:
(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Purchaser’s Commitment or Commitment Percentage shall be effective as to such Purchaser without such Purchaser’s written consent;
(ii)no such amendment, waiver or modification that would affect the rights and duties of Purchaser Agent shall be effective without Purchaser Agent’s written consent or signature; and
(iii)no such amendment, waiver or other modification shall, unless signed by all the Purchasers directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Note or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Note; (B) postpone the date fixed for, or waive, any payment of principal of any Note or of interest on any Note (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) reduce the applicable Revenue Participation Payments, the Milestone Payments or Final Payment Amount; (D) change the definition of the term “Required Purchasers” or the percentage of Purchasers which shall be required for the Purchasers to take any action hereunder; (E) release all or substantially all of the Collateral, authorize Issuer to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (E), as otherwise may be expressly permitted under this Agreement or the other Note Documents (including in connection with any disposition permitted hereunder); (F) amend, waive or otherwise modify this Section 13.6 or the definitions of the terms used in this Section 13.6 insofar as the definitions affect the substance of this Section 13.6; (G) consent to the assignment, delegation or other transfer by Issuer of any of its rights and obligations under any Note Document or release Issuer of its payment obligations under any Note Document, except, in each case with respect to this clause (G), pursuant to a merger or consolidation permitted pursuant to this Agreement; (H) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Commitment, Commitment Percentage or that provide for the Purchasers to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (I) subordinate the Liens granted in favor of Purchaser Agent securing the Obligations; or (J) amend any of the provisions of Section 13.11. It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G), (H) and (I) and (J) of the preceding sentence;
(b)Other than as expressly provided for in Sections 13.6(a)(i), (ii) and (iii), Purchaser Agent may, if requested by the Required Purchasers, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Issuer.
(c)This Agreement and the Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings,

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representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Note Documents merge into this Agreement and the Note Documents.
Section XIII.7Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
Section XIII.8Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity or reimbursement obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Issuer in Section 13.2 to indemnify each Purchaser and Purchaser Agent, as well as the confidentiality provisions in Section 13.9 and the Obligations under Section 2.5 and under Article XIV, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
Section XIII.9Confidentiality. In handling any confidential information of Issuer, the Purchasers and Purchaser Agent shall exercise the same degree of care that it exercises for their own proprietary information (but in no event less than a reasonable standard of care), but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Purchasers’ and Purchaser Agent’s Subsidiaries or Affiliates, or in connection with a Purchaser’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Notes (provided that, the Purchasers and Purchaser Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Purchasers’ or Purchaser Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Purchaser Agent reasonably considers necessary in exercising remedies under the Note Documents; and (f) on a need-to-know basis, to third party service providers of the Purchasers and/or Purchaser Agent so long as such service providers have executed a confidentiality agreement with the Purchasers and Purchaser Agent with terms no less restrictive than those contained herein. The Purchasers and Purchaser Agent shall be responsible for any breach of the terms of this Confidentiality provision by any persons in (a) and (f) above to whom it provides confidential information of Issuer or its Subsidiaries. Purchasers and Purchaser Agent shall use commercially reasonable efforts to limit any disclosures of confidential information of Issuer or its Subsidiaries pursuant to (c) and (d) above to the minimum required disclosure, and to notify Issuer promptly of such disclosure to the extent Purchaser and/or Purchaser Agent is legally permitted to so notify. Confidential information does not include information that either: (i) is in the public domain or in the Purchasers’ and/or Purchaser Agent’s possession when disclosed to the Purchasers and/or Purchaser Agent, or becomes part of the public domain after disclosure to the Purchasers and/or Purchaser Agent; or (ii) is disclosed to the Purchasers and/or Purchaser Agent by a third party, if the Purchasers and/or Purchaser Agent does not know that the third party is prohibited from disclosing the information. Subject to the foregoing, Purchaser Agent and the Purchasers may use confidential information for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

Section XIII.10Press Releases. On or around the Effective Date (as reasonably determined by Issuer), Issuer shall issue a press release substantially in the form attached as Exhibit G in respect of the transactions contemplated by the Note Documents. Each of Issuer and Purchaser Agent shall mutually agree on any additional press releases or other public communications with respect to the transactions

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contemplated by the Note Documents except (a) Issuer may file a Current Report on Form 8-K with the Securities and Exchange Commission in connection with the execution and delivery of this Agreement, and (b) originate any such publicity, news release or other similar public announcement as may be required by Law or any listing or trading agreement concerning its publicly traded securities, provided in the case of each of (a) and (b), Issuer shall use commercially reasonable efforts to consult with the Purchaser Agent reasonably in advance of such release.
Section XIII.11Right of Set Off. Issuer hereby grants to Purchaser Agent and to each Purchaser, a lien, security interest and right of set off as security for all Obligations to Purchaser Agent and each Purchaser hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Purchaser Agent or the Purchasers or any entity under the control of Purchaser Agent or the Purchasers (including a Purchaser Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Purchaser Agent or the Purchasers may set off the same or any part thereof and apply the same to any Obligation of Issuer even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE PURCHASER AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ISSUER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
Section XIII.12Cooperation of Issuer. If necessary, Issuer agrees to (i) execute any documents (including new Notes) reasonably required to effectuate and acknowledge each assignment of a Commitment or Note to an assignee in accordance with Section 13.1, (ii) make Issuer’s management available to meet with Purchaser Agent and prospective participants and assignees of Commitments or Notes (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Purchaser Agent or the Purchasers in the preparation of information relating to the financial affairs of Issuer as any prospective participant or assignee of a Commitment or Note reasonably may request. Subject to the provisions of Section 13.9, Issuer authorizes each Purchaser to disclose to any prospective participant or assignee of a Commitment, any and all information in such Purchaser’s possession concerning Issuer and its financial affairs which has been delivered to such Purchaser by or on behalf of Issuer pursuant to this Agreement, or which has been delivered to such Purchaser by or on behalf of Issuer in connection with such Purchaser’s credit evaluation of Issuer prior to entering into this Agreement.
Section XIII.13Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to Issuer as of the date such Person becomes a Purchaser and as of each Purchase Date, that:
(a)Each of the Notes to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws.
(b)Such Purchaser can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

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(c)Such Purchaser has had an opportunity to receive, review and understand all information related to Issuer requested by it and to ask questions of and receive answers from Issuer regarding Issuer, its Subsidiaries, its business and the terms and conditions of the offering of the Notes, and has conducted and completed its own independent due diligence.
(d)Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into the Note Documents.
(e)Such Purchaser understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of Issuer or the purchase of the Notes.
(f)Such Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.
(g)Such Purchaser did not learn of the investment in the Notes as a result of any general solicitation or general advertising.
Section XIII.14Agency.
(a)Each Purchaser hereby irrevocably appoints Purchaser Agent to act on its behalf as Purchaser Agent and fiduciary trustee (Sicherheitentreuhänder) hereunder and under the other Note Documents and authorizes Purchaser Agent to take such actions on its behalf, to exercise such powers as are delegated to Purchaser Agent by the terms hereof or thereof and to act as agent of such Purchaser for purposes of acquiring, holding, enforcing and perfecting all Liens granted by the Obligors on the Collateral to secure any of the Obligations, in each case together with such actions and powers as are reasonably incidental thereto. For the purposes of the French Collateral Documents, in accordance with the provisions of articles 2488-6 et seq. of the French civil code, the Purchasers hereby appoints the Purchaser Agent, which accepts it, as security agent, with the mandate to represent it for all the deeds, notifications and formalities concerning its relations with the concerned Obligors and to take all the steps and exercise all the rights, discretionary powers given or assigned to it in accordance with the provisions of the relevant French Collateral Documents, including those which arise therefrom. As a consequence, in accordance with the provisions of article 2488-6 of the French civil code, as from the date hereof and until complete payment and repayments of the Notes, Purchaser Agent shall act in its own name to exercise, for the benefit of the Purchasers, all the rights, powers, authorities and discretionary powers of assessment of any of Purchasers under this agreement and the relevant French Collateral Documents.
(b)The Purchaser Agent shall, in respect of German Collateral Documents and the German Parallel Debt Agreement:
(i)hold and administer for itself as well as in a fiduciary capacity (treuhänderisch) for the Purchasers any Collateral which is granted in the form of a non-accessory Security (nicht-akzessorische Sicherheit) (including the German Parallel Debt Agreement); and
(ii)administer for itself as well as for the benefit of the Purchasers any Collateral granted under the German Collateral Documents which is granted in the form of an accessory

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Security (akzessorische Sicherheit) or which, under applicable law, cannot be held in a fiduciary capacity (treuhänderisch) for the benefit of another person.
(c)Each of the Purchasers hereby releases the Purchaser Agent from the restrictions of section 181 BGB and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Purchaser; the Purchaser Agent is authorized to delegate its powers of attorney, including the exemption from the restriction in section 181 BGB and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Purchaser. A Purchaser which is barred by its constitutional documents or otherwise granting such exemption shall notify the Purchaser Agent accordingly. Irrespective of the granting of an exemption, at the request of the Purchaser Agent, the Purchasers shall grant special powers of attorney to the Purchaser Agent to enter into any Note Document, or any amendments thereof, on their behalf.
(d)Each Purchaser agrees to indemnify Purchaser Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), according to its respective Pro Rata Share (in effect on the date on which indemnification is sought under this Section 13.14), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Purchaser Agent in any way relating to or arising out of, the Notes, this Agreement, any of the other Note Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Purchaser Agent under or in connection with any of the foregoing. The agreements in this Section 13.14 shall survive the payment of the Final Payment Amount and all other amounts payable hereunder.
(e)The Person serving as Purchaser Agent hereunder shall have the same rights and powers in its capacity as Purchaser as any other Purchaser and may exercise the same as though it were not Purchaser Agent and the term “Purchaser” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Purchaser Agent hereunder in its individual capacity.
(f)Purchaser Agent shall have no duties or obligations except those expressly set forth herein and in the other Note Documents. Without limiting the generality of the foregoing, Purchaser Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that Purchaser Agent is required to exercise as directed in writing by any Purchaser; provided that Purchaser Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Purchaser Agent to liability or that is contrary to any Note Document or applicable law; and
(iii)except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and Purchaser Agent shall not be liable for the failure to disclose, any information relating to Issuer or any of its Affiliates that is communicated to or obtained by any Person serving as Purchaser Agent or any of its Affiliates in any capacity.

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(g)Purchaser Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers or as Purchaser Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(h)Purchaser Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Purchaser Agent.
(i)Purchaser Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Purchaser Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Purchaser Agent and conforming to the requirements of this Agreement or any of the other Note Documents. Purchaser Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Purchaser Agent hereunder or under any Note Documents in accordance therewith. Purchaser Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Purchaser Agent shall not be under any obligation to exercise any of the rights or powers granted to Purchaser Agent by this Agreement and the other Note Documents at the request or direction of the Required Purchasers unless Purchaser Agent shall have been provided by the Purchasers with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
(j)Purchaser Agent may resign at any time by delivering notice of such resignation to the Purchasers and Issuer, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective. If Purchaser Agent delivers any such notice, the Required Purchasers shall have the right to appoint a successor Purchaser Agent. If, within 30 days after the retiring Purchaser Agent having given notice of resignation, no successor Purchaser Agent has been appointed by the Required Purchasers that has accepted such appointment, then the retiring Purchaser Agent may, on behalf of the Purchasers, appoint a successor Purchaser Agent from among the Purchasers. Each appointment under this Section 13.14(h) shall be subject to the prior consent of Issuer, which may not be unreasonably withheld, delayed or conditioned but shall not be required during the continuance of an Event of Default. Effective immediately upon its resignation, (i) the retiring Purchaser Agent shall be discharged from its duties and obligations under the Note Documents, (ii) the Purchasers shall assume and perform all of the duties of Purchaser Agent until a successor Purchaser Agent shall have accepted a valid appointment hereunder, (iii) the retiring Purchaser Agent shall no longer have the benefit of any provision of any Note Document other than with respect to any actions taken or omitted to be taken while such retiring Purchaser Agent was, or because such Purchaser Agent had been, validly acting as Purchaser Agent under the Note Documents and (iv) subject to its rights under Section 13.14, the retiring Purchaser Agent shall take such action as may be reasonably necessary to assign to the successor Purchaser Agent its rights as Purchaser Agent under the Note Documents. Effective immediately upon its acceptance of a

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valid appointment as Purchaser Agent, a successor Purchaser Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Purchaser Agent under the Note Documents.
Section XIII.15Original Issue Discount
(a)Issuer does not intend to file United States federal or state tax returns, information statements, or similar tax filings (“U.S. Tax Returns”). If Issuer expects to file U.S. Tax Returns it will contact Purchasers at least 45 days in advance and Issuer and Purchasers shall use commercially reasonable efforts to agree on the reporting of the Notes for United States federal and state tax purposes provided that Issuer shall not take a reporting position on any U.S. Tax Returns inconsistent with the Purchasers’ (or its direct and indirect owners’) tax position unless required by law and supported by a written “more likely than not” tax opinion from a qualified U.S. tax advisor.
(b)Issuer shall cooperate with the Purchasers and provide such information as is reasonably requested by the Purchasers to allow Purchasers (and their direct or indirect owners) to properly file their U.S. Tax Returns.
Article XIV
TAX
Section XIV.1Definitions. As used in this Article XIV:
1“Cancelled Certificate” means any QPP Certificate in respect of which HM Revenue & Customs has given a notification under regulation 7(4)(b) of the QPP Regulations so that such QPP Certificate is a cancelled certificate for the purposes of the QPP Regulations.
2“CTA” means the Corporation Tax Act 2009.
3“FATCA” means:
(a)sections 1471 to 1474 of the Code or any associated regulations;
(b)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in clause (a) above; or
(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in clause (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

4“FATCA Application Date” means:
(a)in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

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(b)in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within clause (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
5“FATCA Deduction” means a deduction or withholding from a payment under a Note Document required by FATCA.
6“FATCA Exempt Party” means a party that is entitled to receive payments free from any FATCA Deduction.
7“Finance Party” means a Purchaser or the Purchaser Agent.
8“Issuer DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Issuer, which:
(a)where it relates to a Treaty Purchaser that is an Purchaser listed on Schedule 1.1 hereof (an “Original Purchaser”), contains the scheme reference number and jurisdiction of tax residence stated opposite that Purchaser’s name in Schedule 1.1 and
(i)where Issuer is Issuer on the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or
(ii)where Issuer becomes an Issuer after the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date on which that Issuer becomes an Issuer; or
(b)where it relates to a Treaty Purchaser that is not an Original Purchaser, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Purchaser in the documentation which it executes on becoming a party as a Purchaser; and
(i)where Issuer is an Issuer as at the date on which that Treaty Purchaser becomes a Party as a Purchaser, is filed with HM Revenue & Customs within 30 days of that date; or
(ii)where Issuer is not an Issuer as at the date on which that Treaty Purchaser becomes a Party as a Purchaser, is filed with HM Revenue & Customs within 30 days of the date on which that Issuer becomes an Issuer.
9“ITA” means the Income Tax Act 2007.
10“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Note Document.
11“QPP Certificate” means a creditor certificate for the purposes of the QPP Regulations, given in the form set out in Exhibit I.
12“QPP Purchaser” means a Purchaser which has delivered a QPP Certificate to Issuer, provided that such QPP Certificate is not a Withdrawn Certificate or a Cancelled Certificate.
13“QPP Regulations” means the Qualifying Private Placement Regulations 2015 (2015 No. 2002) of the United Kingdom.
14“Qualifying Purchaser” means:

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(a)a Purchaser which is beneficially entitled to interest payable to that Purchaser in respect of an advance under a Note Document and is:
(i)a Purchaser:
(1)which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Note Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or
(2)in respect of an advance made under a Note Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;
(ii)a Purchaser which is:
(1)a company resident in the United Kingdom for United Kingdom tax purposes; or
(2)a partnership each member of which is:
a.a company so resident in the United Kingdom;
b.a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
c.a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;
(iii)a Treaty Purchaser; or
(iv)a QPP Purchaser; or
(b)a Purchaser which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Note Document.
15“Tax Confirmation” means a confirmation by a Purchaser that the person beneficially entitled to interest payable to that Purchaser in respect of an advance under a Note Document is either:
(a)a company resident in the United Kingdom for United Kingdom tax purposes;
(b)a partnership each member of which is:
(i)a company so resident in the United Kingdom; or
(ii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in

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computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(iii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
16“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
17“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Note Document, other than a FATCA Deduction.
18“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Section 14.2 or a payment under Section 14.3.
19“Treaty Purchaser” means a Purchaser which:
(a)is treated as a resident of a Treaty State for the purposes of the Treaty;
(b)does not carry on a business in the United Kingdom through a permanent establishment with which that Purchaser’s participation in the purchase of the Notes is effectively connected; and
(c)meets all other conditions in the Treaty for a recipient of interest to be able to benefit from full exemption from Tax imposed by the United Kingdom on interest, except that for this purpose it shall be assumed that the following are satisfied:
(i)any condition which relates (expressly or by implication) to there not being a special relationship between Issuer and a Purchaser or between both of them and another person, or to the terms of the Note Documents or to any other matter outside the control of that Purchaser; and
(ii)any necessary procedural requirements.
20“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
21“UK Non-Bank Purchaser” a Purchaser which is not an Original Purchaser and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Purchaser.
22“US Tax Obligor” means:
(a)an Issuer which is resident for tax purposes in the US; or
(b)an Obligor some or all of whose payments under the Note Documents are from sources within the US for US federal income tax purposes.
23“VAT” means:
(a)any value added tax imposed by the Value Added Tax Act 1994;

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(b)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.
Unless a contrary indication appears, in this Article XIV a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting reasonably.
“Withdrawn Certificate” means a withdrawn certificate for the purposes of the QPP Regulations.
Section XIV.2Tax Gross-Up.
(a)Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)Issuer shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Purchaser Agent accordingly. Similarly, a Purchaser shall notify Purchaser Agent on becoming so aware in respect of a payment payable to that Purchaser (provided that, in the event that Purchaser divests of any interest in the Notes by way of participation (and only in such case), Purchaser shall (with no further liability to any other Person on the part of Purchaser) use commercially reasonable efforts to make reasonable enquiries in respect of such matter). If Purchaser Agent receives such notification from a Purchaser it shall notify Issuer and that Obligor as soon as reasonably practicable.
(c)If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)A payment shall not be increased under Section 14.2(c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:
(i)the payment could have been made to the relevant Purchaser without a Tax Deduction if the Purchaser had been a Qualifying Purchaser, but on that date that Purchaser is not or has ceased to be a Qualifying Purchaser other than as a result of any change after the date it became a Purchaser under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
(ii)the relevant Purchaser is a Qualifying Purchaser solely by virtue of clause (a)(ii) of the definition of Qualifying Purchaser and:
(1)an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Purchaser has received from the Obligor making the payment or from Issuer a certified copy of that Direction; and

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(2)the payment could have been made to the Purchaser without any Tax Deduction if that Direction had not been made; or
(iii)the relevant Purchaser is a Qualifying Purchaser solely by virtue of clause (a)(ii) of the definition of Qualifying Purchaser and:
(1)the relevant Purchaser has not given a Tax Confirmation to Issuer; and
(2)the payment could have been made to the Purchaser without any Tax Deduction if the Purchaser had given a Tax Confirmation to Issuer, on the basis that the Tax Confirmation would have enabled Issuer to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or
(iv)the relevant Purchaser is a Treaty Purchaser and the Obligor making the payment is able to demonstrate that the payment could have been made to the Purchaser without the Tax Deduction had that Purchaser complied with its obligations under Section 14.2(g) or (i) (as applicable) below.
(e)If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(f)Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to Purchaser Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(g)
(i)Subject to clause (ii) immediately below, a Treaty Purchaser and each Obligor which makes a payment to which that Treaty Purchaser is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorization to make that payment without a Tax Deduction.
(ii)
(1)A Treaty Purchaser which is an Original Purchaser and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1.1 and
(2)a Treaty Purchaser which is not an Original Purchaser and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Purchaser, and, having done so, that Purchaser shall be under no obligation pursuant to clause (i) immediately above.

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(h)A Treaty Purchaser which obtains a passport under the HMRC DT Treaty Passport scheme after the date of this Agreement (in the case of a Treaty Purchaser which becomes a party on the day on which this Agreement is entered into) or after the date on which it becomes a Purchaser under this Agreement (in the case of a Treaty Purchaser which becomes a party after the day on which this Agreement is entered into), and in any case which wishes the scheme to apply to this Agreement in respect of payments made after the date on which the passport is obtained, shall notify its scheme reference number and its jurisdiction of tax residence in writing to Purchaser Agent and Purchaser Agent shall notify the Obligors accordingly,
(i)If a Purchaser has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 14.2(g)(ii) above and:
(i)an Issuer making a payment to that Purchaser has not made an Issuer DTTP Filing in respect of that Purchaser; or
(ii)an Issuer making a payment to that Purchaser has made an Issuer DTTP Filing in respect of that Purchaser but:
(1)that Issuer DTTP Filing has been rejected by HM Revenue & Customs;
(2)HM Revenue & Customs has not given Issuer authority to make payments to that Purchaser without a Tax Deduction within 60 days of the date of Issuer DTTP Filing; or
(3)HM Revenue & Customs has given Issuer authority to make payments to that Purchaser without a Tax Deduction but such authority has subsequently been revoked or expired, and in each case, Issuer has notified that Purchaser in writing, that Purchaser and Issuer shall co-operate in completing any additional procedural formalities necessary for that Issuer to obtain authorization to make that payment without a Tax Deduction.
(j)If a Purchaser has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 14.2(g)(ii) or (h) above, no Obligor shall make an Issuer DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Purchaser’s Commitment(s) or its participation in any Note unless the Purchaser otherwise agrees.
(k)An Issuer shall, promptly on making an Issuer DTTP Filing, deliver a copy of that Issuer DTTP Filing to Purchaser Agent for delivery to the relevant Purchaser.
(l)If Issuer receives a notification from HM Revenue & Customs that a QPP Certificate given by a Purchaser has no effect, Issuer shall promptly deliver a copy of that notification to that Purchaser.
(m)A UK Non-Bank Purchaser shall promptly notify Issuer and Purchaser Agent if there is any change in the position from that set out in the Tax Confirmation.
Section XIV.3Tax Indemnity.
(a)Issuer shall (within three Business Days of demand by Purchaser Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be

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or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Note Document.
(b)Section 14.3(a) above shall not apply:
(i)with respect to any Tax assessed on a Finance Party:
(1)under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(2)under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,
(ii)if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(iii)to the extent a loss, liability or cost:
(1)is compensated for by an increased payment under Section 14.2;
(2)would have been compensated for by an increased payment under Section 14.2 but was not so compensated solely because one of the exclusions in Section 14.2(d) applied; or
(3)relates to a FATCA Deduction required to be made by a Party.
(c)A Protected Party making, or intending to make, a claim under Section 14.3(a) above shall promptly notify Purchaser Agent of the event which will give, or has given, rise to the claim, following which Purchaser Agent shall notify Issuer.
(d)A Protected Party shall, on receiving a payment from an Obligor under this Section 14.3, notify Purchaser Agent.
Section XIV.4Tax Credit.
(a)If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(i)a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(ii)that Finance Party has obtained and utilised that Tax Credit,
(b)the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

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Section XIV.5Purchaser Status Confirmation.
(a)Each Purchaser which is not an Original Purchaser shall indicate, in the documentation which it executes on becoming a party as a Purchaser, and for the benefit of Purchaser Agent and without liability to any Obligor, which of the following categories it falls in:
(i)not a Qualifying Purchaser;
(ii)a Qualifying Purchaser (other than a Treaty Purchaser or a QPP Purchaser);
(iii)a QPP Purchaser; or
(iv)a Treaty Purchaser
(b)If such a Purchaser fails to indicate its status in accordance with this Section 14.5 then that Purchaser shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Purchaser until such time as it notifies Purchaser Agent which category applies (and Purchaser Agent, upon receipt of such notification, shall inform Issuer). For the avoidance of doubt, the documentation which a Purchaser executes on becoming a Party as a Purchaser shall not be invalidated by any failure of a Purchaser to comply with this Section 14.5.
Section XIV.6Stamp Taxes. Issuer shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Note Document; provided that (other than when an Event of Default is continuing) this Section 14.6 shall not apply in respect of any stamp duty, registration and other similar Taxes payable in connection with any assignment or transfer of any Notes or other divestment of an interest in any Notes by a Finance Party.
Section XIV.7VAT.
(a)All amounts expressed to be payable under a Note Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 14.7(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Note Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Note Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Note Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this clause (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

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(ii)(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)Where a Note Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)Any reference in this Section 14.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).
(e)In relation to any supply made by a Finance Party to any Party under a Note Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.
Section XIV.8FATCA Information.
(a)Subject to Section 14.8(c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:
(i)confirm to that other Party whether it is:
(1)a FATCA Exempt Party; or
(2)not a FATCA Exempt Party;
(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and
(iii)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.
(b)If a Party confirms to another Party pursuant to Section 14.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

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(c)Section 14.8(a) above shall not oblige any Finance Party to do anything, and Section 14.8(a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)any law or regulation;
(ii)any fiduciary duty; or
(iii)any duty of confidentiality.
(d)If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Section 14.8(a)(i) or (a)(ii) above (including, for the avoidance of doubt, where Section 14.8(c) above applies), then such Party shall be treated for the purposes of the Note Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
(e)If an Obligor is a US Tax Obligor or Purchaser Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Purchaser shall, within ten Business Days of:
(i)where an Original Issuer is a US Tax Obligor and the relevant Purchaser is an Original Purchaser, the date of this Agreement;
(ii)where an Obligor is a US Tax Obligor on a date on which any other Purchaser becomes a Party as a Purchaser, that date;
(iii)the date a new US Tax Obligor accedes as an Issuer; or
(iv)where an Obligor is not a US Tax Obligor, the date of a request from Purchaser Agent,
(f)supply to Purchaser Agent:
(i)a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(ii)any withholding statement or other document, authorization or waiver as Purchaser Agent may require to certify or establish the status of such Purchaser under FATCA or that other law or regulation.
(g)Purchaser Agent shall provide any withholding certificate, withholding statement, document, authorization or waiver it receives from a Purchaser pursuant to Section 14.8(e) above to the relevant Issuer.
(h)If any withholding certificate, withholding statement, document, authorization or waiver provided to Purchaser Agent by a Purchaser pursuant to Section 14.8(e) above is or becomes materially inaccurate or incomplete, that Purchaser shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorization or waiver to Purchaser Agent unless it is unlawful for the Purchaser to do so (in which case the Purchaser shall promptly notify the Agent). Purchaser Agent shall provide any such updated withholding certificate, withholding statement, document, authorization or waiver to the relevant Issuer.

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(i)Purchaser Agent may rely on any withholding certificate, withholding statement, document, authorization or waiver it receives from a Purchaser pursuant to Section 14.8(e) or (g) above without further verification. Purchaser Agent shall not be liable for any action taken by it under or in connection with Section 14.8(e), (f) or (g) above
Section XIV.9FATCA Deduction.
(a)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify Issuer and Purchaser Agent and Purchaser Agent shall notify the other Finance Parties.
Article XV
DEFINITIONS
Section XV.1Definitions. As used in this Agreement, the following terms have the following meanings:
24“ADS” means Issuer’s American Depositary Shares.
25“Account” means any “account” as defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Issuer.
26“Account Debtor” means any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.
27“Acquisition” means (a) any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of business, assets or shares or similar transaction having the same effect as any of the foregoing, (i) acquires any business or product or all or substantially all of the assets of any Person engaged in any business or any business, product, Intellectual Property, business line or product line, division or other unit operation of any Person, (ii) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body or (iii) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body and (b) any Product In-License.
28“Acquisition Cost” means, with respect to each Permitted Acquisition, (a) consideration paid or payable for such Permitted Acquisition, including all upfront/closing consideration, earnouts (whether earned or contingent), milestone payments, deferred purchase price and any other contractual commitment, whether fixed or contingent, and (b) all costs incurred or reasonably expected to be incurred in connection with such Permitted Acquisition, including (x) any transition support costs and (y) dedicated post-closing research and development spend for the eighteen (18) months following the closing of such Permitted Acquisition (as presented to Issuer’s Board of Directors in connection with such

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Permitted Acquisition), but in all cases excluding (i) royalties on sales calculated on an arm’s-length basis, (ii) in the case of a Permitted Acquisition of a product that becomes an Included Product hereunder, any contingent consideration subject to milestones satisfied by Marketing Approval of such Included Product and any commercial milestones for such Included Product following such Marketing Approval and (iii) any projected post-closing research and development spend after the eighteen (18) months following the closing of such Permitted Acquisition.
29“Affected Interest Period” is defined in Section 2.3(e)(i).
30“Affiliate” of any Person means a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of Section 7.8, Affiliate shall include any portfolio company of the Permitted Holders.
31“Agreed Security Principles” means the agreed security principles set forth on Exhibit A-2.
32“Agreement” is defined in the preamble hereof.
33“AIF” has the meaning given to the term under AIFMD Law.
34“AIFM” has the meaning given to the term under AIFMD Law.
35“AIFMD” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No 1060/2009 and (EU) No 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualifications).
36“AIFMD Law” means (a) the AIFMD, and (b) any applicable law of a member state of the European Union implementing the AIFMD.
37“Annual Projections” is defined in Section 6.2(a)(iv).
38“Anti-Corruption Laws” means all laws of any jurisdiction applicable to Issuer or its Subsidiaries from time to time prohibiting bribery or corruption, including without limitation: (a) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997; (b) the United Kingdom Bribery Act 2010; (c) the United States Foreign Corrupt Practices Act of 1977; and (d) other similar laws, rules and regulations in other jurisdictions.
39“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including, without limitation, (i) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the USA PATRIOT Act, (iii) the laws, regulations and Executive Orders administered by OFAC, (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v) any legislation or regulations applicable to any Party and relating to the fight against money laundering for capital arising from drug-trafficking and the activities of criminal organizations and counter-terrorist financing, in any legal system whatsoever, (vi) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vii) any similar laws enacted in the United States, United Kingdom, European Union or any other jurisdictions in which the parties to this agreement

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operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.
40“Applicable Margin” means 7.75%, subject to potential adjustment pursuant to Section 2.3(e).
41“Applicable Rate” means a rate per annum equal to the sum of (a) the greater of (i) LIBOR (subject to LIBOR being replaced with the Prime Rate pursuant to Section 2.3(e)), and (ii) the LIBOR Floor (subject to the LIBOR Floor being replaced with the Prime Rate Floor pursuant to Section 2.3(e)) plus (b) the Applicable Margin; provided that, for the avoidance of doubt, the Applicable Rate shall never be less than 8.00% (including following implementation of a Benchmark Replacement and any Benchmark Replacement Conforming Changes). If a Benchmark Transition Event or an Early Opt-in Election, as applicable, has occurred, this definition shall be modified (except as provided in the proviso in the immediately preceding sentence) as part of the Benchmark Replacement Conforming Changes.
42“Applicable Redemption Percentage” means 75%; provided that if only the First Purchase has occurred (and no other Purchase has occurred), the Applicable Redemption Percentage on any cumulative Net Proceeds in excess of Seventy Five Million Dollars ($75,000,000) shall be 25%.
43“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Purchaser or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Purchaser. Notwithstanding anything contrary herein, Approved Fund shall not include any Distressed Debt Investor.
44“Approved Purchaser” is defined in Section 13.1(a).
45 “Asset Sale Repurchase Event” means any Transfer by any Obligor or any Subsidiary of all or any part of its business or property or any issuance of Equity Interests by any Subsidiary to any Person that is not an Obligor for consideration consisting at least 75% of Cash and not expressly permitted pursuant to Section 7.1(a) through (e).
“Assigned Patents” is defined in Section 5.11(g).
46“Base LIBOR” means, with respect to any Interest Period for any Note, the rate for deposits in Dollars for three month LIBOR appearing on the applicable Bloomberg page (or on any successor or substitute page or service providing quotations of interest rates applicable to Dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by Purchaser Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
47“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Purchaser Agent and Issuer giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement

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as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
48“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Purchaser Agent and Issuer giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
49“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Purchaser Agent and Issuer agree (acting reasonably) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Purchaser Agent in a manner substantially consistent with market practice (or, if Purchaser Agent decides that adoption of any portion of such market practice is not administratively feasible or if Purchaser Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Purchaser Agent and Issuer agree (acting reasonably) is reasonably necessary in connection with the administration of this Agreement).
50“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
51“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR: (a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
52“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the

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expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Purchaser Agent or the Required Purchasers, as applicable, by written notice to Issuer, Purchaser Agent (in the case of such notice by the Required Purchasers) and the Purchasers.
53“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 2.3(e)(iii) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 2.3(e)(iii).
54“Blocked Account” is defined in Section 3.7(h)(ii).
55“Books” are Issuer’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Issuer’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
56“Business Day” is any day of the year on which banks are open for business in New York, New York and London, England, and in respect of any matter concerning a Foreign Obligor, the capital city of the country of domicile of such Foreign Obligor.
57“Cash” means all cash and Cash Equivalents.
58“Capital Lease” is any lease or similar arrangement which is of a nature that payment obligations of the lessee or obligor thereunder at the time are or should be capitalized and shown as liabilities (other than current liabilities) upon a balance sheet of such lessee or obligor prepared in accordance with GAAP.
59“Capital Lease Obligations” are, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet of such lessee with respect to such Capital Lease.
60“Capped Payment Amount” means, as of any date:
(a)on or prior to the third anniversary of the First Purchase Date, an amount equal to 175.0% of the principal amount of the Notes issued pursuant to this Agreement; provided that if (x) only the First Purchase has occurred (and no other Purchase has occurred) and (y) the Required Purchasers have elected to require the repurchase of Notes and the prepayment of Obligations pursuant to Section 2.2(c), then solely in connection with the repayment in full of all Obligations on or prior to the third anniversary of the First Purchase Date, the Capped Payment Amount shall be calculated as an amount equal to 148.0% of the principal amount of the Notes issued pursuant to this Agreement;
(b)after the third anniversary of the First Purchase Date and on or prior to the sixth anniversary of the First Purchase Date, an amount equal to 185.0% of the principal amount of the Notes issued pursuant to this Agreement; and
(c)after the sixth anniversary of the First Purchase Date, an amount equal to 205.0% of the principal amount of the Notes issued pursuant to this Agreement.

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61“Cash Equivalents” are (i) securities issued or unconditionally guaranteed or insured by the United States of America, United Kingdom, France or Germany or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America, United Kingdom, France or Germany and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, United Kingdom, France or Germany, maturing within 360 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., or F-1 or better by Fitch Investor Services, (iii) time deposits and certificates of deposit maturing within 360 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America (or any state thereof), United Kingdom, France or Germany (A) that has combined capital and surplus of at least $500,000,000 or (B) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc. or A or better by Fitch Investor Services, and (iv) money market funds that are SEC registered 2a-7 eligible only, have assets in excess of $1,000,000,000, offer a daily purchase/redemption feature and seek to maintain a constant share price; provided that, the Obligors will invest only in ‘no-load’ funds which have a constant $1.00 net asset value target.
62“Cash Receipts” are, for any fiscal quarter, the actual cash receipts of Issuer and its Subsidiaries (excluding any royalty receipts or other cash payments received from Lixivaptan Transferees) during such fiscal quarter arising from the sale and distribution of the Lixivaptan Products.
63“Change of Control” is:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Issuer or its Subsidiaries (and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) and excluding the Permitted Holders, files a Schedule 13D or 13G showing that, or any Obligor otherwise obtains Knowledge that, such “person” or “group” has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than forty percent (40%) of the Equity Interests of Issuer entitled to vote for members of its Board of Directors on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)a merger or consolidation of Issuer with any Person in which the stockholders of Issuer immediately prior to such merger or consolidation do not continue to hold immediately following the closing of such merger or consolidation at least fifty-one percent (51%) of the aggregate ordinary voting power entitled to vote for the election of directors of Issuer represented by the issued and outstanding Equity Interests of the entity surviving or resulting from such consolidation;
(c)(A) the Transfer in one or a series of transactions (whether or not related) of more than 49.9% of the consolidated assets of Issuer and its Subsidiaries to Persons that are not Full Guarantors or (B) the Transfer in one or more Asset Sale Repurchase Events of consolidated assets of the Obligors and their Subsidiaries for a cumulative purchase price for all such Transfers equal to more than 49.9% of the Market Capitalization (determined as of the date of each such Transfer); or
(d)the occurrence of a change of control, “fundamental change” or other similar provision, as defined in any agreement or instrument evidencing any Indebtedness in an aggregate amount in excess of Five Million Dollars ($5,000,000) triggering a default, a mandatory prepayment or other obligation to repurchase, redeem or repay such Indebtedness.
64“Claims” are defined in Section 13.2.

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65“Clinical Trial” means any clinical or pre-clinical trial or study of the Included Products conducted by or on behalf of Issuer or any of its Subsidiaries.
66“Clinical Updates” means material information and developments with respect to each Clinical Trial, including, without limitation, any serious adverse event in any Clinical Trial.
67“Code” is the Internal Revenue Code of 1986, as amended, or any successor federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.
68“Collateral” is any and all properties, rights and assets of Obligors described on Exhibit A-1.
69“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Issuer or any Subsidiary at any time (other than any Excluded Account).
70“Commercial Updates” means material information and developments with respect to Issuer’s Commercialization plans and prospects for the Included Products.
71“Commercialization” means any and all activities, other than manufacturing, directed to the preparation for sale of, or sale of any product (excluding sales prior to receipt of Marketing Approval such as so called “treatment IND sales”, “named patient sales”, “compassionate use sales”, test marketing, sampling and promotions), including activities related to marketing, promoting, distributing, and importing such product, and interacting with Regulatory Agencies regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.
72“Commitment” is, for any Purchaser, the obligation of such Purchaser to purchase Notes, up to the principal amount shown on Schedule 1.1. “Commitments” means the aggregate amount of such commitments of all Purchasers.
73“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.
74“Commitment Termination Date” is the earliest of (i) (a) with respect to the First Purchase, the First Purchase Date, (b) with respect to the Second Purchase, the earlier of (1) September 30, 2023 (or such later date as specified in writing by the Required Purchasers in their sole discretion (and without obligation)) and (2) the purchase of Seventy Five Million Dollars ($75,000,000) of principal amount of Notes pursuant to the Second Purchase and (c) with respect to the Third Purchase, the earlier of (1) September 30, 2023 (or such later date as specified in writing by the Required Purchasers in their sole discretion (and without obligation)) and (2) the purchase of Fifty Million Dollars ($50,000,000) of principal amount of Notes pursuant to the Third Purchase, (ii) the occurrence of a Change of Control, (iii) the redemption or repurchase by Issuer in full of all outstanding Notes pursuant to Section 2.2(b), (iv) the termination of the Commitments by Issuer pursuant to the last sentence of Section 2.2(g), and (v) the termination of the Commitments pursuant to Section 9.1.
75“Commodity Account” is any “commodity account” as defined in the UCC with such additions to such term as may hereafter be made.
76“Communication” is defined in Article X.

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77“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.
78“Contingent Obligation” shall mean, as to any Person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business, typical contractual indemnities provided in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
79“Control Agreement” is any control agreement entered into among the depository institution at which Issuer or any Obligor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Issuer or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Issuer and such Subsidiary, and Purchaser Agent pursuant to which Purchaser Agent obtains control (within the meaning of the UCC or any other perfection regime) for the benefit of the Secured Parties over such Deposit Account, Securities Account, or Commodity Account.
80“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
81“Corporate Benefit Limitations” means, with respect to any Guaranty or the grant or perfection of any security interest by any Foreign Obligor, any limitations on such Guaranty or such grant or perfection imposed pursuant to the Agreed Security Principles (other than limitations that do not impair the rights and remedies of the Secured Parties more than analogous restrictions imposed under the laws of the United States as reasonably determined by Purchaser Agent).
82“Default” is any event that upon the giving of notice, the passage of time or both, would constitute an Event of Default.
83“Default Rate” is defined in Section 2.3(c).
84“Deposit Account” is any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

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85“Designated Deposit Account” is Issuer’s Deposit Account, account number [***], maintained with Barclays, and any successor Deposit Account designated by Issuer as such by written notice to Purchaser Agent; provided that the Designated Deposit Account shall be (a) located in the United States or United Kingdom, (b) held with a financial institution that meets the requirements set forth in clause (iii) of the definition of “Cash Equivalents”, and (c) at all times subject to a Control Agreement (or the equivalent in the United Kingdom) and an ACH authorization in favor of Purchaser Agent.
86“Development” means all activities related to discovery, research and development of a product, including creation and prosecution of Intellectual Property, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of applications for Regulatory Approval, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such product. When used as a verb, “Develop” means to engage in Development.
87“Disputes” is defined in Section 5.11(d).
88“Disqualified Equity Interests” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 181 days after the End of Term, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to this definition, in each case at any time on or prior to 181 days after the End of Term, or (c) contains any repurchase obligation or provides for mandatory distributions which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 181st day after the End of Term shall not constitute Disqualified Equity Interests if the payment upon such redemption is contractually subordinated in right of payment to the Obligations.
89“Distressed Debt Investor” means, as reasonably determined by the Purchaser Agent, any investor or investment fund specializing in distressed debt and a majority of whose investment portfolio at all times consists of distressed debt; provided, that for the avoidance of doubt, any investment fund that is not itself a Distressed Debt Investor, but whose parent or operator also owns or operates one or more investment funds that are Distressed Debt Investors, shall not be deemed to be a Distressed Debt Investor.
90“Distressed Disposal” means any disposal or appropriation of the shares or Equity Interests of Issuer or any Subsidiary, in each case whose shares are subject to the security granted under this Agreement or the Foreign Collateral Documents.
91“Dollars,” “dollars” and “$” each are lawful money of the United States.
92“Early Opt-in Election” means the occurrence of: (a) (i) a determination by Purchaser Agent or (ii) a notification by the Required Purchasers to Purchaser Agent (with a copy to Issuer) that the

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Required Purchasers have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.3(e)(iii), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (b) (i) the election by Purchaser Agent or (ii) the election by the Required Purchasers to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Purchaser Agent of written notice of such election to Issuer and the Purchasers or by the Required Purchasers of written notice of such election to Purchaser Agent.
93“Effective Date” is defined in the preamble of this Agreement.
94“Eligible Assignee” means (i) a Purchaser, (ii) an Affiliate of a Purchaser, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case of this clause (iv), which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Purchaser or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include any Person that is (a) an Affiliate or Subsidiary of Issuer or a direct competitor of Issuer, as reasonably determined by Purchaser Agent, (b) a Distressed Debt Investor or (c) listed on the Disqualified Lender List attached hereto as Schedule 13.1.
95“EMA” means the European Medicines Agency or any successor agency thereto.
96“End of Term” means the earlier of (i) tenth anniversary date of the First Purchase Date, and (ii) the date six months prior to the stated maturity date, or first stated repurchase date, of any Permitted Convertible Notes.
97“English Collateral Documents” means each of the documents listed in Exhibit A-3.
98“Environmental Claims” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment, arising out of a violation of Environmental Law or any Hazardous Material Activity.
99“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) to the extent related to Hazardous Material Activity, occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Issuer or any of its Subsidiaries or any Facility.
100“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any of its Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release

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of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
101“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, Fixtures, Goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
102“Equity Interest” means, with respect to any Person, any and all shares (including any American Depository Shares, each representing one or more of such shares), interests, partnership interests (whether general or limited), membership interests (including such interest in a joint venture), rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such Person; provided that Equity Interest shall not include any Permitted Convertible Notes.
103“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and its regulations.
104“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) under common control with Issuer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(b), (c), (m) and (o) of the Code for purposes or Section 4001(b) of ERISA.
105“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by Issuer or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by Issuer or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by Issuer or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Issuer or any ERISA Affiliate; (j) the engagement by Issuer or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon Issuer pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
106“Eurocurrency Reserve Requirements” for any day, means the aggregate (without duplication) of the maximum rates (expressed as a fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

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107“Event of Default” is defined in Article VIII.
108“Exchange Act” means the Securities Exchange Act of 1934, as amended.
109“Excluded Accounts” means, collectively, (a) any Deposit Account of any Obligor that is used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Issuer’s or any of its Subsidiaries’ employees and (b) any escrow accounts, Deposit Accounts and trust accounts that are pledged or otherwise encumbered pursuant to clauses (m) and (n) of Permitted Liens.
110“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any Requirement of Law or by any contractual obligation existing on the Effective Date (or, if later, the date of acquisition or formation of such Subsidiary) (provided such contractual obligation was not entered into in contemplation thereof) from guaranteeing the Obligations, (b) any Subsidiary that would require any Governmental Approval in order to guarantee the Obligations unless such Governmental Approval has been received or can be obtained by the Subsidiary through the use of commercially reasonable efforts and (c) subject to compliance with Section 3.7(h), the French Subsidiary.
111“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Obligor or any of its Subsidiaries.
“Facility Office” means the office or offices through which it will perform its obligations under the Note Documents.
112“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Issuer.
113“FDA” means the United States Food and Drug Administration and any successor agency thereto.
“Final Payment Amount” means, as of any date of determination, the Capped Payment Amount as of such date minus, in each case, the sum, without duplication, of (i) all regularly scheduled interest paid prior to such date with respect to the Notes (for the avoidance of doubt, excluding any default interest), plus (ii) the principal amount of Notes redeemed, repurchased or repaid prior to such date, plus (iii) all Revenue Participation Payments and Milestone Payments made to the Purchasers prior to such date, plus (iv) all Prepaid Amounts pursuant to Section 2.2(c); provided that the Final Payment Amount shall not be less than zero. Unless otherwise expressly specified herein, the Final Payment Amount shall be determined as of the date of the payment thereof.
114“First Commercial Sale” means, with respect to an Included Product and a country, the first sale for monetary value for use or consumption by the end user of such Included Product in such country after Marketing Approval for such Included Product has been obtained in such country. Sales prior to receipt of Marketing Approval for such Included Product, such as so-called “treatment IND sales,” “named patient sales,” “compassionate use sales,” test marketing, sampling, and promotionals shall not be construed as a First Commercial Sale.
115“First Purchase” is defined in Section 2.1(a).
116“First Purchase Date” means the Purchase Date in respect of the First Purchase, which shall occur no later than October 4, 2021 (or such later date as specified in writing by the Required Purchasers in their sole discretion).

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117“Foreign Collateral Documents” means the English Collateral Documents, the French Collateral Documents and the German Collateral Documents, the German Parallel Debt Agreement and any other document governed by the laws of a jurisdiction other than the United States or any territory thereof.
118“Foreign Obligor” means a Subsidiary or Platform Company that is not an entity organized under the laws of the United States or any territory thereof.
119“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by Issuer or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
120“Foreign Purchaser” means any Purchaser that is not a United States Person.
121“Fourth Purchase” is defined in Section 2.1(d).
122“Fourth Purchase Date” means any Purchase Date in respect of a Fourth Purchase.
123“Fourth Purchase Percentage” means, for any Purchaser, the percentage set forth on Schedule 1.1 opposite such Purchaser’s name.
124“French Collateral Documents” means each of the documents listed in Exhibit A-4.
125“French Subsidiary” means Pega-One SAS, a French société par actions simplifiée having its registered office located at 31-35, rue de la Fédération – 75015 Paris and registered to the Paris trade and companies register under single identification number 853 093 458.
126“Full Guarantor” means any Guarantor that is not a Limited Guarantor.
127“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.
128“General Atlantic” means General Atlantic, its Affiliates and each fund or investment vehicle managed by General Atlantic or its Affiliates.
129“General Intangibles” means all “general intangibles” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, Payment Intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
130“German Collateral Documents” means each of the documents listed in Exhibit A-5.

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131“German Guarantor” means any Guarantor incorporated in the Federal Republic of Germany as a private limited company (Gesellschaft mit beschränkter Haftung).
132“German Obligor” means any Obligor incorporated or organized in the Federal Republic of Germany.
133“German Parallel Debt Agreement” means a parallel debt agreement, between, inter alios, Issuer, PearlRiver Bio GmbH and the Purchaser Agent governed by the laws of the Federal Republic of Germany;
134“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority (including, without limitation, the FDA, the EMA, the MHRA and any similar state or foreign Governmental Authority).
135“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any selfregulatory organization.
136“Guarantee Obligations” means the obligations of any Guarantor granted or incurred under the guarantee pursuant to Article XII.
137“Guarantor” means each Person that is a guarantor of the Obligations under a Guaranty, including, without limitation, a Person that becomes a guarantor pursuant to a Guarantee Assumption Agreement.
138“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit E by a Person that, pursuant to Section 6.12, is required to become a “Guarantor” hereunder; provided that any Guarantee Assumption Agreement by a foreign Subsidiary shall be subject to the Agreed Security Principles.
139“Guaranty” means the guaranty set forth in Article XII and/or any guarantee of all or any part of the Obligations in form and substance reasonably satisfactory to Purchaser Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.
140“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or would reasonably be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
141“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
142“Included Products” means (a) any Lixivaptan Product, and (b) all other products designed, Developed, owned, licensed, Manufactured or Commercialized by Issuer or any Subsidiary from time to time. Notwithstanding the foregoing, after the Effective Date and prior to the receipt of any Marketing Approval from either the FDA or the EMA (but not any other Regulatory Authority) of an

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Included Product, if any Included Product (other than any Lixivaptan Product) is Transferred in its entirety to a Third Party, then such product shall cease to be considered an Included Product after giving effect to such Transfer so long as the Obligors have complied with the requirements set forth in Section 2.2(c).
143“Indebtedness” of any Person means, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations and synthetic lease obligations of such person; (g) all liability or obligations of such Person in respect of hedging agreements and other derivative contracts (for the net amount owed by such Person thereunder), (h) all Contingent Obligations of such Person; (i) all liability and obligations of such Person under guaranteed minimum purchase, take or pay or similar performance requirement contracts, (j) all liability and obligations under receivables factoring, receivable sales or similar transactions or arising under revenue interest agreements, royalty financing agreements or similar financings, (k) all deferred or contingent Acquisition Costs, and (l) Disqualified Equity Interests. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor. The amount of Indebtedness of any person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such person in good faith.
144“Index Ventures” means Index Ventures, its Affiliates and each fund or investment vehicle managed by Index Ventures or its Affiliates.
145“Insolvency Proceeding” means:
(a)with respect to any Obligor or any of its Subsidiaries not incorporated in England and Wales, France or Federal Republic of Germany any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief;
(b)with respect to any Obligor or any of its Subsidiaries incorporated in England and Wales or in the Federal Republic of Germany, any corporate action, legal proceedings or other formal procedure or step is taken in relation to:
(i)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of that Obligor or any of its Subsidiaries;
(ii)a composition, compromise, assignment or arrangement with any creditor of that Obligor or any of its Subsidiaries;

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(iii)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Obligor (or any of its Subsidiaries) or any of its assets; or
(iv)enforcement of any security interest or Lien over any assets of any Obligor or any of its Subsidiaries, or any analogous procedure or step is taken in any jurisdiction, other than any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement; and
(c)with respect to any Obligor or any of its Subsidiaries incorporated in France:
(i)being in default of payments (cessation des paiements) within the meaning of article L. 631-1 of the French commercial code;
(ii)being subject, on its own initiative or that of a third party (other than the Purchasers and/or the Purchaser Agent), as of the date of the request, (1) of a moratorium on any indebtedness, an administration or reorganization (by means of an agreement or otherwise), a voluntary liquidation or a dissolution, (2) a conciliation procedure within the meaning of article L. 611-4 of the French commercial code involving any creditor other than any Purchaser and/or the Purchaser Agent, (3) a request by any Obligor to appoint an ad hoc representative referred to in article L. 611-3 of the French commercial code involving any creditor other than any Purchaser and/or the Purchaser Agent, (4) a safeguard, accelerated safeguard, accelerated financial safeguard, receivership or compulsory liquidation procedure pursuant to Book VI of the French commercial code or (5) a total or partial assignment plan pursuant to Book VI Title II of the French commercial code;
(iii)suspending doing business, whether voluntarily or not;
(iv)if, applicable, in the event of an alert procedure, not providing a satisfactory response within the regulatory time limit, within the meaning of article L. 612-3 paragraph 2 of the French commercial code; or
(v)taking any measure or being the subject of any procedure or judgment with similar effects to those arising under any of the measures, procedures or judgments referred to in clauses (c)(i) through (c)(iv) above;
in each case, except any proceedings to liquidate or wind-up the operations of a Solvent Subsidiary as part of any planned group (including any Subsidiary) restructure or for tax and other planning purposes.
146“Insolvent” means not Solvent.
147“Intellectual Property” means all domestic, foreign and multinational intellectual property and other proprietary rights of any kind or nature, whether registered or unregistered and whether registrable or not, protected, created or arising under any law, including any and all rights in: proprietary information; technical data; laboratory notebooks; clinical data; priority rights; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application); Patents; Trademarks, trade names, service marks, trade dress, logos, slogans, including all goodwill associated therewith; domain names; Copyrights and all applications thereof; and all rights in works of authorship of any type, in all forms or media, designs rights, registered designs, database rights and rights in compilations of data.

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148“Intellectual Property Updates” means (a) a summary of any new Patents, trademarks or copyrights issued that constitutes Product Intellectual Property and (b) a list of all patent, trademark or copyright applications filed, amended or supplemented, by Issuer or any Subsidiary (in form sufficient to allow Purchaser Agent to prepare appropriate filings in respect thereof to protect its Liens thereon).
149“Interest Period” means, with respect to each Note, (a) initially, the period commencing on the Purchase Date of such Note and ending on the last day of the calendar quarter in which such Purchase Date occurs, and (b) thereafter, each period beginning on the first day following the end of the immediately preceding Interest Period and ending on the last day of the next succeeding calendar quarter.
150“Inventory” means all “inventory” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
151“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests or other securities), (b) any loan, advance, extension of credit, capital contribution or similar payment to any Person, (c) the incurrence of any Contingent Obligation or the assumption of any liabilities of any other Person, (d) any Acquisition, (d) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, and (e) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
152“Issuer” is defined in the preamble thereof.
153“LIBOR” means, with respect to any Interest Period for any Note, the greater of (i) the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula: LIBOR = Base LIBOR / (1.00 – Eurocurrency Reserve Requirements); and (ii) 0.00%.
154“LIBOR Floor” is 0.25%.
155“License Agreement” means any existing or future license, commercialization, co-promotion, collaboration, distribution, marketing or partnering agreement entered into before or during the term of this Agreement by Issuer or any of its Affiliates that grants a license, covenants not to sue, or other similar rights with respect to any Product Intellectual Property.
156“Licensed Patents” is defined in Section 5.11(g).
157“Licensees” means, collectively, the licensees and any sublicensees under any License Agreement; each a “Licensee”.
158“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

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159“Limited Guarantor” means any Guarantor whose Guaranteed Obligations, or the grant or perfection of a perfected, continuing security interest in whose assets, are limited by Corporate Benefit Limitations or which has not taken the requisite actions to grant a perfect continuing security interest in such Guarantor’s assets as required by Sections 3.7 and/or Section 6.12.
160“Lixivaptan” means lixivaptan, a vasopressin 2 receptor antagonist, in any form, formulation, dose or dosage form, under any brand name or as a generic product.
161“Lixivaptan Transferee” means (i) any Person (other than Issuer and its Subsidiaries) that licenses or sublicenses or otherwise acquires the Product Intellectual Property to Develop, Manufacture and/or Commercialize any Lixivaptan Product, and (ii) any Affiliate of such Person.
162“Lixivaptan Transferee Report” means a report in form and substance satisfactory to Purchaser Agent, delivered no later than ninety (90) days following the end of each fiscal quarter, setting forth all requisite information needed to produce the Revenue Reports pursuant to Section 6.2(b).
163“Lixivaptan Product” means any pharmaceutical product comprising or containing Lixivaptan, whether as a single agent or in combination with other agents, including any improvements or modifications thereto and any follow-on or cannibalizing products to which Issuer or any of its Subsidiaries owns or has rights.
164“IRS” means the United States Internal Revenue Service.
165“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of any product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.
166“Market Capitalization” means, as at any date of determination, the product of (x) the number of issued and outstanding shares of ordinary shares of Issuer on such date multiplied by (y) the closing price per share of such ordinary shares (or if such ordinary shares are represented by ADSs, the closing price of such ADSs multiplied by the number of ordinary shares represented by each ADS).
167“Marketing Approval” means, with respect to any Included Product in any country, approval from the applicable Regulatory Authority sufficient for the promotion and sale of such Included Product in such jurisdiction in accordance with applicable law, including, without limitation, the approval by the FDA of a U.S. New Drug Application for such Included Product.
168“Material Adverse Change” means a material adverse effect on (a) the business, operations, assets, or condition (financial or otherwise) of Issuer and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Note Documents, (c) the ability of Issuer or the Obligors to perform any of its or their material obligations under the Note Documents, (d) on the rights or remedies of Purchaser Agent or any Purchaser under any of the Note Documents, or (e) the validity, perfection (except to the extent permitted under this Agreement) or first priority of Liens in favor of Purchaser Agent for the benefit of the Secured Parties (except to the extent resulting solely from any actions or inactions on the part of Purchaser Agent and the Purchasers despite timely receipt of information regarding Issuer and its Subsidiaries as required by this Agreement).
169“Material Agreement” means: (a) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, as amended, other than those

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agreements and arrangements described in Item 601(b)(10)(iii)) with respect to Issuer or its Affiliates that involves the Development, Manufacture, or Commercialization of any Included Product; (b) any material development, collaboration, marketing, co-promotion, license, option, or partnering agreement or similar agreement with respect to Issuer or its Affiliates related to the Development, Manufacture, or Commercialization of any Included Product; or (c) any other agreement (excluding any and all agreements with clinical research organizations, clinical manufacturing organization, clinical trial agreements, fee-for-service arrangements (including master services agreements) and consultancy agreements except to the extent a termination of or failure to renew any such agreement could reasonably be expected to result in a Material Adverse Change) with respect to Issuer or its Affiliates relating to any Included Product, for which breach, non-performance or failure to renew by Issuer or its Affiliates or the respective counterparty could reasonably be expected to result in a Material Adverse Change. “Material Agreement” shall include, without limitation, all License Agreements.
170“Maturity Date” means the earlier of (i) the sixth anniversary of the First Purchase Date, and (ii) the date six months prior to the stated maturity date, or first stated repurchase date, of any Permitted Convertible Notes.
171“Medicxi” means Medicxi Ventures, its Affiliates and each fund or investment vehicle managed by Medicxi Ventures or its Affiliates.
172“MHRA” means the Medicines and Healthcare products Regulatory Agency in the United Kingdom or any successor agency thereto.
173“Milestone Event” means the receipt of the first Marketing Approval from the FDA or EMA of any Included Product.
174“Milestone Amount” means, as of the date of determination, an amount equal to 30% of the aggregate principal amount of Notes issued under this Agreement minus the aggregate amount of Milestone Payments received by the Purchasers.
175“Milestone Payments” means the quarterly payments of the Milestone Amount pursuant to Section 2.2(e).
176“Milestone Period” is defined in Section 2.2(e)(i).
177“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Issuer or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.
178“Multiple Employer Plan” means a Plan with respect to which Issuer or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
179“Net Asset Determination” is defined in Section 12.10(b).
180“Net Assets” means, in relation to a German Guarantor, the amount of its assets (section 266 sub-section 2 A, B, C, D and E German Civil Code (“HGB”)) less (i) the aggregate of its liabilities (section 266 sub-section 3 B, C (but, for the avoidance of doubt, disregarding any Guarantee Obligations), D and E HGB), (ii) its stated share capital (Stammkapital), and (iii) the amount of profits (Gewinne) not available for any distributions to its shareholder(s) in accordance with section 268 sub-section 8 HGB.

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181“Net Proceeds” means the amount of all Cash proceeds, plus the fair market value of any non-cash proceeds as determined by the Purchaser Agent, acting reasonably (including, in each case, deferred and/or contingent compensation) received (directly or indirectly) by or on behalf of an Obligor or any Subsidiary (if on behalf, then for the account of such Obligor or such Subsidiary), or distributable to an Obligor or any Subsidiary, from time to time, as a result of an Asset Sale Repurchase Event, after deducting therefrom, without duplication, (x) reasonable fees, commissions, expenses and other direct costs related thereto and required to be paid or payable by such Obligor in connection with such Asset Sale Repurchase Event, and (y) taxes paid, payable, or determined by such Obligor to be payable or attributable for payment in connection with such transaction to any taxing authorities by such Obligor, to the extent then paid or payable and directly attributable to such transaction in the taxable year in which such Asset Sale Repurchase Event occurs, and (z) any cash reserves required to be maintained by such Obligor in connection with such transaction in accordance with GAAP or applicable law; provided that, in each case, when any reserve for fees, commissions, expenses, costs, taxes or other amounts or any portion thereof is no longer required to be maintained, or upon any refund of any fees, commissions, expenses, costs or taxes, such amount shall be considered Net Proceeds then received, and provided further, that Issuer shall, at Purchaser Agent’s request, provide such calculations or evidence of costs deducted in arriving at Net Proceeds as Purchaser Agent may reasonably require to confirm the calculation of Net Proceeds in accordance with the foregoing. Notwithstanding the above, for purpose of calculation, to the extent the Asset Sale Repurchase Event involves a collaboration or similar arrangement relating to an Included Product (including, for the avoidance of doubt, any co-development), the amount of “Net Proceeds” shall not include any proceeds (other than, for the avoidance of doubt, upfront payments, milestones and royalties) expressly and specifically required pursuant to the terms of such arrangement to be used to pay for out-of-pocket research and development expenses related to the Included Product subject to such collaboration or similar arrangement. Furthermore, any amount of Net Proceeds to be held in escrow shall not be considered as received until such amounts are released to Issuer from such escrow.
182 “Net Sales” means, for the relevant fiscal period, the gross amount received by Issuer or a Lixivaptan Transferee and their respective Affiliates and sublicensees in respect of sales of Lixivaptan Product to third parties, less returns and less the following amounts (a) customary quantity, trade and/or cash discounts, refunds, chargebacks, allowances, rebates (including any and all federal, state or local government rebates. e.g. Medicaid rebates) and any price adjustments allowed or given; (b) sales and other excise taxes and duties directly related to the sale of Lixivaptan Product, to the extent such items are included in the gross invoice price; (c) credits for returned goods; (d) transportation charges to the extent included in the gross invoice price; and (e) agents’ commissions. Sales of Lixivaptan Product by Issuer, a Lixivaptan Transferee and their respective Affiliates and sublicensees, to any other Affiliate, transferee or sublicensee (including sales by Issuer and its Affiliates to a Lixivaptan Transferee) which is a reseller thereof shall be excluded, and only the subsequent sale of such Lixivaptan Product by Lixivaptan Transferee, Affiliates or sublicensees of Issuer to third parties shall be deemed Net Sales hereunder. Any transfer of a Lixivaptan Product by Issuer, a Lixivaptan Transferee, or their respective Affiliates or sublicensee, to any party in connection with the development, testing, marketing or promotion of any Lixivaptan Product shall also be excluded from Net Sales. Notwithstanding the foregoing, with respect to Issuer and its Affiliates, Net Sales for any relevant fiscal period shall not be less than the consolidated net product sales for Lixivaptan Products for Issuer and its Affiliates properly recognized and reported under GAAP, consistently applied, during such period.
183“Note Documents” means, collectively, this Agreement, the Notes, the Foreign Collateral Documents, each Guaranty, the Perfection Certificate, each Compliance Certificate, each Purchase Notice, any subordination agreements, notes or guaranties executed by Issuer or any other Obligor and any other present or future agreement entered into by Issuer, any Guarantor or any other Person, in each case, for the benefit of the Secured Parties in connection with this Agreement; all as amended, restated, or otherwise modified.

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184“Note Record” means a record maintained by each Purchaser with respect to the outstanding Obligations owed by Issuer to Purchaser and credits made thereto.
185“Notes” means the senior secured notes issued from time to time pursuant to this Agreement.
186“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to Purchaser Agent or any Purchaser, or any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Note Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all principal, interest and other amounts owing under any Note, all Revenue Participation Payments, the Milestone Amount and the Final Payment Amount, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding and (ii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Note Document.
187“Obligors” means, collectively, Issuer and the Guarantors.
188“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
189“Operating Documents” means, for any Person, such Person’s formation documents, and, (a) if such Person is a corporation, its constitutional documents or bylaws in current form, (b) if such Person is a limited liability company, its certificate of incorporation, memorandum and articles of association, limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), limited liability company agreement or operating agreement (or similar agreement), and, if it is incorporated in the Federal Republic of Germany, its list of shareholders, (c) if such Person is a partnership, its partnership agreement (or similar agreement), and (d) if such Person is incorporated in the Federal Republic of Germany, such documents being obtained from the relevant commercial register (Handelsregister) either in terms of a certified copy (beglaubigte Abschrift) or an official printout (amtlicher Ausdruck), as available, each of the foregoing with all current amendments or modifications thereto and in relation to any Person incorporated in the Federal Republic of Germany a certified copy (beglaubigte Abschrift) of any shareholders’ resolution which requires, due to its subject matter, registration in the commercial register but has not yet been registered, including any resolution on changes to such Person’s articles of association or on the change of its managing directors.
190“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, revisions, extensions and continuations-in-part of the same and including all foreign equivalents.
191“Payment Date” means each March 31, June 30, September 30 and December 31, commencing on the first such date to occur following the First Purchase Date.
192“PBGC” means the Pension Benefit Guaranty Corporation.
193“Pension Act” means the Pension Protection Act of 2006.

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194“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by Issuer or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
195“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
196“Perfection Certificate” is defined in Section 5.1.
197“Permitted Acquisition” means an Acquisition to the extent that each of the following conditions shall have been satisfied:
(a)immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;
(b)all transactions in connection therewith shall be consummated, in all material respects, in accordance with applicable law;
(c)in the case of the purchase or other acquisition of Equity Interests, (i) all of the Equity Interests (except for any such Equity Interest in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary in connection with such acquisition shall be wholly owned by Issuer or a Subsidiary, and (ii) all Persons whose Equity Interests are being acquired shall become Obligors;
(d)Issuer shall have delivered to Purchaser Agent and Purchasers at least ten (10) Business Days (or such shorter period as may be acceptable to Purchaser Agent and Purchasers) prior to such proposed acquisition (i) a copy of the most recently available draft of the purchase agreement related to the proposed acquisition (and any related documents reasonably requested by Purchaser Agent and Purchasers), (ii) a general description of the acquired assets or acquired business line or unit or division and the competitive position of such business line or unit or division within the industry, (iii) the sources and uses of funds to finance the proposed acquisition and (iv) to the extent available, quarterly and annual audited financial statements of the Person whose Equity Interests or assets are being acquired for the twelve (12) month period immediately prior to such proposed acquisition;
(e)any assets acquired by Obligors from such Permitted Acquisition shall be subject to the security interest granted to Purchaser Agent under the Note Documents and the security interest in such assets shall be perfected in accordance with requirement set forth in this Agreement and other Note Documents;
(f)the aggregate Acquisition Costs for all such Permitted Acquisitions, together with all Investments made (or which definitive documentation has been executed) in Platform Companies pursuant to clause (g) of the definition of Permitted Investments, shall not exceed ten percent (10%) of the Market Capitalization prior to the Milestone Event and twenty percent (20%) of the Market Capitalization after the Milestone Event, in each case measured as of each date of the definitive documentation for a Permitted Acquisition;

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(g)Purchaser Agent and the Purchasers have received a certificate from a Responsible Officer together with Board approved projections certifying and setting forth in reasonable detail that Issuer has enough cash on hand to pay its projected expenses and all debt service when due for a period of twelve (12) months after the consummation of such transaction (after giving effect to such transaction);
(h)No Change of Control shall result from such Permitted Acquisition;
(i)to the extent such Permitted Acquisition is a Product In-License, such Product In-License shall not constitute a Restricted License; and
(j)such Permitted Acquisition shall be consensual and shall have been approved by the target’s board of directors.
Notwithstanding anything to the contrary contained herein, in order for any acquisition of Equity Interests or assets of another Person to constitute a Permitted Acquisition, Issuer must comply with all of the following: (a) within thirty (30) days of the closing of such Permitted Acquisition, Issuer (or Subsidiary making such Permitted Acquisition) and the target shall have executed such documents and taken such actions as may be required under Section 6.12; (b) Issuer shall have delivered to Purchaser Agent and Purchasers, in form and substance satisfactory to Purchaser Agent and Purchasers and sufficiently in advance (and in any case no later than five (5) Business Days prior to such Permitted Acquisition), such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition in Issuer’s possession and the pro forma certifications required by clause (c) below, in each case, as Purchaser Agent and Purchasers shall reasonably request; and (c) on or prior to the date of such Permitted Acquisition, Purchaser Agent and Purchasers shall have received, in form and substance reasonably satisfactory to Purchaser Agent and Purchasers, a certificate of the chief financial officer of Issuer certifying compliance with the requirements contained in this definition of “Permitted Acquisition” and with the other terms of the Note Documents (before and after giving effect to such Permitted Acquisition).
198“Permitted Convertible Notes” means unsecured Indebtedness of Issuer or an Obligor formed for the purpose of issuing such Indebtedness in the form of senior subordinated convertible or exchangeable notes; provided that such convertible or exchangeable notes shall (a) be convertible into, or exchangeable for, Equity Interests (other than Disqualified Equity Interests) of Issuer and/or cash (in an amount determined by reference to such Equity Interests); provided that Issuer or such Obligor shall have the right to elect to settle all such conversions or exchanges in such Equity Interests (together with cash in lieu of fractional Equity Interests) and Issuer or such Obligor shall not elect cash or combination settlement upon conversion or exchange, (b) not be guaranteed by any Subsidiary of Issuer, (c) not provide for any scheduled amortization or mandatory prepayment of principal prior to the stated maturity thereof (other than customary payments upon a “change of control” or “fundamental change” (it being understood that conversion or exchange of any such Indebtedness shall not be considered a prepayment for purposes this clause (c)), (d) contain usual and customary subordination terms for underwritten or Rule 144A offerings of senior subordinated convertible notes, (e) specifically designate this Agreement and all Obligations as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (d) of this definition specifically refer to such notes as being subordinated to the Secured Obligations pursuant to such subordination terms, and (f) as of the date of issuance thereof contains terms, conditions, covenants, conversion or exchange rights, redemption rights and offer to repurchase rights, in each case, as are typical and customary for notes of such type. For purposes of clause (d), language in substantially the same form and substance as set forth on Exhibit F shall be deemed “usual and customary”.

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199“Permitted Distributions” means:
(a)repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed (x) One Million Dollars ($1,000,000) in the aggregate during any fiscal year or (y) Five Million Dollars ($5,000,000) during the life of this Agreement,
(b)repurchases of Equity Interests deemed to occur upon the cash-less or net exercise of stock options, warrants or other convertible or exchangeable securities;
(c)repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or upon vesting or exercise thereof;
(d)dividends or distributions by any Subsidiary of an Obligor to an Obligor; and
(e)dividends solely in common stock.
200“Permitted Holders” means General Atlantic, Index Ventures and Medicxi.
201“Permitted Indebtedness” means:
(a)the Obligors’ Indebtedness to the Purchasers and Purchaser Agent under this Agreement and the other Note Documents;
(b)Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate and any renewals or refinancing of such Indebtedness in amounts not exceeding the principal amounts thereof (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses but less any required amortization according to the terms thereof);
(c)Permitted Convertible Notes;
(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)Indebtedness consisting of Capitalized Lease Obligations and purchase money Indebtedness, in each case incurred by Issuer or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Million Dollars ($2,000,000) at any time;
(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Issuer’s business;
(g)Contingent Obligations of Issuer and its Subsidiaries in respect of Indebtedness otherwise permitted hereunder of Issuer and any Subsidiary;
(h)Indebtedness incurred by Issuer or its Subsidiaries to finance the payment of insurance premiums;

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(i)Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to Issuer or any Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person;
(j)Contingent Obligations (or liabilities as a surety, endorser, accommodation endorser or otherwise) in respect of performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business but excluding guaranties with respect to any obligations for borrowed money;
(k)Indebtedness comprising Investments permitted by clause (f) of Permitted Investments; provided that any obligations of an Obligor owing pursuant to this clause (k) shall be subordinated to the Obligations;
(l)Indebtedness incurred in respect of credit card processing services, credit or debit cards, stored value cards (including so-called “procurement cards” or “P cards”), or any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements, in each case, incurred in the ordinary course of business; provided that the aggregate amount of all such Indebtedness shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) at any time outstanding;
(m)Indebtedness consisting of obligations in respect (i) of purchase price adjustments in connection with the disposition of assets or acquisition of assets permitted hereunder or (ii) any earn-out, milestone or other contingent consideration in connection with a Permitted Acquisition, so long as (x) no Event of Default has occurred and is continuing and (y) such Indebtedness constitutes Acquisition Costs; and
(n)reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Issuer or a Subsidiary (x) for real estate purposes in the ordinary course of business in a face amount at any time outstanding not to exceed One Million Dollars ($1,000,000) prior to the Milestone Event and Two Million Five Hundred Thousand Dollars ($2,500,000) after the Milestone Event, less the amount of Cash subject to Liens pursuant to clause (n) of the definition of “Permitted Liens”), and (y) otherwise in a face amount at any time outstanding not to exceed One Million Dollars ($1,000,000) prior to the Milestone Event or Two Million Five Hundred Thousand Dollars ($2,500,000) after the Milestone Event.
202“Permitted Investments” means:
(a)Investments disclosed on the Perfection Certificate and existing on the Effective Date;
(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Issuer’s investment policy provided to the Purchaser Agent prior to the Effective Date, as amended from time to time, provided that any such amendment thereto has been approved in writing by Purchaser Agent;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Issuer;

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(d)Investments consisting of Deposit Accounts in which Purchaser Agent has a perfected security interest;
(e)Investments in connection with Transfers permitted by Section 7.1 (other than Asset Sale Repurchase Events);
(f)Investments by Obligors in other Obligors and the French Subsidiary; provided that Investments (i) by Issuer or Full Guarantors in Limited Guarantors and (ii) in the French Subsidiary shall not, in the aggregate, exceed Ten Million Dollars ($10,000,000) at any time outstanding;
(g)Investments by Issuer or any Full Guarantor consisting of (i) the ownership of Equity Interests of Platform Companies (to the extent not Obligors), provided that (A) any such Equity Interests held by an Obligor shall constitute pledged Shares, subject to the Agreed Security Principles, (B) all representations and warranties set forth in Section 5.10 shall be true and correct with respect to such pledged Shares, (C)(I) Issuer has taken all steps necessary to permit Purchaser Agent to become a transferee under the relevant organizational documents and any other relevant governing documents if Purchaser Agent exercises its remedies with respect to such Equity Interests, (II) no other consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by such Obligor either (x) for the pledge by such Obligor of such pledged Shares pursuant to this Agreement or (y) for the exercise by Purchaser Agent or Purchasers of the voting or other rights provided for in this Agreement, except for those which have been obtained and (III) the pledge, grant of security interest in and delivery of such pledged Shares to Purchaser Agent pursuant to this Agreement will create a valid first priority Lien on and in such Shares (subject to Permitted Liens pursuant to clauses (b) and (h) of Permitted Liens) upon the filing of any applicable financing statement by Purchase Agent and (ii) loans to a Platform Company, provided that (A) aggregate amount of Investments pursuant to this clause (g), together with the aggregate Acquisition Costs in respect of Permitted Acquisitions that have been consummated or for which definitive documentation has been executed, shall not exceed ten percent (10%) of Market Capitalization prior to the Milestone Event and twenty percent (20%) of Market Capitalization after the Milestone Event, in each case determined at the time of each applicable Investment), and (B) each such Platform Company shall have granted to Purchaser Agent, for the benefit of the Secured Parties, a first priority security interest upon the filing of any applicable financing statement by Purchase Agent (subject to Permitted Liens) in all cash and Cash Equivalents of such Platform Company and in all Collateral Transferred to such Platform Company, which security interest shall not be subject to any Corporate Benefit Limitations, and shall have taken such action as reasonably requested by Purchaser Agent in respect thereof;
(h)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Issuer or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Issuer’s Board of Directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for (i) and (ii) in any fiscal year;
(i)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and
(j)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions in the ordinary course of business in an aggregate amount at any time not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000);
(k)Permitted Acquisitions;

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(l)Investments consisting of trade credit extended in the ordinary course of business; and
(m)other Investments in an aggregate amount at any time not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000).
203“Permitted Licenses” means (a) any License Agreement for the Development and/or Commercialization of the Included Products exclusively outside of the United States and Europe; provided that (i) the License Agreement is not a Restricted License and constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property; and (ii) all upfront payments, royalties, milestone payments or other proceeds arising from the License Agreement that are payable to Issuer or any Subsidiary are paid to a Collateral Account; (b) any License Agreement relating to any Included Products acquired in an acquisition permitted under this Agreement; provided that such License Agreement existed at the time of such Permitted Acquisition and was not entered into in connection with or anticipation of such acquisition; (c) any license granted to any Third Party for the Manufacture of any product or otherwise granted to a contract to a vendor or service provider in order to provide services for the benefit of Issuer or its Affiliates but granting no rights to sell, offer to sell, have sold or otherwise Commercialize any Included Product; (d) any sponsored research or similar agreement providing for the Development of any product that does not grant the counterparty any right to sell, offer to sell, have sold or otherwise Commercialize any Included Product; and (e) any non-exclusive license of Intellectual Property granted to Third Parties in the ordinary course of business that is terminable at Issuer’s option without penalty or premium on not more than ninety (90) days’ notice.
204“Permitted Liens” means:
(a)Liens existing on the Effective Date and disclosed on the Perfection Certificate or arising under this Agreement and the other Note Documents and Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in this clause (a); provided that any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not be increased;
(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Issuer maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Code;
(c)Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Issuer other than the property (and Proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Million Dollars ($1,000,000), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

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(e)Liens to secure payment of workers’ compensation, employment insurance, oldage pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)leases or subleases of real property granted in the ordinary course of Issuer’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, nonexclusive licenses or sublicenses of personal property (other than Product Intellectual Property) granted in the ordinary course of Issuer’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Purchaser Agent or any Purchaser a security interest therein;
(g)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising (i) in connection with Issuer’s deposit accounts or securities accounts held at such institutions; and (ii) under the respective financial institution’s standard terms and conditions (Allgemeine Geschäftsbedingungen) with respect to any other Collateral Account securing fees and costs of such financial institution, in each case provided such accounts are maintained in compliance with Section 6.6(b) hereof;
(h)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(i)(a) Permitted Licenses, and (b) License Agreements so long as such License Agreements are not Restricted Licenses and Issuer shall have complied with Section 2.2(c) in respect of such License Agreements;
(j)easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;
(k)Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted under this Agreement;
(l)Liens that secure Indebtedness existing on any property prior to a Permitted Acquisition or existing on any property of any Person that becomes an Obligor, provided that such lien is not created in contemplation of or in connection with such Permitted Acquisition or such Person becoming an Obligor and such Lien shall secure only those obligations which it secured on the date of such Permitted Acquisition or that such Person becomes an Obligor;
(m)Liens on Cash deposits securing Indebtedness permitted pursuant to (i) clause (l) of the definition of “Permitted Indebtedness”; provided that the aggregate amount of such Cash deposits does not exceed $2,500,000, and (ii) clause (n) of the definition of the definition of “Permitted Indebtedness”; provided that the amount of such Cash deposits in respect of any letter of credit does not exceed 105% of the face amount thereof;
(n)security deposits in connection with real property leases;
(o)Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement; and

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(p)other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed Five Hundred Thousand Dollars ($500,000).
205“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
206“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Issuer or any of its Subsidiaries, or any such plan to which Issuer or any of its Subsidiaries required to contribute on behalf of any of its employees or with respect to which Issuer or such Subsidiary has any liability
207“Platform Company” means any Person in the life science sector and focused on the development and commercialization of products, and in which Issuer, any other Obligor or any Subsidiary has made an Investment (whether by capital contribution, the acquisition of the Equity Interests thereof or in connection with a joint venture, corporate collaboration or similar corporate structure) in accordance with the terms of this Agreement, including each Person in which Issuer maintains an Investment as of the Closing Date.
208“Prepaid Amount” is defined in Section 2.2(c).
209“Prime Rate” means, for any day, the per annum rate of interest in effect for such day quoted by the Wall Street Journal as the “prime rate”.
210“Prime Rate Floor” means, a rate equal to (a) if LIBOR prior to the time of LIBOR’s replacement by the Prime Rate (pursuant to Section 2.3(e)) was less than or equal to the LIBOR Floor at such time, the sum of (i) the Prime Rate in effect at such time of replacement plus (ii) the LIBOR Floor minus LIBOR and (b) if LIBOR prior to the time of LIBOR’s replacement by the Prime Rate (pursuant to Section 2.3(e)) was greater than the LIBOR Floor, the Prime Rate in effect at such time of conversion minus (ii) the difference between LIBOR and the LIBOR Floor.
211“Process Agent” is defined in Article X.
212“Product In-License” means any in-license of Intellectual Property rights by Issuer or any of its Subsidiaries to Develop, Manufacture or Commercialize a drug or pharmaceutical product (including combination products), companion diagnostics or medical device, other than a non-exclusive license under which neither Issuer nor any of its Subsidiaries is granted any right to Develop or Commercialize a pharmaceutical product, therapeutic, medical device or diagnostic.
213“Product Intellectual Property” means all Intellectual Property that is necessary for, or otherwise material to, the Development, Commercialization, and/or Manufacture, or other exploitation, of any Included Product that is owned, licensed or otherwise controlled by Issuer or any of its Subsidiaries as of the Effective Date or acquired, licensed or controlled by an Obligor thereafter, which shall initially include, without limitation, the Patents identified in Schedule 5.11(a).
214“Pro Rata Share” means, as of any date of determination, with respect to each Purchaser, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Notes held by such Purchaser by the aggregate outstanding principal amount of all Notes; provided that after repayment of the Notes, each Purchaser’s Pro Rata Share shall be calculated based on the outstanding Notes immediately prior to the repayment hereof.

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“Purchase Date” is any date on which a purchase of Notes is made by the Purchasers, which date shall be a Business Day.
215“Purchase” is defined in Section 2.1(d).
216“Purchase Date” means each date on which a Purchase occurs pursuant to Section 2.1.
217“Purchase Notice” means that certain form attached hereto as Exhibit B.
218“Purchaser” means any one of the Purchasers.
219“Purchaser Transfer” is defined in Section 13.1(a).
220“Purchaser Agent” means Cocoon SA LLC, a Delaware limited liability company, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Purchasers.
221“Purchasers” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement or that acquires a Note pursuant to Section 13.1.
222“QPP Certificate” is defined in Article XIV.
223“QPP Purchaser” is defined in Article XIV.
224“Register” is defined in Section 13.1(b).
225“Registered Organization” means any “registered organization” as defined in the UCC with such additions to such term as may hereafter be made.
226“Regulatory Approval” means any Governmental Approval, whether U.S. or non-U.S., relating to any Included Product or the Commercialization, Development or Manufacture of such Included Product.
227“Regulatory Authority” means a Governmental Authority (including the FDA, the EMA and the MHRA) with responsibility for the approval of the marketing and sale of pharmaceutical products.
228“Regulatory Filings” means all applications, filings, dossiers and the like submitted to a Regulatory Authority for the purpose of obtaining Regulatory Approval from that Regulatory Authority. Regulatory Filings shall include, but not be limited to, all Drug Approval Applications.
229“Regulatory Updates” means material information and developments with respect to any Regulatory Filing.
230“Reimbursable Expenses” means all audit fees and expenses, documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses (provided Reimbursable Expenses shall include all documented out-of-pocket attorneys’ fees and expenses incurred during the continuance of an Event of Default or otherwise in connection with the enforcement of the Note Documents), as well as appraisal fees, consulting fees, advisory fees, fees incurred on account of lien searches, inspection fees and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Note Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Purchaser Agent and/or

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the Purchasers in connection with the Note Documents; provided that Reimbursable Expenses incurred prior to the Effective Date in connection with the preparation and negotiation of the Note Documents (other than the fees and expenses of German counsel to the Purchaser Agent) shall not exceed Four Hundred Twenty Five Thousand Dollars ($425,000).
231“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
232“Required Purchasers” means, at any time, (i) prior to the expiration of the Commitments, the Purchasers holding at least 50% of the aggregate principal amount of Notes and unused or unexpired Commitments, and (ii) thereafter, the Purchasers holding at least fifty percent (50%) of the Pro Rata Shares. For purposes of Section 2.2(c), the Required Purchasers means the Purchasers holding at least fifty percent (50%) of the aggregate outstanding principal amount of the Notes.
233“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
234“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer, Chief Medical Officer or Chief Technology Officer of Issuer acting alone.
235“Restricted License” means any Material Agreement (i) under which a default or of which a termination could interfere with Purchaser Agent’s or any Purchaser’s right to sell any Collateral, (ii) that cannot be collaterally assigned to secure the Obligations or otherwise contains provisions that restrict or penalize the granting of a security interest in or Lien on such Material Agreement, (iii) that contains provisions that restrict or penalize the granting of a security interest in or Lien on, or the assignment or other Transfer of, any Product Intellectual Property, (iv) or that restricts the assignment of such Material Agreement upon the sale or other disposition of all or substantially all of the assets to which such Material Agreement relates (other than customary provisions requiring the assumption by the applicable purchaser of all obligations under such Material Agreement), or (v) that does not permit the disclosure of information to be provided thereunder to Purchaser Agent and the Purchasers, to any purchaser or prospective purchaser in a foreclosure or other Transfer of all or any portion of the Collateral (subject to customary confidentiality obligations).
236“Revenue Participation Period” means the period beginning on the date of the First Commercial Sale of any Lixivaptan Product and ending on the End of Term.
237“Revenue Participation Payments” means, for any fiscal quarter, (i) if only the First Purchase has been made, 1.00% of Net Sales for such fiscal quarter, (ii) if both the First Purchase and the Second Purchase have been made, 2.00% of Net Sales for such fiscal quarter, (iii) if the First Purchase, the Second Purchase and the Third Purchase have been made, 2.67% of Net Sales for such fiscal quarter, in each case, up to Two Hundred Million Dollars ($200,000,000) of Net Sales for the applicable fiscal year. For the avoidance of doubt, Net Sales in excess of Two Hundred Million Dollars ($200,000,000) for any fiscal year shall not be subject to the Revenue Participation Payment.
238“Revenue Participation True-Up Amount” is defined in Section 6.2(b).
239“Revenue Report” is defined in Section 6.2(b).

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240“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive territorial Sanctions.
241“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority, (ii) any Person operating, organized or resident in a Sanctioned Country or (iii) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (i) or (ii).
242“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
243“Sanctions Authority” means the U.S. government (including OFAC and the U.S. Department of State), the United Nations Security Council, Her Majesty’s Treasury, the European Union, any European Union member state or any other relevant sanctions authority.
244“Secured Parties” means Purchaser Agent and the Purchasers.
245“Second Purchase” is defined in Section 2.1(b).
246“Second Purchase Date” means the Purchase Date in respect of the Second Purchase.
247“Securities Account” means any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.
248“Securities Act” means the Securities Act of 1933, as amended.
249“Shares” means one hundred percent (100%) of the issued and outstanding Equity Interests or other securities owned or held of record by any Obligor.
250“Solvent” means, with respect to any Person: that as of the date of determination, such Person is “solvent” or not “unable to pay its debts” within the meaning given to such terms and similar terms under applicable laws relating to fraudulent transfers and conveyances or general insolvency law, including that (i) the present fair saleable value of the assets of such Person and its Subsidiaries on a consolidated basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at regular market value, conceiving regular market value as the amount that could be obtained for the property in question with such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions) is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on their debts (including contingent, unmatured and unliquidated liabilities) as they become absolute and matured, (ii) such Person and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital in relation to their business or with respect to any transaction then contemplated, (iii) such Person and its Subsidiaries, on a consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature, and (iv) the value of such Person’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities.
In addition, with respect to any Person incorporated in England and Wales, “Solvent” shall also mean that (a) such Person (i) is not or has not been deemed to, or declared to, be unable to pay its debts under applicable law; (ii) has not suspended or threatened to suspend making payments on any of its debts; (iii) or by reason of actual or anticipated financial difficulties, has not commenced negotiations with one or more of its creditors (generally excluding any Purchaser and Purchaser Agent in its capacity as such) with a view to rescheduling any of its indebtedness, and (b) a moratorium has not been declared in respect of any indebtedness of such Person.

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In addition, with respect to any Person incorporated in France, “Solvent” shall also mean that (a) such Person (i) is not or has not been deemed to, or declared to, be unable to pay its debts under applicable law; (ii) has not suspended or threatened to suspend making payments on any of its debts; (iii) or by reason of actual or anticipated financial difficulties, has not commenced negotiations with one or more of its creditors (generally excluding any Purchaser and Purchaser Agent in its capacity as such) with a view to rescheduling any of its indebtedness, and (b) a moratorium has not been declared in respect of any indebtedness of such Person and/or (c) is not subject to any voluntary or mandatory insolvency proceedings applicable in France pursuant to French law.
In addition, with respect to any Person incorporated in the Federal Republic of Germany, “Solvent” shall also mean that such Person:
(a)is not over-indebted (überschuldet) within the meaning of section 19 German Insolvency Act (Insolvenzordnung) (“InsO”) (as applicable from time to time) or is not unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 InsO, has not suspended making payments on all or a material part of its debts and has not announced an intention to do so;
(b)has not commenced negotiations with any one or more of its creditors (other than a Purchaser) with a view to the general readjustment or rescheduling of its indebtedness or, for any of the reasons set out in sections 17 to 19 InsO;
(c)any such Person has not filed for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) and the board of directors or management (Vorstand oder Geschäftsführung) of any such Person is not required by law to file for insolvency; or
(d)the competent court has not taken any of the actions set out in section 21 InsO and the competent court has not instituted or rejected (for reason of insufficiency of its funds to implement such proceedings) insolvency proceedings against any such Person (Eröffnung des Insolvenzverfahrens).
251“Specified Repurchase Trigger Date” is defined in Section 3.7(h)(iii).
252“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other Equity Interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Issuer.
253“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
254“Third Party” means any Person other than an Obligor, any Affiliate of an Obligor and for purposes of Section 7.1 and the definition of Included Products, any Permitted Holder and any Person that is an Affiliate of a Permitted Holder (including any portfolio company of a Permitted Holder).
255“Third Purchase” is defined in Section 2.1(c).
256“Third Purchase Date” means the Purchase Date in respect of the Third Purchase.
257“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including

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all renewals of trademark and service mark registrations, together, in each case, with the goodwill of the business connected with the use thereof.
258“Transfer” is defined in Section 7.1.
259“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the UCC is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Purchaser Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
260“UK GDPR” is defined in Section 6.2(a)(vii).
261“United States Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
262“U.S. Collateral Accounts” means any Collateral Accounts maintained in the United States and its territories.
Section XV.2Divisions. For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ISSUER:

CENTESSA PHARMACEUTICALS PLC

By: /s/ Gregory Weinhoff
Name: Gregory Weinhoff
Title: Authorized Signatory

GUARANTORS:

Palladio Biosciences, Inc. By: /s/Alex Martin Name: Alex Martin Title: Chief Executive Officer
Centessa Pharmaceuticals, Inc. By: /s/Gregory Weinhoff Name: Gregory Weinhoff Title: Chief Financial Officer
Cardiokine, Inc. By: /s/Alex Martin Name: Alex Martin Title: Chief Executive Officer
[Signature Page to Note Purchase Agreement]

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Cardiokine Biopharma LLC

By: /s/Alex Martin

Name: Alex Martin

Title: Chief Executive Officer

Centessa Limited

By: /s/Iqbal Hussain

Name: Iqbal Hussain

Title: Director

[Signatures continue on following page]

GUARANTORS (CONT’D)

ApcinteX Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director
CAPELLA BIOSCIENCE LTD

By: /s/ Saurabh Saha
Name: Saurabh Saha
Title: Director
[Signature Page to Note Purchase Agreement]

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Inexia Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

Janpix Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

Lockbody Therapeutics LTD

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

Morphogen-IX Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

[Signatures continue on following page]

GUARANTORS (CONT’D)

Z Factor Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

Orexia Therapeutics Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

Ultrahuman Two Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

Ultrahuman Four Limited

By: /s/ Saurabh Saha

Name: Saurabh Saha

Title: Director

PearlRiver Bio GmbH

By: /s/Johannes Heuckmann

Name: /s/Johannes Heuckmann

Title: Managing Director

[Signatures continue on following page]
[Signature Page to Note Purchase Agreement]

ACTIVE/113218772.5

PURCHASER AGENT:

COCOON SA LLC

By: /s/David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASER:
Address for notices:
THREE PEAKS CAPITAL SOLUTIONS AGGREGATOR FUND	c/o Oberland Capital Management LLC 1700 Broadway, 37th Floor New York, NY 10019 Facsimile: [***] Telephone: [***] E-mail: [***]

By: /s/David Dubinsky
Name: David Dubinsky Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

ACTIVE/113218772.5

SCHEDULE 1.1

Purchasers and Commitments

Purchaser	Commitments
	First Purchase	Second Purchase	Third Purchase	Total	Fourth Purchase Percentage
Three Peaks Capital Solutions Aggregator Fund	$75,000,000	$75,000,000	$50,000,000	$200,000,000	100%
TOTAL	$75,000,000	$75,000,000	$50,000,000	$200,000,000	100%

The treaty passport scheme reference number and jurisdiction of tax residence for the Purchaser is as follows:

Purchaser	Treaty Passport Scheme Reference Number	Jurisdiction of Tax Residence
Three Peaks Capital Solutions Aggregator Fund	N/A	Ireland

ACTIVE/113218772.5

SCHEDULE 3.7

Restricted Licenses

1.Exclusive Patent and Non-Exclusive Know-How License Agreement, dated as of December 7, 2016, between Cambridge Enterprises Limited and Apcintex Limited
2.Agreement dated January 30, 2017, between Lonza Sales AG and Apcintex Limited
3.License Agreement, dated February 4, 2015, between Cambridge Enterprises Limited and Z Factor Limited
4.Research Collaboration and License Agreement, effective as of September 4, 2019, between X-Chem, Inc. and Orexia Limited
5.License Agreement and Research Services Agreement, dated January 2, 2019 between Heptares Therapeutics Limited and Orexia Limited
6.License Agreement and Research Services Agreement, dated January 31, 2019 between Heptares Therapeutics Limited and Orexia Limited, as successor to Inexia Limited
7.Patent and Know How License Agreement, dated October 30, 2015, between Cambridge Enterprises Limited and Morphogen-IX Limited
8.Research Collaboration Agreement, dated October 30, 2015, between The Chancellor, Masters and Scholars of the University of Cambridge and Morphogen-IX Limited
9.Agreement, dated October 16, 2017, between Lonza Sales AG, and Capella Bioscience Limited
10.Patent and Know How License Agreement, dated July 31, 2017, between the Governing Council of the University of Toronto and Janpix Limited
11.License Agreement, dated as of the effective date specified therein, between F. Hoffmann-La Roche Ltd., Hoffmann-La Roche Inc. and PEGA-ONE SAS

In each case as amended, modified or otherwise supplemented.

ACTIVE/113218772.5

SCHEDULE 5.11(a)

Product Intellectual Property

Trademarks and Trademark Applications:

Owner	Mark	Application No.	Registration No.	Country	Registration or Filing Date
LockBody	“LockBody”	1484406	1484406	WIPO	30-Apr-2019
LockBody	“LockBody”	1484406	1484406	Australia	20-Feb-2020
LockBody	“LockBody”	917278852	Pending	Brazil	08-May-2019
LockBody	“LockBody”	1966451	Pending	Canada	03-June-2019
LockBody	“LockBody”	1484406	1484406	China	14-Nov-2019
LockBody	“LockBody”	018013857	018013857	European Union	28-May-2019
LockBody	“LockBody”	1484406	1484406	India	30-Apr-2020
LockBody	“LockBody”	1484406	1484406	Japan	15-Oct-2020
LockBody	“LockBody”	1484406	1484406	South Korea	08-Apr-2021
LockBody	“LockBody”	3361778	3361778	United Kingdom	08-Mar-2019
LockBody	LockBody	UK00918013857	UK00918013857	United Kingdom	28-May-2019
LockBody	“LockBody”	79266075	6,274,665	United States	23-Feb-2021
Palladio Biosciences Inc.	“Palladio Biosciences”	87128308	6034029	United States	14-Apr-2020
Centessa Pharmaceuticals plc	CENTESSA	018398798	018398798	European Union	June 26, 2021

ACTIVE/113218772.5

Centessa Pharmaceuticals plc	CENTESSA	UK00003595514	UK00003595514	United Kingdom	June 25, 2021
Centessa Pharmaceuticals plc	CENTESSA	90/872,691		United States	August 9, 2021
Centessa Pharmaceuticals plc	CENTESSA	TBD		WIPO	July 30, 2021
Centessa Pharmaceuticals plc	CENTESSA	TBD		Brazil (IR Extension)	July 30, 2021
Centessa Pharmaceuticals plc	CENTESSA	TBD		Canada (IR Extension)	July 30, 2021
Centessa Pharmaceuticals plc	CENTESSA	TBD		China (IR Extension)	July 30, 2021
Centessa Pharmaceuticals plc	CENTESSA	TBD		India (IR Extension)	July 30, 2021
Centessa Pharmaceuticals plc	CENTESSA	TBD		Japan (IR Extension)	July 30, 2021
Centessa Pharmaceuticals plc	CENTRESSA	018398799	018398799	European Union	June 22, 2021
Centessa Pharmaceuticals plc	CENTRESSA	UK00003595490	UK00003595490	United Kingdom	June 25, 2021

Patents and Patent Applications:

Subsidiary	Owner (Co-) / Licensor(ee)	Patent	Application No.	Filing Date	Registration No.	Registration or Filing Date	Country

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	US15/103,420	12/15/2014	US9,982,035	5/29/2018	USA
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	US15/971,692	5/4/2018	US10,351,619	7/16/2019	USA
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		7984	10/3/2018	Albania
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	2014363359		2014363359	4/18/2019	Australia
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		E1047906	10/3/2018	Austria
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		3080157	10/3/2018	Belgium
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	BR1120160135911				Brazil
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		3080157	10/3/2018	Bulgaria

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	2933508	2933508	4/6/2021	Canada
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	201480075522.60	ZL201480075522.6/CN105992771 (Patent #)	8/23/2019	China
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	201910704484.00	CN110330563A (App Pub #)		China (DIV)
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	P20182138	10/3/2018	Croatia
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	CY1121267	10/3/2018	Cyprus (S)
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Czech Republic
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Denmark
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Estonia

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	201691235	34050	12/23/2019	Eurasian Patent
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157		European Patent
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Finland
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	France
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	6.02014E+11	10/3/2018	Germany
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3098239	10/3/2018	Greece
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	17102796.3	HK1229344	7/26/2019	Hong Kong
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	19119704.5			Hong Kong (DIV)

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		E042763	10/3/2018	Hungary
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		3080157	10/3/2018	Iceland
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	201627023712.00				India
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	PCT/EP2014/077783	12/15/2014	WO2015/086854	6/18/2015	International
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		3080157	10/3/2018	Ireland
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	246180		246180	3/1/2019	Israel
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	262879				Israel (DIV)
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		5.02019E+14	10/3/2018	Italy

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	2016-538525	6431541	11/9/2018	Japan
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	2018-204779	6723319	6/25/2020	Japan (DIV)
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Latvia
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Lithuania
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Luxembourg
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Malta
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	MX/A/2016/007711	357941	7/31/2018	Mexico
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	MX/A/2018/009281			Mexico (DIV)

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Monaco
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Netherlands
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	721918	721918	3/24/2020	New Zealand
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	R-909042	10/3/2018	North Macedonia
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Norway
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Poland
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Portugal
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Romania

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	San Marino
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	58191	10/3/2018	Serbia
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	E 29606	10/3/2018	Slovak Republic
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Slovenia
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	10-2016-7018756	10-1954945	2/27/2019	South Korea
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	10-2019-7006015	10/2186924	11/30/2020	South Korea (DIV)
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	2704058	10/3/2018	Spain
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	3080157	10/3/2018	Sweden

ACTIVE/113218772.5

ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1	12/14/2015	3080157	10/3/2018	Switzerland
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		TR 2018 19781 T4	10/3/2018	Turkey
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	14827185.1		3080157	10/3/2018	United Kingdom
ApcinteX	Cambridge Enterprise Limited (Licensor of worldwide, exclusive rights to ApcinteX for SerpinPC)	MODIFIED SERPINS FOR THE TREATMENT OF BLEEDING DISORDERS	1322091.8	12/13/2013			United Kingdom
Janpix		STAT INHIBITORS AND THEIR USE IN THE TREATMENT AND/OR PREVENTION OF CANCER	US61/651,757	5/25/2012			USA
Janpix	UTI LP, University of Toronto, Indiana University Research and Technology Corp.	NEW SALICYLIC ACID DERIVATIVES, PHARMACEUTICALLY ACCEPTABLE SALT THEREOF, COMPOSITION THEREOF AND METHOD OF USE THEREOF	PCT/US2013/042689	5/24/2013	WO2013/177534	11/28/2013	WO
Janpix	UTI LP, University of Toronto, Indiana University Research and Technology Corp.	NEW SALICYLIC ACID DERIVATIVES, PHARMACEUTICALLY ACCEPTABLE SALT THEREOF AND METHOD OF USE THEREOF	US14/550,293	5/24/2013	US9,650,399	5/16/2017	USA

ACTIVE/113218772.5

Janpix	UTI LP, University of Toronto, Indiana University Research and Technology Corp.	NEW SALICYLIC ACID DERIVATIVES, PHARMACEUTICALLY ACCEPTABLE SALT THEREOF AND METHOD OF USE THEREOF	US15/475,108	3/30/2017	US10,377,780	8/13/2019	USA
Janpix	UTI LP, University of Toronto, Indiana University Research and Technology Corp.	SALICYLIC ACID DERIVATIVES, PHARMACEUTICALLY ACCEPTABLE SALT THEREOF, COMPOSITION THEREOF AND METHOD OF USE THEREOF	US16/451,883	6/25/2019	US 2019-0382422	12/19/2019	USA
Janpix	Licensed from U. Toronto -- Exclusive, worldwide licence to practice technology for all use in humans and animals	SULFONAMIDE COMPOUNDS AND THEIR USE AS STAT5 INHIBITORS	US15/315,324	11/30/2016	US10,519,107	12/31/2019	USA
Janpix		ALPHA SUBSTITUTED STAT INHIBITORS AND COMPOSITIONS THEREOF	US62/985,685	3/5/2020			USA
Janpix		STAT INHIBITOR COMPOUNDS AND COMPOSITION	US62/985,678	3/5/2020			USA
Janpix		SQUARYL AND HETEROCYCLE CONTAINING STAT INHIBITORS AND COMPOSITIONS	US62/985,679	3/5/2020			USA
Janpix		STAT INHIBITORY COMPOUNDS AND COMPOSITIONS	US63/074,905	9/4/2020			USA

ACTIVE/113218772.5

Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof	112014029439-9	5/24/2013			Brazil
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof	2013800384861	5/24/2013	ZL2013800384861	4/9/2019	China
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof		5/24/2013			China
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof		5/24/2013			Hong Kong
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof	2014152697	5/24/2013	2641903	1/23/2018	Russia
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof	2,874,057	5/24/2013			Canada
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof	2015-514226	5/24/2013	6290871	2/16/2018	Japan

ACTIVE/113218772.5

Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof		5/24/2013	6543366	6/21/2019	Japan
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof	13794722.2	5/24/2013	2854819	1/15/2020	Europe
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Finland
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		France
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Germany
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Italy
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Netherlands

ACTIVE/113218772.5

Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Norway
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Spain
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Sweden
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		Switzerland
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof			2854819		United Kingdom
Janpix	University of Toronto	New Salicylic Acid Derivatives, Pharmaceutically Acceptable Salt Thereof and Method of Use Therof	9201/CHENP/2014	5/24/2013	(Patent #) 333212	2/7/2020	India
Janpix	University of Toronto	A NANOMOLAR-POTENCY SMALL MOLECULE INHIBITOR OF THE STAT5 PROTEIN	US62/005,308	5/30/2014			USA
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	PCT/CA2015/000348	5/29/2015			WO

ACTIVE/113218772.5

Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	112016028022-9	5/29/2015			Brazil
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	2,950,612	5/29/2015			Canada
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	2015800328184.00	5/29/2015			China
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	17107768.6	5/29/2015			Hong Kong
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	15800248.5	5/29/2015	3148967	9/4/2019	Europe
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Finland
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	France
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Germany
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Italy

ACTIVE/113218772.5

Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Netherlands
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Norway
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Spain
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Sweden
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	Switzerland
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein		5/29/2015	3148967	9/4/2019	United Kingdom
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	201627044666	5/29/2015			India
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	2016-569874	5/29/2015	6594908	10/4/2019	Japan
Janpix	University of Toronto	A Nanomolar-Potency Small Molecule Inhibitor of the STAT5 Protein	2016150077	5/29/2015	2707094	11/22/2019	Russia

ACTIVE/113218772.5

Janpix	University of Toronto	NEW SALICYLIC ACID DERIVATIVES, PHARMACEUTICALLY ACCEPTABLE SALT THEREOF, COMPOSITION THEREOF AND METHOD OF USE THEREOF	US62/783,741	12/21/2018			USA
Janpix	University of Toronto	NEW SALICYLIC ACID DERIVATIVES, PHARMACEUTICALLY ACCEPTABLE SALT THEREOF, COMPOSITION THEREOF AND METHOD OF USE THEREOF	PCT/CA2019/051884	12/20/2019	WO 2020/124262	6/25/2020	WO
Capella	Capella Bioscience	ANTIGEN BINDING MOLECULES THAT BIND LIGHT	US62/621,346	1/24/2018			USA
Capella	Capella Bioscience	ANTIGEN BINDING MOLECULES THAT BIND LIGHT	US16/256,688	1/24/2019	US 2019-0315876	10/17/2019	USA
Capella	Capella Bioscience	ANTIGEN BINDING MOLECULES THAT BIND LIGHT	US16/480,367	7/24/2019			USA
Capella	Capella Bioscience	Antigen Binding Molecules That Bind Light	2018800195877	1/24/2018	CN110461875A	11/15/2019	China
Capella	Capella Bioscience	Antigen Binding Molecules That Bind Light	18702792.5	1/24/2018	3574014	12/4/2019	European Patent Convention
Capella	Capella Bioscience	Antigen Binding Molecules That Bind Light	1701194.1	1/24/2017			United Kingdom
Capella	Capella Bioscience	Antigen binding molecules that bind light	1820446.1	1/24/2018	2566389	3/13/2019	United Kingdom
Capella	Capella Bioscience	Antigen Binding Molecules That Bind Light	62020007782.9	1/24/2018	40017324	9/18/2020	Hong Kong

ACTIVE/113218772.5

Capella	Capella Bioscience	Antigen Binding Molecules That Bind Light	2019-560493	1/24/2018	2020-505465	2/20/2020	Japan
Capella	Capella Bioscience	Antigen Binding Molecules That Bind Light	10-2019-7024448	1/24/2018			Republic of Korea
Capella	Capella Bioscience	Antigen Binding Molecules That Bind Light	PCT/GB2018/050203	1/24/2018	WO 2018/138496	8/2/2018	Patent Cooperation Treaty
Capella	Capella Bioscience	Antigen binding molecules that bind BDCA-2	1911188.9	8/5/2019			United Kingdom
Capella	Capella Bioscience	Antigen binding molecules that bind BDCA-2	PCT/EP2020/072051	8/5/2020	WO 2021/023793	2/11/2021	Patent Cooperation Treaty
Capella	Capella Bioscience	Anti-PD-L1 antibodies	1910138.5	7/15/2019			United Kingdom
Capella	Capella Bioscience	Anti-PD-L1 antibodies	PCT/EP2020/070065	7/15/2020	WO 2021/009267	1/21/2021	Patent Cooperation Treaty
Capella	Capella Bioscience	Antigen binding molecules that bind BDCA-2	2000814	1/20/2020			United Kingdom
LockBody	LockBody Therapeutics LTD	ANTI C-MET ANTIBODIES	US16/980,015	9/11/2020	US 2021-0009694	1/14/2021	USA
LockBody	LockBody Therapeutics LTD	C-MET BINDING AGENTS	1803892.7	3/12/2018			United Kingdom
LockBody	LockBody Therapeutics LTD	C-MET BINDING AGENTS	1812487.5	7/31/2018			United Kingdom
LockBody	LockBody Therapeutics LTD	C-MET BINDING AGENTS	1816841.9	10/16/2018			United Kingdom
LockBody	LockBody Therapeutics LTD	ANTI C-MET ANTIBODIES	PCT/EP2019/056178	3/12/2019	WO 2019/175186	9/19/2019	Patent Cooperation Treaty
LockBody	LockBody Therapeutics LTD	ANTI C-MET ANTIBODIES	2019233511	3/12/2019			Australia
LockBody	LockBody Therapeutics LTD	ANTI C-MET ANTIBODIES	3092526	3/12/2019			Canada
LockBody	LockBody Therapeutics LTD	ANTI C-MET ANTIBODIES	201980017468.2	3/12/2019			China
LockBody	LockBody Therapeutics LTD	ANTI C-MET ANTIBODIES	19711070.3	3/12/2019			European Patent Office
LockBody	LockBody Therapeutics LTD	ANTI C-MET ANTIBODIES	2020-543219	3/12/2019			Japan

ACTIVE/113218772.5

LockBody	LockBody Therapeutics LTD	ACTIVATABLE PROTEIN CONSTRUCTS AND USES THEREOF	1906685.1	5/13/2019			United Kingdom
LockBody	LockBody Therapeutics LTD	ACTIVATABLE PROTEIN CONSTRUCTS AND USES THEREOF	1910254	7/17/2019			United Kingdom
LockBody	LockBody Therapeutics LTD	ACTIVATABLE PROTEIN CONSTRUCTS AND USES THEREOF	1917678.3	12/4/2019			United Kingdom
LockBody	LockBody Therapeutics LTD	ACTIVATABLE PROTEIN CONSTRUCTS AND USES THEREOF	2001196.1	1/28/2020			United Kingdom
LockBody	LockBody Therapeutics LTD	ACTIVATABLE BISPECIFIC ANTIBODIES COMPRISING A LINKER BETWEEN THE TWO BINDING DOMAINS WHICH IS A HUMAN IMMUNOGLOBULIN HINGE REGION, OR A VARIANT THEREOF, AND USES THEROF	PCT/EP2020/063362	5/13/2020	WO 2020/229553	11/19/2020	Patent Cooperation Treaty
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	1804860.3	3/27/2018			United Kingdom
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	1813693.7	8/22/2018			United Kingdom
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	PCT/EP2019/057723	3/27/2019	WO2019/185717	10/3/2019	Patent Cooperation Treaty
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	2019246401	3/27/2019			Australia
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	3093777	3/27/2019			Canada
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	201980021901.X	3/27/2019			China

ACTIVE/113218772.5

LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	19715427.1	3/27/2019			European Patent Office
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	277343	3/27/2019	n/a	10/29/2020	Israel
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	2020-552716	3/27/2019			Japan
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	10-2020-7029435	3/27/2019			Republic of Korea
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	11202008965S	3/27/2019			Singapore
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Two LTD	CD47 BINDING AGENTS	17/041,100	3/27/2019			United States of America
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	2018316742	8/17/2018			Australia
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	1120200033065	8/17/2018			Brazil
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	3072998	8/17/2018			Canada
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	201880066662.5	8/17/2018	CN111212852A		People's Republic of China
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	18759711.7	8/17/2018	3668897		European Patent Office
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	1713298.6	8/18/2017			United Kingdom
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	1802595.7	2/16/2018			United Kingdom
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	1808570.4	5/24/2018			United Kingdom

ACTIVE/113218772.5

LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	62020017802.3	8/17/2018			Hong Kong
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	272643	8/17/2018			Israel
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	2020/17009526	8/17/2018			India
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	2020-530735	8/17/2018			Japan
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	2020-7007972	8/17/2018			Republic of Korea
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	MX/A/20/00187	8/17/2018			Mexico
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	2020109544	8/17/2018			Russian Federation
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	11202001425T	8/17/2018			Singapore
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	16/543884	8/17/2018	10683350	6/16/2020	USA
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	16/877938	8/17/2018	US-2020-0277375-A1		USA
LockBody	LockBody Therapeutics LTD subsidary UltraHuman Four LTD	Binding Agents	PCT/GB2018/052347	8/17/2018	WO2019/034895		Patent Cooperation Treaty
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	US15/324,864	1/9/2017	US10,336,800	7/2/2019	USA
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	US16/415,006	5/17/2019	US 2019-0359668	11/28/2019	USA

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	AL/P/20/000098	1/1/2020	Albania
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Austria
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	2015287397	7/9/2015	2015287397	12/3/2020	Australia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Belgium
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Bulgaria
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	1120170001136	7/9/2015	1.12017E+12		Brazil
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	2954221	7/9/2015	2954221		Canada
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Switzerland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	201580036984.1	7/9/2015	ZL201580036984.1		People's Republic of China

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Cyprus
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Czech Republic
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Germany
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Denmark
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Estonia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	European Patent Office
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	07/09/15	3669886	2/24/2021	European Patent Office
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	21158441.2	2/23/2021			European Patent Office
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Spain

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Finland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	France
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	United Kingdom
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3103278	1/1/2020	Greece
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	17106250.3	7/9/2015	1232462	4/7/2020	Hong Kong
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	42020010016.2		40020167		Hong Kong
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	P20200418	1/1/2020	Croatia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Hungary
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Ireland

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	201717003498	7/9/2015	2.01717E+11		India
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Iceland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	5.0202E+14	1/1/2020	Italy
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	2017-500932	7/9/2015	6737770		Japan
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	2017-7003531	7/9/2015	2017-7003531		Republic of Korea
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Lithuania
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Luxembourg
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Latvia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Monaco

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	MK/P/2020/118	1/1/2020	Macedonia (F.Y.R.O.M)
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Malta
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	MX/A/17/000448	7/9/2015	378431		Mexico
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	MX/A/20/011333		MX/A/20/011333		Mexico
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Netherlands
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Norway
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Poland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Portugal
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Romania

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	60181	1/1/2020	Serbia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	2017102381	7/9/2015	2017102381		Russian Federation
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Sweden
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	P-201531119	1/1/2020	Slovenia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	3166628	1/1/2020	Slovakia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	SM-T-202000171	1/1/2020	San Marino
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	15739658.1	7/9/2015	TR202001022T4	1/1/2020	Turkey
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Albania
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Austria

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Belgium
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Bulgaria
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Switzerland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Cyprus
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Czech Republic
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Germany
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Denmark
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Estonia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Spain

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Finland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	France
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	United Kingdom
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Greece
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Croatia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Hungary
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Ireland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Iceland
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Italy

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Lithuania
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Luxembourg
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Latvia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Monaco
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Macedonia (F.Y.R.O.M)
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Malta
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Netherlands
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Norway
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Poland

ACTIVE/113218772.5

Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Portugal
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Romania
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Serbia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Sweden
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Slovenia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	Slovakia
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	3669886	6/24/2020	San Marino
Morphogen-IX	Cambridge Enterprise Limited (License for worldwide, exclusive rights to Morphogen-IX)	THERAPEUTIC USE OF BONE MORPHOGENETIC PROTEINS	19220066.5	7/9/2015	TR2021007538	6/24/2020	Turkey
Orexia	Orexia Therapeutics	MEDIUM- OR MACRO-CYCLIC BENZYL-SUBSTITUTED HETEROCYCLE DERIVATIVES AND RELATED USES	US63/074,220	9/3/2020			USA

ACTIVE/113218772.5

Orexia	Orexia Therapeutics	BICYCLIC-HETEROCYCLE DERIVATIVES AND RELATED USES	US63/074,216	9/3/2020			USA
Orexia	Orexia Therapeutics	2-(3-ETHYNYLBENZYL)-SUBSTITUTED HETEROCYCLE DERIVATIVES AND RELATED USES	63/170,099	4/2/2021			USA
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT OF POLYCYSTIC DISEASE	US16/620,144	12/6/2019	US 2020-0147102	5/14/2020	USA
Palladio	Cardiokine Biopharma LLC -- expired cases	TRICYCLIC DIAZEPINE VASOPRESSIN ANTAGONISTS AND OXYTOCIN ANTAGONISTS	US08/254,822	6/13/1994	US5,516,774	5/14/1996	USA
Palladio	Cardiokine Biopharma LLC -- expired cases	TRICYCLIC DIAZEPINE VASOPRESSIN ANTAGONISTS AND OXYTOCIN ANTAGONISTS	US08/468,737	6/6/1995	US5,624,923	4/29/1997	USA
Palladio	Cardiokine Biopharma LLC -- expired cases	VASOPRESSIN ANTAGONIST AND DIURETIC COMBINATION	US09/669,461	9/25/2000	US6,420,358	7/16/2002	USA
Palladio	Cardiokine Biopharma LLC -- expired cases	VASOPRESSIN ANTAGONIST AND DIURETIC COMBINATION	US10/162,451	6/4/2002	US6,656,931	12/2/2003	USA
Palladio	Cardiokine Biopharma LLC -- expired cases	VASOPRESSIN ANTAGONIST FORMULATION AND PROCESS	US09/668,883	9/25/2000	US6,352,718	3/5/2002	USA
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT OF POLYCYSTIC DISEASE	PCT/US2018/36719	6/8/2018	WO 2018/227128	12/13/2018	WO

ACTIVE/113218772.5

Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT OF POLYCYSTIC DISEASE	18814459.6	6/8/2018	EP3634395	4/15/2020	EP
Palladio	Cardiokine Biopharma LLC	COMPOSITIONS FOR DELIVERY OF INSOLUBLE AGENTS	10812546.9	24-Aug-10			EP
Palladio	Cardiokine Biopharma LLC	COMPOSITIONS FOR DELIVERY OF INSOLUBLE AGENTS	2012-526904	24-Aug-10			Japan
Palladio	Cardiokine Biopharma LLC	COMPOSITIONS FOR DELIVERY OF INSOLUBLE AGENTS	PCT/US10/46452	24-Aug-10			WO
Palladio	Cardiokine Biopharma LLC	COMPOSITIONS FOR DELIVERY OF INSOLUBLE AGENTS	13/391,440	21-Sep-12	8,877,746	4-Nov-14	USA
Palladio	Cardiokine Biopharma LLC -- expired cases	PHARMACEUTICAL CARRIER FORMULATION	09/668,970	25-Sep-00	6,437,006	20-Aug-02	USA
Palladio	Wyeth Holdings LLC -- expired cases	TRICYLIC BENZAZEPINE VASOPRESSIN ANTAGONISTS	2,128,955	27-Jul-94	2,128,955	14-Nov-06	Canada
Palladio	Wyeth Holdings LLC -- expired cases	N-ACYLATED TRICYCLIC AZAHETERORINGS USEFUL AS VASOPRESSIN ANTAGONISTS	94111040.5	15-Jul-94	EP0640592	30-Dec-98	EP
Palladio	Wyeth Holdings LLC -- expired cases	N-ACYLATED TRICYCLIC AZAHETERORINGS USEFUL AS VASOPRESSIN ANTAGONISTS	94111040.5	15-Jul-94	EP0640592	11-Feb-99	France
Palladio	Wyeth Holdings LLC -- expired cases	N-ACYLATED TRICYCLIC AZAHETERORINGS USEFUL AS VASOPRESSIN ANTAGONISTS	69415614.0	15-Jul-94	EP0640592	11-Feb-99	Germany
Palladio	Wyeth Holdings LLC -- expired cases	TRICYLIC BENZAZEPINE VASOPRESSIN ANTAGONISTS	94111040.5	15-Jul-94	EP0640592	11-Feb-99	Italy

ACTIVE/113218772.5

Palladio	Wyeth Holdings LLC -- expired cases	TRICYLIC BENZAZEPINE VASOPRESSIN ANTAGONISTS	195886/94	28-Jul-94	3630449	24-Dec-04	Japan
Palladio	Wyeth Holdings LLC -- expired cases	TRICYLIC BENZAZEPINE VASOPRESSIN ANTAGONISTS	945747	28-Jul-94	203306	27-Jul-01	Mexico
Palladio	Wyeth Holdings LLC -- expired cases	TRICYLIC BENZAZEPINE VASOPRESSIN ANTAGONISTS	94111040.5	15-Jul-94	EP0640592	11-Feb-99	Spain
Palladio	Wyeth Holdings LLC -- expired cases	TRICYLIC BENZAZEPINE VASOPRESSIN ANTAGONISTS	94111040.5	15-Jul-94	EP0640592	11-Feb-99	United Kingdom
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT POLYCYSTIC DISEASE	2018279843	8-Jun-18			Australia
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT POLYCYSTIC DISEASE	3,065,910	8-Jun-18			Canada
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT POLYCYSTIC DISEASE	2019-566936	8-Jun-18			Japan
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT POLYCYSTIC DISEASE	10-2019-7037227	8-Jun-18			Korea, Republic of
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT POLYCYSTIC DISEASE	MX/a/2019/014475	8-Jun-18			Mexico
Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT POLYCYSTIC KIDNEY DISEASE	62/517,793				USA

ACTIVE/113218772.5

Palladio	Palladio Biosciences	FORMULATIONS OF LIXIVAPTAN FOR THE TREATMENT POLYCYSTIC DISEASE	62/580,167				USA
PearlRiver	PearlRiver Bio	2,3,5-Substituted pyrrolo[2,3-b]pyridines as ErbB modulators useful for treating cancer	20158617.9	2/20/2020			EP
PearlRiver	PearlRiver Bio	2,3,5-Substituted pyrrolo[2,3-b]pyridines as ErbB modulators useful for treating cancer	20158619.5	2/20/2020			EP
PearlRiver	PearlRiver Bio	2,3,5-Substituted pyrrolo[2,3-b]pyridines as ErbB modulators useful for treating cancer	PCT / EP2021 / 054211	2/19/2021		ca. 8/20/2021	PCT
PearlRiver	PearlRiver Bio	2,3,5-Substituted pyrrolo[2,3-b]pyridines as ErbB modulators useful for treating cancer	PCT / EP2021 / 054153	2/19/2021		ca. 8/20/2021	PCT
PearlRiver	Lead Discovery Center GmbH	4-substituted pyrrolo[2,3-b]pyridine as erbb modulators useful for treating cancer	PCT/EP2019/072564	8/23/2019			PCT
Pega-One	Roche Glycart AG	GLYCOSYLATION ENGINEERING OF ANTIBODIES FOR IMPROVING ANTIBODY-DEPENDENT CELLULAR CYTOTOXICITY	US09/294,584	4/20/1999	US6,602,684	8/5/2003	USA
Pega-One	Roche Glycart AG	ANTIBODY GLYCOSYLATION VARIANTS HAVING INCREASED ANTIBODY-DEPENDENT CELLULAR CYTOTOXICITY	2004106559	8/5/2002	2321630		Russia

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIBODY GLYCOSYLATION VARIANTS HAVING INCREASED ANTIBODY-DEPENDENT CELLULAR CYTOTOXICITY	US11/199,232	8/9/2005	US8,021,856	9/20/2011	USA
Pega-One	Roche Glycart AG	ANTIBODY GLYCOSYLATION VARIANTS HAVING INCREASED ANTIBODY-DEPENDENT CELLULAR CYTOTOXICITY	US13/196,724	8/2/2011	US8,999,324	4/7/2015	USA
Pega-One	Roche Glycart AG	ANTIBODY GLYCOSYLATION VARIANTS HAVING INCREASED ANTIBODY-DEPENDENT CELLULAR CYTOTOXICITY	US60/309,516	8/3/2001			USA
Pega-One	Roche Glycart AG	ANTIBODY GLYCOSYLATION VARIANTS HAVING INCREASED ANTIBODY-DEPENDENT CELLULAR CYTOTOXICITY	PCT/US2002/24739	8/5/2002	WO 2003/011878	2/13/2003	WO
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2004205802	1/22/2004	2004205802	2/18/2010	Australia
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2010200408	2/4/2010	2010200408	10/25/2012	Australia
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2012213963	8/15/2012	2012213963	3/12/2015	Australia

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2513797	1/22/2004	2513797	5/3/2016	Canada
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	200480007564.2	1/22/2004	CN176174B		China
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	201310218123.8	1/22/2004	CN103540600B		China
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PV2005-490	1/22/2004			Czech Rep.
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	EP

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Austria
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Belgium
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Switzerland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	602004028337.10	7/28/2010	Germany
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Spain

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Finland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	France
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Great Britain
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Hungary
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Ireland

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Italy
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Netherlands
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	4704310.4	1/22/2004	1587921	7/28/2010	Sweden
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	EP
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	602004047075.90	4/22/2015	Switzerland

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	Germany
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	Spain
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	France
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	Great Britain
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	Italy

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	Netherlands
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075273.2	6/25/2010	2248892	4/22/2015	Sweden
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	EP
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	Switzerland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	6020040407238.70	5/20/2015	Germany
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	Spain

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	France
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	Great Britain
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	Italy
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	Netherlands
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075272.4	6/25/2010	2264152	5/20/2015	Sweden
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	2264151	4/20/2016	EP

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	2264151	4/20/2016	Switzerland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	602004049129.20	4/20/2016	Germany
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	2264151	4/20/2016	Spain
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	2264151	4/20/2016	France
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	2264151	4/20/2016	Great Britain
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	2264151	4/20/2016	Italy

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10075271.6	6/25/2010	2016-G-280723		Turkey
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	6109471.3	8/25/2006	1089205	6/16/2017	Hong Kong
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	169805	1/22/2004	169805		Israel
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	203402	1/22/2004	203402		Israel
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	1628/KOLNP/2005	1/22/2004	235912		India

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2006-500338	1/22/2004	5425365	12/6/2013	Japan
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2013-146287	7/12/2013	5953271	6/17/2016	Japan
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10-2005-7013639	1/22/2004	101292000	7/26/2013	Republic of Korea
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	10-2013-7008302	4/1/2013	101498588	2/26/2015	Republic of Korea
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PA/A/2005/007781	1/22/2004	279191		Mexico

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	MX/A/2010/010315	9/21/2010		Mexico
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	20053872	1/22/2004		Norway
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	541503	1/22/2004	541503	New Zealand
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	567320	4/10/2008	567320	New Zealand
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	582315	12/23/2009	582315	New Zealand

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	591970	3/29/2011	591970	New Zealand
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	603037	10/16/2012	603037	New Zealand
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PL377967	1/22/2004	PL224786	Poland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PL393644	1/22/2004	PL222220	Poland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PL393645	1/22/2004	PL222206	Poland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PL393641	1/22/2004	PL222219	Poland

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PL393646	1/22/2004	PL222222	Poland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PL393647	1/22/2004	PL222221	Poland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PL415463	1/22/2004	PL224787	Poland
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2005123986	1/22/2004	2407796	Russia
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	2010135975	8/26/2010	2623167	Russia

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	200504568-7	1/22/2004	113373		Singapore
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	200804942-1	1/22/2004	167680		Singapore
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	201300559-0	1/22/2004	201300559-0		Singapore
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	US10/761,435	1/22/2004	US8,367,374	2/5/2013	USA
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	US13/759,925	2/5/2013	US8,859,234	10/14/2014	USA

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	US60/441,307	1/22/2003			USA
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	US60/491,254	7/31/2003			USA
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	US60/495,142	8/15/2003			USA
Pega-One	Roche Glycart AG	FUSION CONSTRUCTS AND USE OF SAME TO PRODUCE ANTIBODIES WITH INCREASED FC RECEPTOR BINDING AFFINITY AND EFFECTOR FUNCTION	PCT/IB2004/000844	1/22/2004	WO 2004/065540	8/5/2004	WO
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	PI0607315-8	2/7/2006			Brazil
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2596835	2/7/2006	2596835	8/20/2019	Canada

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	200680004310.4	2/7/2006	ZL200680004310.4		China
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	EP
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Greece
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Italy
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Austria
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Belgium
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Bulgaria

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Switzerland
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Czech Republic
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Germany
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Finland
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	France
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	United Kingdom
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Ireland

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Lithuania
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Netherlands
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Portugal
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Romania
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Sweden
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Slovakia
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Croatia

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Serbia
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Slovenia
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Turkey
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Spain
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	6710336.6	2/7/2006	1871805	9/25/2019	Denmark
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	19198853.4	9/23/2019	3660049A1	6/3/2020	EP

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	8105244.5	5/13/2008	1110873	5/13/2016	Hong Kong
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	184498	2/7/2006	184498		Israel
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	IN2007CN03878	2/7/2005	IN259199		India
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2007-553735	2/7/2006	5336089	8/9/2013	Japan
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2013-038450	2/28/2013	5763695	6/19/2015	Japan
Pega-One		ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	PT20060710336T	2/7/2005	PT1871805		Portugal
Pega-One		ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	UA20070010028	2/7/2005	UA95068		Ukraine

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2007-7020499	2/7/2006	10-1467566	11/25/2014	Korea
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2014-7002356	1/27/2014	10-1569300	11/9/2015	Korea
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	MX/A/2007/008619	2/7/2006	312487		Mexico
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2007133439	2/7/2006	2488597		Russia
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2013119417	4/26/2013	2610688		Russia
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US11/348,526	2/7/2007	US7,722,867	5/25/2010	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US11/889,981	8/17/2007	US7,846,432	12/7/2010	USA

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US12/938,180	11/2/2010	US8,097,436	1/17/2012	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US13/315,989	12/9/2011	US8,614,065	12/24/2013	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US14/084,303	11/19/2013	US9,309,317	4/12/2016	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US15/050,821	2/23/2016	US9,957,326	5/1/2018	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US15/965,143	4/27/2018	US 2019-0106497	4/11/2019	USA
Pega-One	Roche Glycart AG	CHIMERIC EGFR ANTIBODY, VECTORS ENCODING SAME, AND USES THEREOF	US60/650,115	2/7/2005			USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	PCT/IB2006/000238	2/7/2006	WO 2006/082515	8/10/2006	WO

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	PI0716639-7	8/9/2007			Brazil
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2660584	8/9/2007	2660584	11/28/2017	Canada
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	200780037124.5	8/9/2007	ZL200780037124.5		China
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	2057192	5/29/2013	EP
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	2057192	5/29/2013	Switzerland
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	602007030786.40	5/29/2013	Germany
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	ES2424388	5/29/2013	Spain

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	2057192	5/29/2013	France
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	2057192	5/29/2013	Great Britain
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	2057192	5/29/2013	Italy
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	7825698.9	8/9/2007	2013-G-273394	5/29/2013	Turkey
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	2444422	4/20/2016	EP
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	2444422	4/20/2016	Switzerland
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	602007045985	4/20/2016	Germany
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	ES2576137	4/20/2016	Spain

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	2444422	4/20/2016	France
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	2444422	4/20/2016	Great Britain
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	2444422	4/20/2016	Italy
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	11193812.2	12/15/2011	2016-G-274517	4/20/2016	Turkey
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	9110543.2	11/12/2009	1131163	9/27/2013	Hong Kong
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2009-523372	8/9/2007	5421105	11/29/2013	Japan

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	10-2009-7004840	8/9/2007	10-1452530	10/13/2014	Korea
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	MX/A/2009/001382	8/9/2007	296943		Mexico
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	2009107895	8/9/2007	2457219		Russia
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US11/889,215	8/9/2007	US7,662,377	2/16/2010	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US11/892,010	8/17/2007	US7,727,741	6/1/2010	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US12/724,386	9/15/2010	US8,088,380	1/3/2012	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US13/308,334	11/30/2011	US8,273,328	9/25/2012	USA

ACTIVE/113218772.5

Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US13/588,269	8/17/2012	US9,074,008	7/7/2015	USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	US60/836,371	8/9/2006			USA
Pega-One	Roche Glycart AG	ANTIGEN BINDING MOLECULES THAT BIND EGFR, VECTORS ENCODING SAME, AND USES THEREOF	PCT/IB2007/003542	8/9/2007	WO 2008/017963	2/14/2008	WO
Z Factor	Z Factor Ltd	Compound and its Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874)	1820450.3				United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	PCT/GB2019/053552	12/13/2019	WO2020/120992	6/18/2020	Patent Cooperation Treaty
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	1820451.1				United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 Family)	1820452.9				United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 Family)	1820455.2				United Kingdom

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 Family)	1918410	12/13/2019			United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 Family)	PCT/GB2020/053187	12/11/2020	WO2021/116703	6/17/2021	Patent Cooperation Treaty
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF1005 Family)	1918404.3	12/13/2019			United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF1005 Family)	PCT/GB2020/053191	12/11/2020	WO2021/116706	6/17/2021	Patent Cooperation Treaty
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF942 Family)	1918413.4	12/13/2019			United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF942 Family)	PCT/GB2020/053192	12/11/2020	WO2021/116707	6/17/2021	Patent Cooperation Treaty
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF994 Family)	1918414.2	12/13/2019			United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF994 Family)	PCT/GB2020/053194	12/11/2020	WO2021/116709	6/17/2021	Patent Cooperation Treaty

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF935 Family)	1918416.7	12/13/2019			United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF935 Family)	PCT/GB2020/053196	12/11/2020	WO2021/116710	6/17/2021	Patent Cooperation Treaty
Z Factor	Z Factor Ltd	Process	2009069.2	6/15/2020			United Kingdom
Z Factor	Z Factor Ltd	Process	PCT/GB2021/051488				Patent Cooperation Treaty
Z Factor	Z Factor Ltd	Compounds	2009073.4	6/15/2020			United Kingdom
Z Factor	Z Factor Ltd	Compounds	2009070	6/15/2020			United Kingdom
Z Factor	Z Factor Ltd	Compounds	2009068.4	6/15/2020			United Kingdom
Z Factor	Z Factor Ltd	Compounds	2009065	6/15/2020			United Kingdom
Z Factor	Z Factor Ltd	Compound	2009074.2	6/15/2020			United Kingdom
Z Factor	Z Factor Ltd	Compound	PCT/GB2021/051496				Patent Cooperation Treaty
Z Factor	Z Factor Ltd	Compounds	2108497.5				United Kingdom
Z Factor	Z Factor Ltd	Compounds	2108498.3				United Kingdom
Z Factor	Z Factor Ltd	Compounds	2108499.1				United Kingdom
Z Factor	Z Factor Ltd	Compounds	2108501.4				United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 dosage)	2108523.8				United Kingdom

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 analogues 1 (acids/saturated ring))	2108542.8		United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 analogues 2 (amines/saturated ring))	2108543.6		United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF887 analogues 1 (acids+ amines/modified rings))	2108544.4		United Kingdom
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	17/345928	6/11/2021	US
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency	63/211319	6/16/2021	US
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	WO2020/120992	6/11/2021	African Regional IP Organization
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	2019398520.00	6/11/2021	Australia

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	1120210114777.00	6/11/2021	Brazil
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	3122658.00	6/11/2021	Canada
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	202101522.00	6/11/2021	Chile
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	20198008707.20	6/11/2021	China
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	NC2021/0009083	6/11/2021	Columbia
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	2021-0376	6/11/2021	Costa Rica
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	20219239.00	6/11/2021	Eurasian Patent

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	SENADI-2021-51825	6/11/2021	Ecuador
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	857-2021	6/11/2021	Egypt
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	19835312.00	6/11/2021	European Patent Office
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	A2021-000107	6/11/2021	Guatemala
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	WO2020/120992	6/11/2021	Hong Kong
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	HN/P/2021/001518	6/11/2021	Honduras
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	PID202105194	6/11/2021	Indonesia

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	283938.00	6/11/2021	Israel
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	2021/17025673	6/11/2021	India
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	140050140003002	6/11/2021	Iran
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	WO2020/120992	6/11/2021	Japan
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	2021-7021705	6/11/2021	Korea, Republic of
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	MX/A/21/006884	6/11/2021	Mexico
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	WO2020/120992	6/11/2021	Nigeria

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	2021-000047	6/11/2021	Nicaragua
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	776915.00	6/11/2021	New Zealand
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	93529-01	6/11/2021	Panama
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	872-2021	6/11/2021	Peru
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	1-2021-551302	6/11/2021	Philippines
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	521422252.00	6/11/2021	Saudi Arabia
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	11202105878.00	6/11/2021	Singapore

ACTIVE/113218772.5

Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	2021006268.00	6/11/2021	El Salvador
Z Factor	Z Factor Ltd	Compounds and their Use for the Treatment of Alpha1-Antitrypsin Deficiency (ZF874 Family)	2101003403.00	6/11/2021	Thailand

ACTIVE/113218772.5

SCHEDULE 13.1

Disqualified Lender List

1.Ableco Finance LLC
2.Appaloosa Management L.P.
3.Aurora Capital Group
4.Baupost Group
5.BlackDiamond Capital Management, L.L.C
6.Cerberus Capital Management
7.Elliott Management Corporation
8.Fir Tree Capital Management
9.Golden Gate Capital
10.GoldenTree Asset Management
11.Highland Capital Management, L.P.
12.Man GLG
13.Oaktree Capital Management (OCM)
14.Silver Point Capital
15.Wayzata Investment Partnership LLC

ACTIVE/113218772.5

Exhibit A-1

Description of Collateral
The Collateral consists of all of each Obligor’s right, title and interest in and to the following personal property:
(a)    all of each Obligor’s Goods, Accounts (including healthcare receivables, including Health-Care-Insurance Receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property), Commercial Tort Claims, Documents, Instruments (including any Promissory Notes), Chattel Paper (whether tangible or electronic), cash, Deposit Accounts and other Collateral Accounts, all certificates of deposit, Fixtures, Letters of Credit Rights (whether or not the Letter of Credit is evidenced by a writing), Shares, securities and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located; and
(b)    all of each Obligor’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, Proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include (i) any Excluded Account, (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein would result in the abandonment, invalidation, unlawfulness or unenforceability of any right or interest of any Obligor therein or is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided that the foregoing exclusions of this clause (ii) shall in no way be construed to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, to apply to the extent that any consent or waiver has been obtained that would permit Purchaser Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement, or to apply to any Proceeds or receivables thereof); and (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

ACTIVE/113218772.5

Exhibit A-2

Agreed Security Principles
1.    CONSIDERATIONS
1.1    The guarantees and security required to be provided under this Agreement will be given in accordance with the security principles set out in this Exhibit A-2 (the Agreed Security Principles). These Agreed Security Principles shall apply only to (a) any security or guarantee to be provided by any Obligor which is not a U.S. Person and (b) any security documents subject to a governing law other that of the United States, any state or commonwealth thereof, or the District of Columbia.
1.2    In determining what security will be provided in support of the Obligations the following matters will be taken into account. Security shall not be created or perfected to the extent that it would:
(a)    result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations (or analogous restrictions) of any applicable jurisdiction; or
(b)    result in a significant risk to the officers of the relevant grantor of security of contravention of their fiduciary duties and/or of civil or criminal liability;
In addition, in requesting security, Purchaser Agent will consider whether the creation or perfection would result in costs that, in the opinion of Purchaser Agent (acting reasonably), are disproportionate to the benefit obtained by the beneficiaries of that security.
1.3    For the avoidance of doubt, in these Agreed Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any security, stamp duties, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of security or any of its direct or indirect owners, subsidiaries or Affiliates.
2.    OBLIGATIONS TO BE SECURED
2.1    Subject to Clause 1 (Considerations) above and to paragraph 2.2 below, the obligations to be secured are the Secured Obligations (as defined below). The security is to be granted in favor of Purchaser Agent on behalf of each Secured Party from time to time or, in respect of any Swedish Security, in favor of the Secured Parties from time to time as represented by Purchaser Agent.
For ease of reference, the following definitions should, to the extent legally possible, be incorporated into each Security Document:
“Secured Obligations” means all the Obligations and all other present and future liabilities and obligations at any time due, owing or incurred by any Obligor to any Secured Party under or in connection with the Note Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity, and includes any obligation arising out of unjust enrichment (ungerechtfertigte Bereicherung) or tort (unerlaubte Handlung). This applies notwithstanding any increase of any of the Notes, any extension (Verlängerung) of the

ACTIVE/113218772.5

Maturity Date or the End of Term or any change of the Final Payment Amount, the Revenue Participation Amount, the Milestone Amount or the interest rate charged by the Purchasers.
2.2    The secured obligations will be limited:
(a)    to the extent creating security for the relevant obligations would be in any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalization rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and
(b)    to the extent creating security for the relevant Secured Obligations results in the officers of the applicable Obligor that is granting the security interest being in contravention of their fiduciary duties and/or civil or criminal or personal liability; and
3.    GENERAL
3.1    Where appropriate, defined terms in the Foreign Collateral Documents should mirror those in this Agreement.
3.2    The parties to this Agreement agree to negotiate the form of each Foreign Collateral Document in good faith and will ensure that all documentation required to be entered into as a condition precedent to first drawdown under this Agreement (or immediately thereafter) is in a finally agreed form as soon as reasonably practicable after the date of this Agreement. The form of guarantee is set out in Article XII of this Agreement and, with respect to any future Guarantor, is subject to any limitations set out in the relevant Guarantee Assumption Agreement.
3.3    The security interests and other collateral shall, to the extent possible under local law, only be enforceable following the Agent exercising any of its rights or serving any notices under Article IX (an “Enforcement Event”), save that steps which are preparatory to the exercise of a right or remedy in connection with an Enforcement Event may be taken while an Event of Default is continuing.
3.4    Collateral governed by the laws of the Federal Republic of Germany will (to the extent possible) be given in favor of the Purchasers and Purchaser Agent individually. Parallel debt provisions will be included in an individual document (the German Parallel Debt Agreement) in order to support any Collateral created under the German Collateral Documents but not as the sole method of creating a secured obligation or Collateral.
4.    UNDERTAKINGS/REPRESENTATIONS AND WARRANTIES
4.1    Any representations, warranties or undertakings which are required to be included in any Foreign Collateral Document shall reflect (to the extent to which the subject matter of such representation, warranty and undertaking is the same as the corresponding representation, warranty and undertaking in this Agreement) the commercial deal set out in this Agreement (save to the extent that Secured Parties’ local counsel deem it necessary to include any further provisions (or deviate from those contained in this Agreement) in order to protect, perfect or preserve the security granted to the Secured Parties).
5.    GOVERNING LAW
5.1    Unless granted under a global security document governed by the law of the jurisdiction of an Obligor or under New York law, all security (other than as set out in paragraph 5.2

ACTIVE/113218772.5

below) shall be governed by the law of the jurisdiction of incorporation of that Obligor or the laws of the jurisdiction where that asset is located.
5.2    Other than as security granted pursuant to the Security Agreement, security over shares shall be governed by the laws of the country in which the entity whose Shares are being secured is incorporated and not by the laws of the country in which the Obligor granting the security is incorporated.
6.    SPECIFIC SECURITY DOCUMENTS
6.1    Bank accounts
(a)    An Obligor shall grant security over all of its bank accounts in existence at the date of this Agreement but shall be free to deal with those accounts in the course of its business until an Event of Default has occurred which is continuing, save in respect of cash collateral and mandatory prepayment holding accounts.
(b)    If required by local law to perfect the security or otherwise customary in the relevant jurisdiction, notice of the security will be served on the account bank within five business days of the security being granted and the Obligor shall use its reasonable endeavors to obtain the account bank’s acknowledgement of that notice.
(c)    Any security over bank accounts shall be subject to any prior security interests in favor of the account bank which are created either by law or in the standard terms and conditions of the account bank provided that such prior security interests must only secure fees and costs of such account bank. The notice of security must request these are waived by the account bank but the Obligor shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.
(d)    If required under local law security over bank accounts will be registered.
6.2    Insurance policies
(a)    All insurance policies shall be charged in favor of the Secured Parties except for third party liability insurance (unless the respective insurance policy is governed by the laws of the Federal republic of Germany) and (y) insurance in favor of employees (to the extent permissible by applicable law).
(b)    Notice of the security will be served on the insurance provider within five business days of the security being granted and the Obligor shall use its reasonable endeavors to obtain the insurance provider’s agreement in principle to acknowledge that notice and, subsequently, an acknowledgement of that notice.
6.3    Intellectual Property
If required under local law to perfect the security as well as if an Event of Default has occurred, at the Obligor’s expenses, security over Intellectual Property will be registered in respect of registered Intellectual Property in the United States, United Kingdom, Germany, France, such other jurisdictions within the European Union as Purchaser Agent shall determine in its sole discretion, and each jurisdiction in which an Obligor or Platform Company is organized, however, in respect of community trademarks and community designs (including, in each case, corresponding applications) a registration may be effected at any time after the signing of the relevant German Collateral Documents.

ACTIVE/113218772.5

6.4    Trade receivables
(a)    Unless necessary to ensure the creation of a valid and/or perfected security interest, if an Obligor grants security over its trade receivables, subject to clause (b) below it shall be free to deal with, those receivables in the course of its business until an Event of Default has occurred which is continuing and Purchaser Agent notifies the Obligors that its consent is required for any further dealing.
(b)    No notice of security may be served until an Event of Default has occurred which is continuing or to preserve the Purchaser Agent’s or the Purchasers’ legitimate interests.
(c)    If required under local law Security over trade receivables will be registered.
6.5    Intercompany receivables
(a)    If an Obligor grants security over its intercompany receivables (including receivables resulting from shareholder loans) it shall be free to deal with, those receivables in the course of its business until an Event of Default has occurred which is continuing.
(b)    Notice of the security will be served on the relevant Subsidiary in the respective German Collateral Documents to which the respective Subsidiary has to become a party in order to acknowledge this notice.
6.6    Acquisition, Sales and other receivables
(a)    If an Obligor grants security over its acquisition, sales and other receivables it shall be free to deal with, those receivables in the course of its business until an Event of Default has occurred which is continuing.
(b)    Notice of the security will be served upon the occurrence of an Event of Default and request by the Purchaser Agent
6.7    Shares
(a)    Each Obligor shall grant a charge or pledge over all Shares owned by it.
(b)    Notification of pledges governed by the laws of the Federal Republic of Germany over Shares and, in each case, any receivables pertaining thereto will be given to the companies and partnerships the shares or interest in which are pledged in the respective German Collateral Documents to which the respective company has to become a party in order to acknowledge this notice.
(c)    Until an Event of Default has occurred which is continuing, the Obligor executing a share charge will be permitted to retain and to exercise voting rights to any shares charged by it in a manner which does not adversely affect the validity, perfection, or enforceability of the security or cause an Event of Default to occur and the company whose shares have been charged will be permitted to pay dividends to the Obligor in those circumstances.
(d)    Where customary or required by law, at the time of execution of the share charge, the share certificate and (if applicable) a stock transfer form duly endorsed and executed (if applicable) in blank will be provided to Purchaser Agent and where required by law the share certificate

ACTIVE/113218772.5

or shareholders register will be endorsed or written up and the endorsed share certificate and/or a copy of the written up register provided to Purchaser Agent.
(e)    Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the security granted over them.
6.8    Real estate
(a)    Subject to paragraph 6.6(b) below, an Obligor will use commercially reasonable efforts to obtain any landlord’s consent required to grant security over its real estate. The amount secured by each security over real estate may be restricted to an agreed level in accordance with reasonable local market practice.
(b)    An Obligor shall not be required to grant security over its real estate comprising leasehold property where the lease is for a term of less than 7 years from the relevant term commencement date.

ACTIVE/113218772.5

Exhibit A-3

English Collateral Documents
1. English law Security Agreement among Purchaser Agent, as Security Agent, and Centessa Pharmaceuticals plc, Centessa Limited, Zfactor Limited, Orexia Therapeutics Limited, Apcintex Limited, Morphogen-IX Limited, Capella Bioscience Ltd, Janpix Limited, Lockbody Therapeutics Ltd, Inexia Limited, Ultrahuman Two Limited and Ultrahuman Four Limited, as Chargors.

ACTIVE/113218772.5

EXHIBIT A-4

French Collateral Documents
1. French law pledge of the financial securities account (nantissement de compte de titres financiers) of the French Subsidiary entered into between (i) Issuer as pledgor, (ii) the French Subsidiary as financial securities account holder and (iii) the Purchaser Agent as security agent.

ACTIVE/113218772.5

EXHIBIT A-5

German Collateral Documents
1. Security assignment of receivables (global assignment, including sale of goods; providing services; shareholder loans; insurance claims; all other claims), between, inter alios, Issuer and PearlRiver Bio GmbH as assignors and the Purchaser Agent as assignee.

2. Account pledge agreement, between, inter alios, PearlRiver Bio GmbH as pledgor and the Purchaser and the Purchaser Agent as pledgees.

3. IP pledge agreement, between, inter alios, PearlRiver Bio GmbH as pledgor and the Purchaser as well as the Purchaser Agent as pledgees.

4. Security transfer agreement of moveable assets, between, inter alios, PearlRiver Bio GmbH as transferor and the Purchaser Agent as transferee.

5. Share pledge agreement over shares in PearlRiver Bio GmbH, between, inter alios, Issuer as pledgor, the Purchaser and the Purchaser Agent as pledgees, and, as the case may be, PearlRiver Bio GmbH as company.

ACTIVE/113218772.5

Exhibit B

Form of Purchase Notice
[see attached]

ACTIVE/113218772.5

PURCHASE NOTICE

[__], 202[_]
The undersigned, being the duly elected and acting                  of Centessa Pharmaceuticals plc, a public limited company organized under the laws of England and Wales (“Issuer”), does hereby certify to Cocoon SA LLC, a Delaware limited liability company, as agent for the Purchasers (the “Purchaser Agent”) in connection with that certain Note Purchase Agreement dated as of October 1, 2021, by and among Issuer, the other Obligors party thereto Purchaser Agent and the Purchasers from time to time party thereto (the “Purchase Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Purchase Agreement) that:
1.    The representations and warranties made by Issuer in Article V of the Purchase Agreement and in the other Note Documents are true and correct in all material respects as of the date hereof; provided that such materiality qualifier are not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date are true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the purchase of Notes hereunder.
2.    Issuer has provided all financial statements, reports or notices required under the Note Documents prior to the Purchase Date, including, without limitation, those required under Section 6.2.
3.    No Default or Event of Default has occurred and is continuing.
4.    Issuer is in compliance with the covenants and requirements contained in Articles III, V, VI and VII of the Purchase Agreement.
5.    All conditions referred to in Article III of the Purchase Agreement to the purchase of Notes to be made on or about the date hereof have been satisfied or waived by Purchaser Agent.
6.    No Material Adverse Change has occurred.
7.    The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

ACTIVE/113218772.5

7.    The proceeds of the Notes issued on the [First][Second][Third][Fourth] Purchase Date shall be disbursed as follows:

From Purchasers:
Purchase Amount	$[__]
Plus:
[__]	$[__]

Less:

[Interim Interest	($_________)]
Purchasers’ Fees and Expenses	($_________)[1]

TOTAL NET PROCEEDS FROM PURCHASERS	$_______________

8.    [The aggregate net proceeds of the Notes shall be transferred to the Designated Deposit Account as follows:][Issuer requests pursuant to Section 3.9 of the Purchase Agreement that the net proceeds of the Notes be transferred to the Deposit Account of Issuer set forth as follows:]
[Issuer Wire Instructions]

[Balance of Page Intentionally Left Blank]

* Legal fees and costs are through the Effective Date. Postclosing legal fees and costs, payable after the Effective Date, to be invoiced and paid postclosing.

ACTIVE/113218772.5

Dated as of the date first set forth above.

ISSUER:

CENTESSA PHARMACEUTICALS PLC

By:
Name:
Title:

PURCHASER AGENT:

COCOON SA LLC

By:
Name:
Title:

[Signature Page to Purchase Notice]

ACTIVE/113218772.5

Exhibit C

Compliance Certificate

TO:	Cocoon SA LLC, as Purchaser Agent
FROM:	CENTESSA PHARMACEUTICALS PLC
The undersigned authorized officer (“Officer”) of CENTESSA PHARMACEUTICALS PLC (“Issuer”), hereby certifies that in accordance with the terms and conditions of the Note Purchase Agreement, dated as of October 1, 2021, by and among Issuer, Purchaser Agent, and the Purchasers from time to time party thereto (the “Purchase Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Purchase Agreement),
(a)    Issuer is in complete compliance for the period ending _______________ with all required covenants except as noted below;
(b)    There are no Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Issuer stated in the Note Documents are true and correct in all material respects on this date and for the period described in (a), above; provided that, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Issuer, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to yearend audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

ACTIVE/113218772.5

	Reporting Covenant	Requirement	Actual	Complies
1)	Quarterly financial statements	Quarterly within 45 days		Yes	No	N/A
2)	Annual (audited) financial statements	Within 90 days after FYE or within 5 days of filing with SEC		Yes	No	N/A
3)	Clinical Updates	Quarterly within 45 days		Yes	No	N/A
4)	Regulatory Updates	Quarterly within 45 days		Yes	No	N/A
5)	Commercial Updates	Quarterly within 45 days		Yes	No	N/A
6)	Intellectual Property Updates	Quarterly within 45 days		Yes	No	N/A
7)	Updates to Perfection Certificate	Quarterly within 45 days		Yes	No	N/A
8)	Cash flow projections	Quarterly within 45 days		Yes	No	N/A
9)	“DashBoard” report	Quarterly within 45 days		Yes	No	N/A
10)	Annual Projections (quarter-by-quarter format)	Annually (within 30 days of FYE), and when revised (within 5 Business Days)		Yes	No	N/A
11)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A
12)	Board kit	Within 5 Business Days of each meeting		Yes	No	N/A
13)	Audit committee materials	Promptly while any material weakness identified prior to the Effective Date is outstanding		Yes	No	N/A
14)	Revenue Report	Quarterly within 45 days after quarter end or 90 days after FYE		Yes	No	N/A
15)	Regulatory Notice/Report	When required		Yes	No	N/A

Other Matters

ACTIVE/113218772.5

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Purchase Agreement?	Yes	No

3)	Have there been any new or pending actions, audits, suits, investigations or proceedings initiated or threatened in writing against Issuer or other Obligors that involve more than One Million Dollars ($1,000,000)?	Yes	No

4)	Have there been any amendments of or other changes to the Operating Documents of Issuer or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

5)	Have there been any terminations of Material Agreements, material notices under any Material Agreements, entries into new Material Agreements or material amendments to Material Agreements?	Yes	No

6)	Have there been any significant development with respect to any prior (i) Clinical Update, (ii) the Regulatory Update, (iii) Commercial Update, or (iv) Intellectual Property Update?	Yes	No

ACTIVE/113218772.5

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

CENTESSA PHARMACEUTICALS PLC

By
Name:
Title:

Date:

PURCHASER AGENT USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

ACTIVE/113218772.5

Exhibit D

Form of Note
[see attached]

ACTIVE/113218772.5

[THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO ISSUER AT THE FOLLOWING ADDRESS: [__], ATTENTION: [__], FAX NUMBER: [__].]
NOTE
$[__]    Dated: [__], 202[]
FOR VALUE RECEIVED, CENTESSA PHARMACEUTICALS PLC, a public limited company organized under the laws of England and Wales (“Issuer”), hereby promises to pay to Three Peaks Capital Solutions Aggregator Fund (the “Purchaser”), at its offices located at c/o Oberland Capital Management LLC, 1700 Broadway, 37th Floor, New York, NY 10019 (or at such other place or places as the Purchaser may designate), at the times and in the manner provided in the Note Purchase Agreement, dated as of October 1, 2021 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), among Issuer, the other Obligors from time to time parties thereto, the Purchasers from time to time parties thereto, and Cocoon SA LLC, a Delaware limited liability company, as Purchaser Agent and a Purchaser, the principal sum of [__] ($[__]), under the terms and conditions of this senior secured note (this “Note”) and the Note Purchase Agreement. If not sooner paid, the entire principal amount under this Note shall be due and payable on September 30, 2027 as set forth in the Note Purchase Agreement. The defined terms in the Note Purchase Agreement are used herein with the same meaning. Issuer also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time and any applicable Revenue Participation Payments and Milestone Payments as provided in the Note Purchase Agreement.
This Note is one of the Notes referred to in the Note Purchase Agreement and is issued to evidence the purchase thereof by the Purchaser pursuant to the Note Purchase Agreement. All of the terms, conditions and covenants of the Note Purchase Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Note Purchase Agreement and the other Note Documents. Reference is made to the Note Purchase Agreement for provisions relating to the interest rate, maturity, payment, prepayment, redemption and acceleration of this Note.
In the event of an acceleration of the maturity of this Note pursuant to the Note Purchase Agreement, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Issuer. In the event this Note is not paid when due at any stated or accelerated maturity, Issuer agrees to pay, in addition to the principal and interest, all costs of collection, including documented out-of-pocket attorneys’ fees and expenses.
This Note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the law of the State of New York. Issuer hereby submits to the nonexclusive jurisdiction and venue of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, although the Purchaser shall not be limited to bringing an action in such courts.
The ownership of an interest in this Note shall be registered on a record of ownership maintained by Purchaser or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such

ACTIVE/113218772.5

record of ownership and the transferee is identified as the owner of an interest in the obligation. Issuer shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Issuer has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ISSUER:

CENTESSA PHARMACEUTICALS PLC

By
Name:
Title:

ACTIVE/113218772.5

Exhibit E

Form of Guarantee Assumption Agreement
[see attached]

ACTIVE/113218772.5

FORM OF GUARANTEE ASSUMPTION AGREEMENT
GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] (this “Agreement”) by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), in favor of Cocoon SA LLC, a Delaware limited liability company, as Purchaser Agent for the benefit of the Secured Parties under that certain Note Purchase Agreement, dated as of October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among CENTESSA PHARMACEUTICALS PLC, a public limited company organized under the laws of England and Wales (“Issuer”), the other Obligors from time to time parties thereto, Purchaser Agent, and the Purchasers from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.
Pursuant to Section 6.12 of the Note Purchase Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Guarantor” for all purposes of the Note Purchase Agreement[, and a “Grantor” for all purposes of the [applicable Foreign Collateral Document(s)]]2. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, (i) jointly and severally with the other Guarantors, guarantees to Purchaser Agent and the Purchasers and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 12.1 of the Note Purchase Agreement) in the same manner and to the same extent as is provided in Article XII of the Note Purchase Agreement and (ii) grants a security interest in the Collateral owned by such Additional Subsidiary Guarantor pursuant to, and on the terms and conditions set forth in, the Note Purchase Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Article V of the Note Purchase Agreement (other than Sections 5.4 and 5.9)[, and in Section [●] of the applicable Foreign Collateral Document(s)]3, with respect to itself and its obligations under this Agreement and the other Note Documents, as if each reference in such Sections to the Note Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.
The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.12 of the Note Purchase Agreement to Purchaser Agent.
IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By _______________________________________
Name:
Title:

2 Include the applicable Foreign Collateral Document(s) for non-US guarantors.
3 Include the section reference(s) to applicable reps and warranties in Foreign Collateral Document(s) for non-US guarantors.

ACTIVE/113218772.5

Exhibit F

Customary Subordination Terms
Capitalized terms used but not defined in this Exhibit F shall have the meaning provided in the Agreement.4
The payment in cash of the principal of and accrued and unpaid interest, if any, on, [the redemption price or]5 [fundamental change repurchase price]6 of, or any cash portion of the conversion obligation [(if the Company has elected cash settlement or combination settlement)] (excluding cash payable in lieu of delivering fractional shares of common stock) due upon conversion of, the notes is subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all then-existing senior indebtedness.
If Issuer dissolves, winds-up, liquidates or reorganizes, or if Issuer is the subject of any bankruptcy, insolvency or similar proceeding, Issuer will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness before Issuer pays the holders of the notes.
If the notes are accelerated because of an event of default under the indenture or subject to repurchase by Issuer at the option of the holders following a [fundamental change]7, Issuer must pay the holders of senior indebtedness in full all amounts due and owing thereunder before Issuer pays holders of the notes.
Issuer may not make any payment on or distribution to the trustee or any holder in respect of its obligations under the notes or repurchase[, redeem] or otherwise acquire the notes if:
•a default in the payment of any senior indebtedness occurs and is continuing beyond any applicable period of grace; or
•any other default (a “nonpayment default”) of designated senior indebtedness occurs and is continuing that permits any holder of designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default (a “payment blockage notice”) from Issuer or any other person permitted to give such notice under the indenture.
Issuer may resume payments on, repurchase[, redeem] or otherwise acquire, the notes:
•in case of a payment default of senior indebtedness, upon the date on which such default is cured or waived or ceases to exist; and
•in case of a nonpayment default of designated senior indebtedness, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist or 179 days after the date on which the payment blockage notice is received by the trustee unless the maturity of any
4 If the Permitted Convertible Notes are issued by a Subsidiary, the terms will be revised accordingly to apply same subordination terms to such Subsidiary (and any guarantee by Issuer).
5 To be included if the convertible notes include a redemption feature.
6 To be conformed to the applicable definition relating to change of control, fundamental change or similar provision.
7 To be conformed to the applicable definition relating to change of control, fundamental change or similar provision.

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designated senior indebtedness has been accelerated and all scheduled payments on the notes that have come due have been paid in full in cash.
No new period of payment blockage may be commenced for a default unless at least 365 days have elapsed since the trustee’s receipt of the prior payment blockage notice.
No nonpayment default that existed or was continuing on the date of the receipt by the trustee of any payment blockage notice shall be the basis for a subsequent payment blockage notice.
If either the trustee or any holder of notes receives any payment of any obligations with respect to the notes when:
•the payment is prohibited by these subordination provisions; and
•the trustee or the holder of notes has actual knowledge that the payment is prohibited, the trustee or the holder of notes, as the case may be, will hold the payment in trust for the benefit of the holders of senior indebtedness. Upon the proper written request of the holders of senior indebtedness, the trustee or the holder of notes, as the case may be, will deliver the amounts held in trust to the holders of senior indebtedness or their proper representative.
Any claims of the trustee for compensation or indemnification shall not be subordinate to Issuer’s senior indebtedness and shall be senior to claims of holders of notes in respect of all funds collected or held by the trustee.
The trustee will not be deemed to owe any fiduciary duty to the holders of senior indebtedness and shall not be liable to any such holders of senior indebtedness if the trustee in good faith mistakenly pays over or distributes to holders or to Issuer or to any other person, cash, property or securities to which any holders of senior indebtedness are entitled by virtue of these subordination terms or otherwise. The trustee in its individual capacity will be entitled to all of the rights set forth in the indenture with respect to any senior indebtedness which may at any time be held by the trustee, to the same extent as any other holder of senior indebtedness.
Notwithstanding anything to the contrary above, the issuance and delivery of Issuer’s common stock (and cash in lieu of fractional shares of common stock) upon conversion of any note in accordance with the indenture and the notes or otherwise in exchange for any note will be deemed not to constitute a payment on or distribution in respect of Issuer’s obligations under any note or any repurchase, redemption or other acquisition of any note.
The following terms will be defined as follows in the indenture:
“Designated senior indebtedness” means (i) Issuer’s obligations under any particular senior indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which Issuer is a party) that has an aggregate principal amount outstanding of at least $[10.0]8 million (as of the date of determination) and expressly provides that such indebtedness is “designated senior indebtedness” for purposes of the indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness), and (ii) Issuer’s obligations under the Note Purchase Agreement and the notes issued thereunder (regardless of whether the aggregate principal amount of outstanding obligations thereunder is at least $10.0 million).
8 A higher threshold will not affect the analysis of whether or not the subordination terms are “usual and customary.”
    3

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“Exchange rate contract” means, with respect to any person, any currency swap agreement, forward exchange rate agreement, foreign currency future or option, exchange rate collar agreement, exchange rate insurance or other agreement or arrangement, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An exchange rate contract may also include an interest rate agreement (as defined below).
“Interest rate agreement” means, with respect to any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.
“Indebtedness” means, without duplication:
(a)all of Issuer’s indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof), other than any trade accounts payable or other accrued current expense incurred in the ordinary course of business in connection with the obtaining of materials or services;
(b)all of Issuer’s indebtedness, obligations and other liabilities (contingent or otherwise) under the Note Purchase Agreement and the notes issued thereunder;
(c)all of Issuer’s reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;
(d)all of Issuer’s obligations (contingent or otherwise) with respect to an interest rate agreement, exchange rate contract, treasury services agreement, cash management agreement or similar agreements or arrangements;
(e)all of Issuer’s direct or indirect guarantees, agreements to be jointly liable or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (4) above;
(f)any indebtedness or other obligations described in clauses (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by Issuer, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by Issuer; and
(g)any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f) above.
Notwithstanding the foregoing, the amount of indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, plus (without duplication) the maximum liability of such person for any such contingent obligations at such date.
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of [●], 2021, by and among Issuer, the guarantors party thereto, and Cocoon SA LLC, a Delaware limited liability company, as the Purchaser Agent, and the purchasers party thereto, as amended, supplemented or otherwise modified from time to time.
    4

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“Senior indebtedness” means the principal of, premium, if any, interest, final payment amounts, revenue participation payment, milestone payments and all fees, costs, expenses and other amounts accrued or due on or in connection with Issuer’s indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created (including all interest and other amounts accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceeding, whether or not a claim for post-petition interest or such other amounts is allowable as a claim in any such proceeding), incurred, assumed, guaranteed or in effect guaranteed by Issuer, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular indebtedness the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis as, or junior to, the notes. Senior indebtedness does not include:
(a)indebtedness that expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis as, or junior in right of payment to, the notes;
(b)indebtedness that is expressly subordinated to any senior indebtedness;
(c)indebtedness subordinated by operation of law;
(d)our trade payables and accrued expenses (including, without limitation, accrued compensation and accrued restructuring charges) or deferred purchase price for goods, services or materials purchased or provided in the ordinary course of business;
(e)any indebtedness of Issuer to or among any of its subsidiaries, or to a joint venture in which Issuer or any of its subsidiaries has an interest;
(f)any indebtedness of Issuer that, when incurred, was without recourse to Issuer;
(g)any indebtedness to any employee of Issuer; and
(h)any repurchase, redemption or other obligation in respect of Issuer’s equity interests.

    5

ACTIVE/113218772.5

Exhibit G
Form of Press Release
[see attached]

    6

ACTIVE/113218772.5

Exhibit H
Form of Revenue Report
[see attached]

    7

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Exhibit I
Form of QPP Certificate

To:    [             ] as Issuer
From:    [Name of Purchaser]
Dated:
[Issuer] – [ ] Note Purchase Agreement
dated [ ] (the “Agreement”)
1.We refer to the Agreement. This is a QPP Certificate. Terms defined in the Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.
2.We confirm that:
(a)we are beneficially entitled to all interest payable to us as a Purchaser under the Agreement;
(b)we are a resident of a qualifying territory; and
(c)we are beneficially entitled to the interest which is payable to us under the Agreement for genuine commercial reasons, and not as part of a tax advantage scheme.
These confirmations together form a creditor certificate.
3.In this QPP Certificate the terms “resident”, “qualifying territory”, “scheme”, “tax advantage scheme” and “creditor certificate” have the meaning given to them in the Qualifying Private Placement Regulations 2015 (2015 No. 2002).

[Name of Purchaser]
By:

    8

ACTIVE/113218772.5

Exhibit J

Form of Authorizing Resolutions

[see attached]
    9

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